UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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RadioShack Corporation

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Joseph C. Magnacca Chief Executive Officer
300 RadioShack Circle
Fort Worth, Texas 76102

April 11, 2013

Dear Shareholder,

I would like to cordially invite you to attend our 2013 Annual Meeting. It will be held on Thursday, May 16, 2013, at 10:00 a.m., Central Daylight Time at the Norris Conference Centers, Red Oak Ballroom, 304 Houston Street, Fort Worth, Texas 76102.

The formal notice of the meeting, the proxy statement, our 2012 Annual Report and your proxy card are enclosed in this mailing.

Sincerely,

JOSEPH C. MAGNACCA

Your vote is important. We encourage you to sign and return your proxy card or to vote by telephone or the Internet prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend. Submitting your vote promptly will save your company the cost of additional proxy solicitation.

300 RadioShack Circle

Fort Worth, Texas 76102

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:00 a.m., Central Daylight Time Thursday, May 16, 2013

LOCATION	Norris Conference Centers Red Oak Ballroom 304 Houston Street Fort Worth, Texas 76102

ITEMS OF BUSINESS

(1)    Elect nine directors to serve until the 2014 Annual Meeting or until their successors are elected and qualified.

(2)    Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of RadioShack to serve for the 2013 fiscal year.

(3)    Adopt the 2013 Omnibus Incentive Plan.

(4)    Hold a non-binding, advisory vote to approve executive compensation.

(5)    Transact any other business properly brought before the meeting or any adjournment or postponement of the meeting.

RECORD DATE	March 21, 2013

ANNUAL MEETING ADMISSION	You may be required to present an admission ticket (printed on the proxy card) or other proof of share ownership (for example, a recent statement from your broker).

By Order of the Board of Directors,

ROBERT C. DONOHOO

Vice President, General Counsel and Corporate Secretary

April 11, 2013

We urge each shareholder to promptly sign and return the enclosed proxy card or to use telephone or Internet voting. Please see our question and answer section for information about voting by telephone or Internet, how to revoke a proxy, and how to vote shares in person.

RADIOSHACK CORPORATION

300 RadioShack Circle

Fort Worth, Texas 76102

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 16, 2013

The board of directors of RadioShack Corporation (sometimes referred to herein as “RadioShack” or the “Company”) is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the RadioShack Corporation 2013 annual meeting of shareholders. The meeting will be held on Thursday, May 16, 2013, at 10:00 a.m., Central Daylight Time, at the Norris Conference Centers, Red Oak Ballroom, 304 Houston Street, Fort Worth, Texas 76102. For directions to the meeting, please refer to your proxy card. The proxies may also be voted at any resumption of the meeting after adjournment or postponement of the meeting.

We are first sending out these proxy materials to shareholders on or about April 11, 2013.

QUESTIONS AND ANSWERS

ABOUT THE MEETING AND VOTING

Who is entitled to vote?

Owners of record of common stock at the close of business on the record date, March 21, 2013, are the only persons entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date. Each shareholder is entitled to one vote for each share of common stock the shareholder held on March 21, 2013. We had 101,869,317 shares of common stock outstanding on March 21, 2013, which includes an aggregate of 3,551,382 shares of common stock held under the RadioShack 401(k) Plan and the RadioShack Puerto Rico 1165(e) Plan.

What are the board’s recommendations?

The board’s recommendations are included with the description of each item in this proxy statement. In summary, the board recommends a vote:

•	FOR the election of the nominated slate of directors (Item 1),

•	FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013 (Item 2),

•	FOR the proposal to adopt the 2013 Omnibus Incentive Plan (Item 3), and

•	FOR the Company’s compensation of its named executive officers as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of this proxy statement (Item 4).

Will any other items be presented at the meeting?

We do not know of any other matters to be presented at the meeting. If any other matter is properly presented for a vote at the meeting, your shares will be voted by the holders of the proxies using their best judgment.

How do I vote?

You can use one of the following methods:

•	Written proxy: You can vote by written proxy by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

•	Telephone proxy: You can vote by telephone using the toll-free telephone number shown on your proxy card.

•	Internet proxy: You can vote on the Internet at the website address shown on your proxy card.

•

In person:  You can vote in person at the meeting. If you own your shares in “street name,” you will need to obtain a legal proxy from your bank or broker and bring this legal proxy to the meeting. Please note that if you own shares in street name and request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person.

The telephone and Internet voting procedures are designed to authenticate your identity and allow you to vote your shares. They will also confirm that your instructions have been properly recorded. Street name holders may vote by telephone or the Internet if their bank or broker makes these methods available. In this case, the bank or broker will enclose instructions with the proxy statement.

What are my voting choices on the matters to be voted on?

Election of Directors. In the vote on the election of the nine director nominees, as to each nominee you may:

•	vote in favor of the nominee,

•	vote against the nominee, or

•	abstain from voting as to the nominee.

Ratification of Independent Registered Public Accounting Firm. In the vote on the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013, you may:

•	vote in favor of the ratification,

•	vote against the ratification, or

•	abstain from voting on this item.

Adoption of the 2013 Omnibus Incentive Plan. In the vote to adopt the 2013 Omnibus Incentive Plan, you may:

•	vote in favor of the plan,

•	vote against the plan, or

•	abstain from voting on the plan.

Executive Compensation. In the non-binding, advisory vote to approve the compensation paid to the named executive officers as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of this proxy statement, you may:

•	vote in favor of the compensation,

•	vote against the compensation, or

•	abstain from voting on this item.

What if I do not specify a choice for a matter when I return my proxy card?

You should specify your choice for each matter on the enclosed proxy card. If you do not specify a choice, proxies that are signed and returned will be voted

•	FOR the election of all director nominees,

•	FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2013,

•	FOR the proposal to adopt the 2013 Omnibus Incentive Plan, and

•	FOR the compensation paid to the named executive officers as disclosed in the Compensation Discussion and Analysis and Executive Compensation sections of this proxy statement.

How are votes counted?

Election of directors will be determined by a majority of the votes cast at the meeting. For purposes of the election of directors, a majority of votes cast at the meeting means that the number of votes “for” a director must exceed the number of votes “against” a director. However, as to the election of directors, if the number of nominees exceeds the number of directors to be elected as of ten (10) days prior to the date on which RadioShack files its definitive proxy statement with the Securities and Exchange Commission (the “SEC”), directors will be elected by a plurality of the shares represented and entitled to vote at the meeting.

All other proposals submitted to a vote of shareholders (other than the non-binding, advisory vote) will be determined by a majority of the voting power of the shares of stock entitled to vote that are held by shareholders present in person or represented by proxy at the annual meeting. For purposes of approval of these proposals, a majority of the voting power of such shares means that the number of votes “for” such a proposal must exceed the sum of the number of votes “against” and the number of abstentions.

We have a policy of confidential voting that applies to all shareholders, including RadioShack employee-shareholders.

What is the quorum requirement for the annual meeting?

To achieve a quorum at the annual meeting, the holders of a majority of the outstanding common stock as of the record date, March 21, 2013, must be either present in person or represented by proxy.

How are abstentions and broker non-votes counted?

A broker holding shares for a beneficial owner has discretionary authority to vote the shares on “routine” matters but lacks the authority to vote on “non-routine” matters. When a broker holding shares for a beneficial owner lacks the power to vote on a non-routine matter and has not received voting instructions from the beneficial owner, the broker is required to refrain from casting a vote. A “broker non-vote” is a proxy submitted by a broker that does not indicate a vote for some proposals because of such lack of authority.

Abstentions and broker non-votes count for quorum purposes. For purposes of determining whether a director nominee has received a majority of the votes cast, abstentions will not be included in the vote total, with the result that an abstention will have no effect on the election of the director. Should directors be elected by a plurality of the votes cast as set forth above, abstentions will be counted as withheld votes, and therefore will have no effect on the outcome of the vote. For purposes of determining whether a proposal has received a majority of the voting power of the shares of stock entitled to vote that are held by shareholders present in person or by proxy, abstentions will be included in the vote total, with the result that an abstention will have the same effect as a vote against the proposal.

For purposes of determining whether a director or a proposal has received a majority vote, broker non-votes will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

How will shares of common stock held in the RadioShack 401(k) Plan and the RadioShack Puerto Rico 1165(e) Plan be voted?

Each of the participants in the RadioShack 401(k) Plan and RadioShack Puerto Rico 1165(e) Plan is entitled to direct the plan trustee on how to vote shares of common stock allocated to his or her account. If a participant does not direct the trustee on how to vote the shares in his or her account, the trustee will vote those shares in the same proportion as other participants who have directed the trustee on how to vote their shares.

How can I revoke my proxy?

You can revoke your proxy at any time before the annual meeting by:

•	giving written notice of revocation to RadioShack at the address below,

•	delivering a later-dated proxy (including by Internet or telephone), or

•	voting in person at the meeting.

You should send any written notice of a revocation of a proxy to RadioShack Corporation, Attention: Shareholder Services, Mail Stop CF4-324, 300 RadioShack Circle, Fort Worth, Texas 76102.

Who can attend the meeting?

Shareholders as of the record date, March 21, 2013, or their duly appointed proxies, may attend the meeting.

We may require you to provide your admission ticket as well as a form of personal identification to enter the annual meeting.

If you are a shareholder of record, you will find an admission ticket printed on the proxy card sent to you. If you plan to attend the annual meeting, please keep the admission ticket. If you own shares in a bank or brokerage account, please contact your bank or broker to obtain an admission ticket; however, please note that even if you obtain an admission ticket to attend the meeting, you will not be able to vote your shares at the meeting unless you have also obtained a legal proxy from your bank or broker.

If you arrive at the annual meeting without an admission ticket, we will admit you if we are able to verify that you were a RadioShack shareholder on the record date.

Can I view these materials electronically?

This Notice of Annual Meeting of Shareholders and Proxy Statement and our 2012 Annual Report may be found on our corporate website www.radioshackcorporation.com, under the heading “Investor Relations.”

Where can I find the voting results of the meeting?

We will publish the voting results on a Form 8-K that we will file with the SEC within four business days after the date of the annual meeting. If final voting results are not available at the time of that filing, we will provide preliminary voting results, and file an amended Form 8-K with the final voting results within four business days after the date the results are finalized.

If my shares are held by a broker, won’t my broker vote my shares for me?

No, the rules of the NYSE prohibit brokers from voting shares for which they have received no instructions from the beneficial owner on non-routine matters. Director elections, adoption of equity compensation plans and executive compensation proposals are considered non-routine matters under the NYSE rules. As a result, it is important that you provide your broker with instructions on how to vote your shares.

What is householding?

The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, commonly referred to as “householding,” is more convenient for shareholders and less expensive for companies than mailing multiple copies of the proxy statement to shareholders sharing the same address. RadioShack and some banks and brokers may household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Each shareholder will receive his or her own proxy card. Once you have received notice from your bank or broker or us that they or we will be sending householding materials to your address, householding will continue until you are notified otherwise or until you provide your bank or broker or us with other instructions. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your bank or broker (if your shares are held by a bank or in a brokerage account) or us (if your shares are registered in your name). You can notify us by sending a written request to RadioShack Corporation, Attention: Shareholder Services, Mail Stop CF4-324, 300 RadioShack Circle, Fort Worth, Texas 76102, or by calling Shareholder Services at (817) 415-3021.

ITEM 1—ELECTION OF DIRECTORS

Nine directors are recommended for election to the board of directors at the 2013 annual meeting. Directors are elected for a one-year term and serve until the next annual meeting in which their successors are elected, or if earlier, until their retirement, resignation or removal.

We have no reason to believe that any of the nominees will be unable or unwilling to serve if elected. If any nominee, however, should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the board of directors, or the board of directors may reduce the number of directors.

NOMINEES FOR ELECTION AS DIRECTORS

Robert E. Abernathy Age 58 Director since 2011

Mr. Abernathy has served as Group President for Kimberly Clark Corporation (a global health and hygiene company) since 1997. Mr. Abernathy currently serves as a member of the board of directors of Kimberly-Clark de México, S. A. B. de C. V. He served on the board of directors of The Lubrizol Corporation (a specialty chemical company) from April 2006 to September 2011.

Mr. Abernathy is a member of the Corporate Governance Committee.

In selecting Mr. Abernathy as a nominee for election as a director at the annual meeting, the board considered several aspects of Mr. Abernathy’s experience, including but not limited to his years of operational responsibility for a significant consumer products organization, including his global supply chain expertise.

Frank J. Belatti Age 65 Director since 1998

Mr. Belatti has served as Managing Partner of Equicorp Partners, LLC (an advisory services and investment banking firm) since January 2006. Mr. Belatti also served as Chairman of AFC Enterprises, Inc. (the parent company of Popeyes Chicken & Biscuits) from November 1992 until November 2007.

Mr. Belatti is the chair of the Corporate Governance Committee and a member of the Management Development and Compensation Committee.

In selecting Mr. Belatti as a nominee for election as a director at the annual meeting, the board considered several aspects of Mr. Belatti’s experience, including but not limited to his experience as a chief executive officer in the retail and franchising markets, his considerable consumer products experience, and his strategic experience gained from serving on the executive committees of several investment funds.

Julie A. Dobson Age 56 Director since 2011

Ms. Dobson has served as non-executive chairman of the board of advisors of Telebright, Inc. (a telecommunications software company) since 2002. Ms. Dobson is a director of the American Water Works Company, Inc. (a multi-state publicly traded utility); PNM Resources, Inc. (an energy holding company); and Safeguard Scientifics, Inc. (a provider of growth capital for life-sciences and technology firms). Ms. Dobson previously served as a director of LCC International, Inc. (a wireless telecommunications consulting company).

Ms. Dobson is a member of the Management Development and Compensation Committee.

In selecting Ms. Dobson as a nominee for election as a director at the annual meeting, the board considered several aspects of Ms. Dobson’s experience, including but not limited to her extensive corporate and entrepreneurial experience and depth of knowledge in the wireless industry.

Daniel R. Feehan Age 62 Director since 2003

Mr. Feehan has been President and Chief Executive Officer of Cash America International, Inc. (a provider of specialty financial services to individuals) since February 2000. He is a director of Cash America International, Inc. and AZZ incorporated (a manufacturer of electrical and industrial products).

Mr. Feehan is the Non-Executive Chairman of the Board.

In selecting Mr. Feehan as a nominee for election as a director at the annual meeting, the board considered several aspects of Mr. Feehan’s experience, including but not limited to his current experience as a chief executive officer in the financial services market, his in-depth knowledge of the RadioShack customer base, his transaction skills, and his strong understanding of public company governance.

H. Eugene Lockhart Age 63 Director since 2003

Mr. Lockhart has been a Partner of Diamond Castle Holdings (a buyout and private equity firm) since May 2005, and a Venture Partner with Oak Investment Partners (a venture capital firm) since January 2002. He is a director of Asset Acceptance Capital Corp. (a purchaser and collector of consumer debt), Huron Consulting Group Inc. (a management consulting firm), and Bonds.com Group, Inc. (a registered broker-dealer). Mr. Lockhart previously served as a director of IMS Health Inc. (a provider of market intelligence to the pharmaceutical and healthcare industries) and First Republic Bank.

Mr. Lockhart is the chair of the Audit and Compliance Committee and a member of the Corporate Governance Committee.

In selecting Mr. Lockhart as a nominee for election as a director at the annual meeting, the board considered several aspects of Mr. Lockhart’s experience, including but not limited to his experience as a chief executive officer in the credit card market, which is relevant to the RadioShack wireless business, his extensive experience as an investment partner, and his financial and strategic skills in assessing the growth prospects of businesses.

Joseph C. Magnacca Age 50 Director since 2013

The Board appointed Mr. Magnacca Chief Executive Officer and a member of the Board of the Company in February 2013. Prior to joining RadioShack, Mr. Magnacca was with Walgreen Co. where he was Executive Vice President of Walgreen Co. as well as President of Daily Living Products and Solutions at Walgreen Co. since April 2011. From July 2010 until April 2011, he was President of Duane Reade Holdings, Inc. (a New York drugstore chain) and from September 2008 until July 2010, he was Senior Vice President and Chief Merchandising Officer of Duane Reade Holdings. Prior to that time, Mr. Magnacca served as Executive Vice President of Shoppers Drug Mart Corporation (a Canadian drugstore chain) from 2001 until 2008.

In selecting Mr. Magnacca as a nominee for election as a director at the annual meeting, the board considered several aspects of Mr. Magnacca’s experience, including but not limited to his extensive years of marketing and merchandising experience.

Jack L. Messman Age 73 Director since 1993

Mr. Messman began serving as non-executive chairman for Telogis, Inc. (a company in the GPS location-based services business) in January 2008. Previously, he had been a private equity investor and a consultant since June 2006. He is a director of Safeguard Scientifics, Inc. (a provider of growth capital for life science and technology companies) and Deputy Chairman of AMG Advanced Metallurgical Group, N.V. (a provider of high purity metals and complex metal products). Mr. Messman previously served as a director of Novell, Inc. (a provider of information solutions through various software platforms), Union Pacific Resources Group, Inc. (an oil and gas exploration and production company), and Union Pacific Corporation (a railroad company).

Mr. Messman is a member of the Audit and Compliance Committee and the Management Development and Compensation Committee.

Due to our director retirement policy, Mr. Messman tendered his resignation to the board. The board considered Mr. Messman’s retirement. In light of Mr. Messman’s continued diligence and contributions to the board and his valuable experience and knowledge described below, he has been selected as a nominee for election as a director at the annual meeting. In selecting Mr. Messman as a nominee, the board considered several aspects of Mr. Messman’s experience, including but not limited to his experience as a chief executive officer in multiple industries, his familiarity with current corporate governance practices and executive compensation issues, his knowledge of the high tech industry and information technology, his prior service as a director of a convenience store chain, and his experience as an investment banker.

Thomas G. Plaskett Age 69 Director since 1986

Mr. Plaskett has served as Chairman of Fox Run Capital Associates (a private consulting firm) since 1999, and is a corporate director and a business consultant. He is a director of Signet Jewelers Limited (a specialty retailer of jewelry). Mr. Plaskett previously served as a director of Alcon, Inc. (a provider of eye care products), Novell, Inc. (a provider of information solutions through various software platforms), and Platinum Research Organization, Inc. (a developer of lubricants and coatings).

Mr. Plaskett is a member of the Audit and Compliance Committee and the Corporate Governance Committee.

In selecting Mr. Plaskett as a nominee for election as a director at the annual meeting, the board considered several aspects of Mr. Plaskett’s experience, including but not limited to his experience as a chief executive officer in a variety of consumer industries, his extensive experience as a member of various boards, and his exceptional knowledge of corporate governance and audit practices.

Edwina D. Woodbury Age 61 Director since 1998

Ms. Woodbury has been President and Chief Executive Officer of The Chapel Hill Press, Inc. (a publishing services company) since 1999. Ms. Woodbury was previously a director of R. H. Donnelley Corp. (a publishing and marketing company) and Click Commerce, Inc. (a research solutions company).

Ms. Woodbury is the chair of the Management Development and Compensation Committee and a member of the Audit and Compliance Committee.

In selecting Ms. Woodbury as a nominee for election as a director at the annual meeting, the board considered several aspects of Ms. Woodbury’s experience, including but not limited to her extensive experience in process management and financial controls, her ownership and management of a publishing services company, her skills as a public company chief financial officer, and her in-depth knowledge of compensation and audit practices and her experience on other boards.

The board of directors recommends you vote FOR the election of each of the nominees listed above.

OWNERSHIP OF SECURITIES

Securities Owned by Directors and Officers

The following table sets forth information regarding beneficial ownership of the Company’s common stock by each director and nominee, the named executive officers listed in the Summary Compensation Table beginning on page 59, and our directors, nominees and executive officers as a group, as of February 28, 2013 (except as otherwise noted).

	Amount and Nature of Common Stock Beneficially Owned[1]
Name	Number of Shares Held of Record	Right to Acquire[2]		Number of Shares Beneficially Owned	Percent of Class	Deferred and Common Stock Units[3]
Robert E. Abernathy, Director	100,000	0		100,000	*	21,216
Frank J. Belatti, Director	22,505	16,000		38,505	*	69,454
Julie A. Dobson, Director	20,000	0		20,000	*	27,178
Daniel R. Feehan, Director	22,609	0		22,609	*	124,951
H. Eugene Lockhart, Director	0	0		0	*	69,454
Joseph C Magnacca, Chief Executive Officer, Director[4]	500,000	1,750,000	[5]	2,250,000	2.259%	0
Jack L. Messman, Director	43,580	16,000		59,580	*	139,509
Thomas G. Plaskett, Director	0	16,000		16,000	*	73,972
Edwina D. Woodbury, Director	16,000	16,000		32,000	*	77,189
Dorvin D. Lively, Executive Vice President – Chief Financial Officer and Chief Administrative Officer[6]	543,164	39,453		582,617	*	0
Telvin P. Jeffries, Executive Vice President – Chief Human Resource Officer and General Manager Retail Services[7]	221,451	0		221,451	*	0
William Nebes III, Senior Vice President – Mexico	49,366	12,794		62,160	*	0
Sharon S. Stufflebeme, Senior Vice President – Chief Information Officer	75,562	19,920		95,482	*	0
Directors and executive officers as a group (13 people)	1,614,237	1,886,167		3,500,404	3.514%	602,923
James F. Gooch, Former President and Chief Executive Officer[8]	210,328	852,173		1,062,501	1.067%	0
Lee D. Applbaum, Former Executive Vice President – Chief Marketing Officer[9]	45,854	0		45,854	*	0
Gene M. Dinkens, Former Senior Vice President – Store Operations[10]	2,367	18,071		20,438	*	0

*	Less than 1%.

(1)	Each person has sole dispositive and voting power with respect to the shares indicated, except as otherwise noted.

(2)	Shares acquirable by exercising stock options within 60 days after February 28, 2013.

(3)

Deferred stock units and common stock units are not shares of common stock and have no voting power. The deferred stock units have been granted under the Third Amended and Restated RadioShack 2004 Deferred Stock Unit Plan for Non-Employee Directors (“Deferred Stock Unit

Plan”). The common stock units for directors represent director fee deferrals and partial RadioShack matches under the Second Amended and Restated RadioShack Corporation Unfunded Deferred Compensation Plan for Directors (the “Unfunded Deferred Compensation Plan for Directors”). This column includes dividend equivalents paid to directors on deferred stock units and common stock units, which are paid at the same rate as dividends paid on shares of RadioShack common stock. These stock units are distributable only in RadioShack common stock.

(4)	Mr. Magnacca was appointed Chief Executive Officer and elected as a director effective February 11, 2013.

(5)	The stock options will vest immediately if, at any time from February 11, 2013 through their date of expiration, RadioShack’s common stock price closes at or above $5.00 per share for 20 consecutive trading days.

(6)	Mr. Lively became Acting Chief Executive Officer of the Company on September 25, 2012 and remained Chief Financial Officer and Chief Administrative Officer. He ceased being Acting Chief Executive Officer on February 11, 2013.

(7)	Mr. Jeffries became Executive Vice President – Chief Human Resource Officer and General Manager Retail Services on August 1, 2012.

(8)	Mr. Gooch ceased being a RadioShack employee on September 25, 2012. The amount and nature of common stock beneficially owned by Mr. Gooch is based on information as of that date.

(9)	Mr. Applbaum ceased being a RadioShack employee on March 5, 2012. The amount and nature of common stock beneficially owned by Mr. Applbaum is based on information as of that date.

(10)	Mr. Dinkens ceased being a RadioShack employee on December 17, 2012. The amount and nature of common stock beneficially owned by Mr. Dinkens is based on information as of that date.

Securities Owned by Principal Shareholders

The following table sets forth information about shareholders known to us as of March 15, 2013 to be the beneficial owners of more than 5% of RadioShack’s issued and outstanding common stock, based on a review of documents filed with the SEC that are publicly available. The foregoing information has been included solely in reliance upon, and without independent investigation of, the disclosures contained in each of the respective filings described in the footnotes below and speaks only as of the dates set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Donald Smith & Co., Inc.[1]	9,982,652	10.03%
152 W. 57th Street #22
New York, NY 10019

BlackRock, Inc. [2]	5,564,638	5.59%
40 East 52nd Street
New York, NY 10022

The Vanguard Group, Inc. [3]	5,313,850	5.33%
100 Vanguard Boulevard
Malvern, PA 19355

Julian C. Day [4]	5,366,028	5.10%

(1)	According to a Schedule 13G filed with the SEC on February 13, 2013, Donald Smith & Co., Inc., Donald Smith Long/Short Equities, LP and Rolf Heitmeyer are the beneficial owners of an aggregate of 9,982,652 shares (or 10.03%) of RadioShack common stock, with sole voting power by Donald Smith & Co., Inc. with respect to 7,039,653 shares, sole voting power by Donald Smith Long/Short Equities, L.P. with respect to 40,888 shares and sole voting power by Rolf Heitmeyer with respect to 4,000 shares and sole dispositive power by each of the reporting persons with respect to 9,982,652 shares.

(2)	According to a Schedule 13G/A filed with the SEC on February 11, 2013, BlackRock, Inc., on behalf of its investment advisory subsidiaries, is the beneficial owner of an aggregate 5,564,638 shares (or 5.59%) of RadioShack’s common stock, with sole voting and sole dispositive power with respect to 5,564,638 shares.

(3)	According to a Schedule 13G filed with the SEC on February 13, 2013, The Vanguard Group, Inc., on behalf of its investment advisory subsidiaries, is the beneficial owner of an aggregate 5,313,850 shares (or 5.33%) of RadioShack’s common stock, with sole voting power with respect to 154,587 shares, sole dispositive power with respect to 5,162,627 shares and shared dispositive power with respect to 151,223 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 151,223 shares (or 0.15%) of RadioShack’s common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 3,364 shares (or 0.00%) of RadioShack’s common stock as a result of its serving as investment manager of Australian investment offerings.

(4)	According to a Schedule 13G/A filed with the SEC on September 25, 2012, Julian C. Day is the beneficial owner of an aggregate 5,366,028 shares (or 5.10%) of RadioShack common stock, with sole voting and sole dispositive power with respect to 5,366,028 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Executive officers, directors and certain persons who own more than 10% of RadioShack’s common stock are required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related regulations:

•	to file with the SEC reports of their respective ownership of the Company’s common stock, and

•	to furnish us with copies of these reports.

We received written representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based on our review of the reports and representations, except as described below, we believe all required Section 16(a) reports were timely filed in 2012. One report for one transaction for Mr. Lively was filed after the report due date.

MEETINGS AND COMMITTEES OF THE BOARD

Information about Meetings, Attendance and Committees

In 2012, the board held 7 meetings (both in person and by telephone), and committees of the board held 20 meetings (both in person and by telephone). Average attendance by the incumbent directors at the meetings of the board and its committees was 96%. No director attended fewer than 75% of the aggregate of the total number of meetings of the board (held during the period that she or he was a director) and the total number of meetings of the committees of the board on which she or he served (held during the period that she or he served).

The board has three standing committees: the Audit and Compliance Committee, the Corporate Governance Committee, and the Management Development and Compensation Committee (“MD&C Committee”). All of the standing committees are composed entirely of non-employee directors who are independent under the regulations of the SEC and the listing standards of the New York Stock Exchange.

Executive sessions with no management director present are scheduled at each board meeting. Daniel R. Feehan is the Non-Executive Chairman and leads each executive session of the board. Additional information about this role and the leadership structure of the board is included under “Board Leadership Structure” beginning on page 20.

The board and each of its standing committees conducted an evaluation of its performance in 2012.

Board Committees and Functions

Audit and Compliance Committee

Members:	Four independent, non-employee directors: • H. Eugene Lockhart (Chair) • Jack L. Messman • Thomas G. Plaskett • Edwina D. Woodbury

Number of Meetings Held in 2012: 8

Functions:

•      Assists the board in fulfilling its oversight responsibilities with respect to the integrity of RadioShack’s

•      financial statements,

•      financial reporting and disclosure control process,

•      systems of internal accounting and financial controls,

•      internal audit function,

•      annual independent integrated audit of its financial statements and internal control over financial reporting, and

•      compliance with legal and regulatory requirements.

•      Oversees RadioShack’s financial controls (including appropriate disclosure controls and procedures and internal control over financial reporting).

•      Oversees and evaluates the performance of RadioShack’s independent registered public accounting firm (the “independent auditors”), including a review and evaluation of the independent auditors’ qualifications and independence, the engagement partner and the quality review partner.

•      Seeks to maintain free and open communication among the Audit and Compliance Committee, independent auditors, the Company’s internal auditors and management.

•      Produces an annual report for inclusion in the proxy statement.

Financial Experts:	The board has unanimously determined that each member of the Audit and Compliance Committee is financially literate and has accounting or related financial management expertise under New York Stock Exchange listing standards. Additionally, the board has unanimously determined that each member of the Audit and Compliance Committee qualifies as an “audit committee financial expert” within the meaning of SEC regulations based on the experience of each such member as described on pages 7 through 9.

Corporate Governance Committee

Members:	Four independent, non-employee directors: • Frank J. Belatti (Chair) • Robert E. Abernathy • H. Eugene Lockhart • Thomas G. Plaskett

Number of Meetings Held in 2012: 4

Functions:

•     Develops, recommends, implements and maintains RadioShack’s Corporate Governance Framework.

•     Identifies and recommends director nominees and committee members.

•     Oversees the board and evaluates senior management.

•     Oversees board and committee evaluations.

•     Oversees RadioShack’s Code of Ethics.

•     Oversees risk management and compliance.

Management Development and Compensation Committee

Members:	Four independent, non-employee directors: • Edwina D. Woodbury (Chair) • Frank J. Belatti • Julie A. Dobson • Jack L. Messman

Number of Meetings Held in 2012: 8

Functions:

•     Reviews and approves annually the corporate goals and objectives related to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of the goals and objectives and, based on this evaluation, forms conclusions and makes its recommendation to the board concerning the Chief Executive Officer’s annual compensation.

•     Appoints the Company’s executive officers and may appoint other officers.

•     Approves annually the overall compensation methodology for the Company’s officers (including executive officers), as well as the individual compensation components of this overall methodology.

•     Approves any compensation agreements between RadioShack and any executive officer (other than agreements with the Chief Executive Officer, which are approved by the board).

•     Reviews and administers the Company’s incentive compensation and equity-based compensation plans and other benefit plans.

•     Reviews and discusses the Compensation Discussion and Analysis section of the proxy statement with management and produces an annual report for inclusion in the proxy statement.

•     Evaluates the Company’s compensation policies and practices to determine whether any of the Company’s policies or practices create risks that are reasonably likely to have a material adverse effect on the Company.

Committee Charters

Copies of the charters of the Audit and Compliance Committee, the Corporate Governance Committee, and the MD&C Committee may be found on our corporate website www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.”

Risk Oversight

The board plays a fundamental role in overseeing the risks associated with the business operations of the Company. While the Audit and Compliance Committee of the board has primary responsibility for risk assessment and risk management, the Corporate Governance Committee and MD&C Committee share responsibility for overseeing the risks of the Company.

The Audit and Compliance Committee has lead responsibility for the Company’s risk assessment and risk management functions, which includes several specific areas of risk. For example, the Audit and Compliance Committee is tasked with understanding the internal control systems and significant risk areas for the Company through discussions with management, the independent auditors, and the Company’s internal audit department. The Audit and Compliance Committee also reviews the Company’s policies and guidelines concerning risk assessment and risk management, and discusses the Company’s major financial risks with management, including what steps management has taken to monitor and respond to these risks. The Audit and Compliance Committee also annually discusses with the independent auditors the Company’s exposure to fraud.

The Corporate Governance Committee is responsible for overseeing the Company’s risk management and compliance programs, including the Company’s Enterprise Risk Management (“ERM”) program, loss prevention, and security matters. The Corporate Governance Committee also oversees the work of an ERM consulting firm that assists with the analysis of key risks and development of risk mitigation plans for those risks.

The MD&C Committee has a more limited role with respect to risk oversight. The MD&C Committee is responsible for evaluating the risk to the Company associated with the Company’s various compensation programs in order to determine whether any of the Company’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

The committees of the board coordinate their oversight of risk through various means. At each board meeting, each committee provides the board with a report covering the matters discussed at all meetings of the committee held since the last meeting of the board. The Corporate Governance and Audit and Compliance Committees also hold a joint meeting each year focusing on risk oversight.

Obtaining timely, relevant information from management is an integral part of the board’s effective oversight of risk. From time to time, the board and its committees request members of management who are responsible for managing risk to present to the board (or committee) information on specific areas of risk. The topics may include insurance, loss prevention, compliance, antifraud controls, and ERM. The Company has an ERM task force that includes representatives from the legal, risk management, and internal audit departments. This task force also periodically reports to committees of the board on ERM.

CORPORATE GOVERNANCE

Director Independence

The board has adopted criteria for determining whether a director is independent from management. The board believes that at least 75% of its members should be independent, non-employee directors, as determined by the SEC regulations and the listing standards of the New York Stock Exchange. The board annually reviews the commercial and charitable relationships directors have with RadioShack and its executive officers to determine whether RadioShack’s non-employee directors are, in fact, independent.

To assist it in determining director independence, the board has established the following guidelines consistent with SEC regulations and the listing standards of the New York Stock Exchange:

•	No director who is a current employee, or who has been an employee within the preceding three years, of RadioShack may be considered independent.

•	No director who is, or whose immediate family member is, a current partner of RadioShack’s independent registered public accounting firm may be considered independent.

•	No director who is a current employee of RadioShack’s independent registered public accounting firm may be considered independent.

•

No director who has an immediate family member who is a current employee of RadioShack’s independent registered public accounting firm and personally works on RadioShack’s audit may be considered independent.

•	A director will not be considered independent if, within the preceding three years:

•	an immediate family member of the director has been an executive officer of RadioShack;

•

the director or an immediate family member of the director has received, during any twelve-month period, more than $120,000 in direct compensation from RadioShack (other than director and committee fees);

•	the director or an immediate family member of the director has been a partner or employee of RadioShack’s independent registered public accounting firm and personally worked on RadioShack’s audit;

•	an executive officer of RadioShack has been on the compensation committee of a company that employed the director or an immediate family member of the director as an executive officer; or

•

the director has been an executive officer or an employee of, or an immediate family member of the director has been an executive officer of, another company that makes payments to or receives payments from RadioShack, in an amount that in any year exceeds the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

•	The following commercial or charitable relationships will not, by themselves, impair a director’s independence:

•

a director is an executive officer of another company that is indebted to RadioShack, or to which RadioShack is indebted, and the total amount of either company’s indebtedness to the other is less than 2% of the total consolidated assets of the company for which he or she serves as an executive officer;

•

a director serves as an officer, director or trustee of a charitable organization and RadioShack’s charitable contributions to such organization are less than the greater of $1,000,000 or 2% of the organization’s total annual charitable receipts; or

•

a director is an executive officer of another company that does business with RadioShack, and the payments made to or received from RadioShack in any year are less than the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

•

For any relationship not covered by these guidelines, the determination of whether the relationship is material, and therefore whether the director would be independent, will be made by the directors who satisfy the independence guidelines set forth above. If the board determines that a relationship is not material, and the relationship does not satisfy one of the specific categories of immaterial relationships described above, RadioShack will explain in its proxy statement the basis for the board’s determination.

•

Members of the Audit and Compliance Committee may not accept, directly or indirectly, any consulting or advisory fee or other compensation from RadioShack (other than director retainer and meeting fees) and may not be otherwise affiliated with RadioShack or its subsidiaries.

A copy of these independence guidelines is also available on our corporate website, www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.”

The board has reviewed transactions or relationships between the directors, or members of their respective immediate families, and RadioShack, its senior management and its independent auditors. Based on this review and in accordance with RadioShack’s independence criteria, the board has affirmatively determined that each of the following eight non-employee directors has no material relationship with RadioShack and is independent from management:

• Robert E. Abernathy	• H. Eugene Lockhart
• Frank J. Belatti	• Jack L. Messman
• Julie A. Dobson	• Thomas G. Plaskett
• Daniel R. Feehan	• Edwina D. Woodbury

The board has also determined that each of the committees of the board is composed entirely of independent, non-employee directors.

Review and Approval of Transactions with Related Persons

The board has adopted written procedures regarding the review and approval of related party transactions as defined under Item 404 of SEC Regulation S-K. Generally, these are transactions involving amounts exceeding $120,000 between RadioShack and related persons (directors, executive officers, or shareholders owning at least 5% of RadioShack’s outstanding stock and the immediate family members of such persons), in which the related person has a direct or indirect material interest. The board has determined that the Corporate Governance Committee is best suited to review, and if appropriate, approve or ratify, related party transactions, except in certain situations described below.

During the first quarter of each fiscal year, the Corporate Governance Committee reviews potential related party transactions that occurred during the prior fiscal year, as well as any potential related party transactions proposed to be entered into for the then-current fiscal year. The Corporate Governance Committee examines the estimated aggregate value of each transaction (if applicable) and considers whether the related person involved has a direct or indirect material interest. Based on this review, the Corporate Governance Committee determines whether any of these transactions constitute related party transactions.

If the Corporate Governance Committee determines that a transaction constitutes a related party transaction, the committee reviews the terms and substance of the transaction to determine whether to approve or ratify the related party transaction. In connection with its review of the related party transaction, the Corporate Governance Committee considers:

•	whether the transaction is on terms comparable to one that could be obtained in arm’s length dealings with an unrelated third party,

•	whether the transaction constitutes a “conflict of interest” as defined in RadioShack’s Code of Ethics, and

•	such other factors as the Corporate Governance Committee deems relevant.

In the event management or a member of the board recommends that RadioShack enter into a related party transaction during the year, the transaction is presented to the Corporate Governance Committee for its review, and if appropriate, its approval (unless otherwise approved as described below). During the course of its review of any related party transaction, the Corporate Governance Committee consults with the Audit and Compliance Committee as necessary.

Under the Company’s policies, a related party transaction is consummated or continues only if:

•	the Corporate Governance Committee approves or ratifies the transaction in accordance with the procedures described above,

•	the transaction is approved by the disinterested directors, or

•	the transaction involves compensation approved by the MD&C Committee.

During its most recent fiscal year, the Company was not a participant, nor does it propose to be a participant, in a transaction involving an amount in excess of $120,000 in which any related person had or will have a direct or indirect material interest.

RadioShack’s Corporate Governance Framework

The board has for many years followed specific policies regarding corporate governance and has incorporated these policies and procedures into its Corporate Governance Framework. You can review a copy of RadioShack’s Corporate Governance Framework on our corporate website www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.”

Responsibilities of the Board of Directors

The Corporate Governance Framework provides that the board has the following responsibilities:

•	Oversee legal compliance and ethical conduct. Please see the discussion below under “Code of Conduct and Financial Code of Ethics.”

•

Select the Chief Executive Officer and other members of senior management with due care, and establish compensation and benefits for these executives that, in addition to appropriate base salaries, will include appropriate performance-based bonuses and incentive compensation plans.

•	Evaluate the performance of the Chief Executive Officer and other members of senior management and make changes as may be required, in the sole discretion of the board.

•	Provide oversight of senior management succession planning and, in the case of Chief Executive Officer succession planning, assume sole responsibility for the selection process and decision.

•	Review and approve RadioShack’s long-term and short-term strategic business and financial plans, and monitor regularly RadioShack’s performance with respect to these plans.

•	Provide general oversight of the business and management of RadioShack.

•	Evaluate the processes and performance of the board and its committees.

•	Propose nominees, upon the recommendation of the Corporate Governance Committee, for election as directors.

•	Determine director compensation and establish board service policies.

•	Establish and maintain a mechanism for shareholders to communicate directly with the Non-Executive Chairman of the Board or Presiding Director and the chair of the Audit and Compliance Committee.

•	Engage professional advisors directly, as needed to fulfill its responsibilities.

•	Consider the impact of actions taken by the board and senior management on shareholders, employees, customers, suppliers, lenders, and the communities in which RadioShack operates.

Code of Conduct and Financial Code of Ethics

In connection with the board’s responsibility to oversee RadioShack’s legal compliance and ethical conduct, the board has established and approved RadioShack’s Code of Ethics. The Code of Ethics consists of RadioShack’s values, its Code of Conduct, and its Financial Code of Ethics. The Code of Ethics represents a framework for decision-making and is an expression of RadioShack’s core values and expectations regarding business conduct. The Code of Ethics, including the Code of Conduct, is applicable to all of RadioShack’s directors, officers and employees. RadioShack’s Financial Code of Ethics addresses the responsibilities of RadioShack’s Chief Executive Officer, President, Chief Financial Officer and Controller concerning the roles of these individuals with respect to the oversight of RadioShack’s financial practices. The Corporate Governance Committee reviews and oversees compliance with the Code of Conduct and the Financial Code of Ethics.

You can review the Code of Conduct and the Financial Code of Ethics on our corporate website www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.” RadioShack intends to post amendments to or waivers of its Code of Conduct or Financial Code of Ethics (to the extent applicable to any senior executive officer or director of RadioShack) at the location on its website described above.

Structure of the Board of Directors

The Corporate Governance Framework sets forth the following concerning the structure of the board:

•	Under RadioShack’s bylaws, the board determines the number of directors, but there must be at least three directors.

•

The board annually elects a Chairman of the Board from among the directors to preside over meetings of the shareholders and the board. The board may, in its discretion, separate or combine the offices of Chairman of the Board, Chief Executive Officer and President.

•

A majority of the directors must be “independent,” under the listing standards of the New York Stock Exchange and the SEC’s regulations. It is the goal and present practice of the board that at least 75% of the directors be independent. In addition, no more than two directors may be RadioShack employees. If all nine director nominees are elected, 88.9% of the board will be independent.

•	Only independent directors can serve on the Audit and Compliance Committee, the Corporate Governance Committee and the MD&C Committee.

The Corporate Governance Framework sets forth the following concerning directors:

•	Under RadioShack’s bylaws, all of its directors are elected each year at the annual meeting of shareholders.

•

Directors are expected to attend regularly scheduled board and committee meetings and to use their best efforts to attend non-regularly scheduled board and committee meetings. In the event that a director’s absentee rate must be disclosed in the proxy statement, there is a presumption that the director is unable to participate in the responsibilities as a director and will not stand for re-election. The board may consider unique circumstances and waive this presumption.

•

Directors are expected to own, directly or indirectly, by the fourth anniversary of their appointment or election to the board, shares of RadioShack common stock with a minimum value equal to 500% of the annual retainer fee paid to non-employee directors.

•

Newly appointed or elected directors are required to attend orientation sessions conducted by RadioShack to familiarize themselves with the Company. In addition, it is expected that directors will attend at least 24 hours of continuing education during a three-year period.

•

Each non-employee director should inform the chair of the Corporate Governance Committee and the Chairman of the Board of any principal occupational change (including retirement) and should volunteer to resign from the board in the event of such a change.

•

Each director is required to tender his or her resignation before the first meeting of the board in the calendar year in which the director will attain the age of 72 prior to the annual meeting of shareholders. The board will consider the director’s resignation when determining the nominees for election to the board at the upcoming annual meeting of shareholders. If the board determines it is in the best interest of the Company and its shareholders for the director to be nominated for election to the board, the board will disclose in the proxy statement for the annual meeting of shareholders that the director will stand for re-election.

Board Leadership Structure

At different times in the past, RadioShack has combined and separated the roles of Chairman and Chief Executive Officer. In 2011, the board announced that it would separate the roles of Chairman and Chief Executive Officer. While the board continues to believe separation of these roles is appropriate at this time, the board may later determine that combining the roles is in the best interests of the Company and its shareholders. The board believes that a combined leadership structure has served the Company and its shareholders well in the past, and may do so again in the future.

Desired Characteristics of Individual Directors and the Board

•

The board is required to be composed of a majority of independent directors with a diverse range of talents, expertise and occupational backgrounds. Accordingly, when considering and evaluating potential board nominees, the competencies of the entire board and characteristics of individual directors should be considered.

•	Nominees to the board may be identified by various methods, including by shareholder nomination, director search firms, or present board members.

•	Potential new and incumbent directors should demonstrate or possess a preponderance of the following personal characteristics:

•	demonstrable personal commitment to the long-term interests of the shareholders,

•	strength of character,

•	leadership,

•	highest personal and professional ethics, integrity, and values,

•	independence from RadioShack and its affiliates,

•	personal accountability,

•	informed judgment,

•	open participation in deliberations,

•	inquisitive personality,

•	independent thinker,

•	wise counsel,

•	financial literacy,

•	mature self-confidence,

•	investment of time and effort on a consistent basis,

•	high performance standards, and

•	demonstration of proven track record in area of expertise.

•

The composition of the board, as a whole, should represent diverse experiences at the policy-making levels of significant commercial enterprises. Additionally, the collective competencies of the board should include directors with expertise in the following areas:

•	accounting and finance,

•	broad business judgment,

•	management experience at a senior policy-making level in one or more functional areas of a major public company,

•	crisis management,

•	industry knowledge,

•	international markets, and

•	strategy and vision.

The Corporate Governance Committee utilizes a director search firm from time to time to assist it in identifying and evaluating potential director candidates.

Diversity

The board considers varied personal and professional backgrounds, perspectives and experiences to be important factors when identifying potential director candidates. The board does not have a policy with regard to the consideration of diversity in potential director candidates. The board focuses on selecting the best candidates and endeavors to see that its membership, as a whole, possesses a diverse range of talents, expertise and occupational backgrounds and represents diverse experiences at the policy-making levels of significant commercial enterprises.

Director Stock Ownership Requirement

Our director stock ownership policy requires our non-employee directors to own RadioShack common stock with a value equal to at least 500% of the annual retainer fee paid to non-employee directors. Accordingly, our non-employee directors are required to own RadioShack common stock having a value of not less than $425,000 within four years after election or appointment. For purposes of determining compliance with this provision, all deferred stock units and common stock units (including units issued under the Deferred Stock Unit Plan and the Unfunded Deferred Compensation Plan for Directors) credited to a director’s account are counted. As of December 31, 2012, four of our non-employee directors who have served on the board for at least four years had satisfied our director stock ownership requirement.

Directors’ Attendance at the Annual Meeting

RadioShack encourages each of its directors and nominees for director to attend the annual meeting of shareholders, although attendance is not mandatory. Each of the nominees for director who was serving on the board at the time of the annual shareholders’ meeting for 2012 attended that meeting, and it is anticipated that each of the nominees for director will attend the annual meeting for 2013.

Communications with the Board of Directors

Communications with the Non-Executive Chairman. Shareholders and other interested parties who wish to communicate with the board or who have concerns regarding RadioShack that pertain to matters other than accounting, internal accounting controls or auditing matters, or that pertain to RadioShack’s Financial Code of Ethics, can communicate confidentially with RadioShack’s Non-Executive Chairman, Mr. Daniel R. Feehan, by using any of the following methods:

•	by mail:

RadioShack Corporation

c/o Corporate Secretary

Mail Stop CF4-101

300 RadioShack Circle

Fort Worth, Texas 76102

Attn: Non-Executive Chairman

•	by e-mail:

NonExecutiveChairman@radioshack.com

•	by telephone (toll-free):

1-877-723-4699

Communications with the Chair of the Audit and Compliance Committee. Shareholders and other interested parties with concerns regarding RadioShack that pertain to matters concerning accounting, internal accounting controls or auditing matters, or that pertain to RadioShack’s Financial Code of Ethics, can communicate confidentially with RadioShack’s chair of the Audit and Compliance Committee, Mr. H. Eugene Lockhart, by using any of the following methods:

•	by mail:

RadioShack Corporation

c/o Corporate Secretary

Mail Stop CF4-101

300 RadioShack Circle

Fort Worth, Texas 76102

Attn: Chair of the Audit and Compliance Committee

•	by e-mail:

ChairofAuditCommittee@radioshack.com

•	by telephone (toll-free):

1-877-723-4699

Please note that the telephone number listed above for the Non-Executive Chairman and the chair of the Audit and Compliance Committee is administered by an independent third party and therefore does not provide direct communications with either Mr. Feehan or Mr. Lockhart.

Mail sent to the address listed above for the Non-Executive Chairman or the chair of the Audit and Compliance Committee will be forwarded, unopened, by the Corporate Secretary to Mr. Feehan or Mr. Lockhart, as applicable. Sending a letter, an e-mail, or calling the toll-free number allows shareholders and other interested parties to make reports anonymously and confidentially.

NON-EMPLOYEE DIRECTOR COMPENSATION

Components of Non-Employee Director Compensation Program

Any director who is a RadioShack employee receives no additional compensation for serving on the board. Non-Employee Directors are compensated for their service on the board. The components of the compensation program for our Non-Employee Directors are set forth below:

Components	Annual Compensation Rate
Board retainer	$85,000

Retainer for committee chair	$15,000

Retainer for Non-Executive Chairman	$100,000

Grant of deferred stock units to new directors	Equal to the number of shares of RadioShack common stock with a fair market value of $150,000 on the grant date

Annual grant of deferred stock units	Equal to the number of shares of RadioShack common stock with a fair market value of $105,000 on the grant date

Unfunded Deferred Compensation Plan for Directors. Under RadioShack’s Unfunded Deferred Compensation Plan for Directors, Non-Employee Directors may make an irrevocable election before December 31 of each year to defer payment of all or 50% of their annual retainer fees for the next year. Participating directors may defer these fees in cash or in common stock units, with payment to be made in cash or common stock, respectively. In connection with this election, participating directors may specify when they would like to receive their deferred fees and whether they would like to receive their fees in a lump-sum or in installment payments. Interest is credited for fees deferred in cash at 1% below the prime rate. If a director elects to defer payment of fees payable in common stock of RadioShack for more than three years, RadioShack will make a contribution of 25% of the amount deferred in common stock units. In the absence of a deferral election, these fees will be paid quarterly in cash.

Deferred Stock Unit Plan for Non-Employee Directors to Be Superseded. Previously, under RadioShack’s Deferred Stock Unit Plan, Non-Employee Directors received grants of deferred stock units upon attending their first meeting of the board, and annually thereafter. If the proposed 2013 Omnibus Incentive Plan is approved by shareholders at the annual meeting, these grants will no longer be made under the Deferred Stock Unit Plan for Non-Employee Directors, and will instead be made under the new plan. New Non-Employee Directors will continue to receive deferred stock units equal to the number of shares of RadioShack common stock with a fair market value of $150,000 on the date they attend their first meeting of the board. Non-Employee Directors who have served on the board for at least one year as of June 1 of a given year will receive an annual grant of deferred stock units equal to the number of shares of RadioShack common stock with a fair market value of $105,000 on the grant date. These grants will take place on the first business day of June. Each Non-Employee Director will receive shares of common stock equal to the number of vested deferred stock units in the director’s account only when the director’s service as a director terminates. Deferred stock units will vest in equal amounts over three years, and vest immediately upon death, disability, attaining the mandatory retirement age, or termination of service as a director, and may vest upon a change of control.

Dividend Equivalents. Dividend equivalents are paid on outstanding common stock units and deferred stock units. If a director elects to defer the payment of dividend equivalents on common stock units under the Unfunded Deferred Compensation Plan for more than three years, RadioShack will make a contribution of 25% of the amount of dividend equivalents so deferred in common stock units.

Incentive Stock Plans. Under the Company’s Director Shares Policy, each non-employee director may make an election pursuant to the terms of the Unfunded Deferred Compensation Plan for Directors, on or before December 31 of each year to receive payment of 50% or 100% of his or her annual retainer(s) fees for the next year in shares of RadioShack common stock.

Other Items. RadioShack reimburses directors for travel and lodging expenses they incur in connection with their attendance at directors’ meetings, committee meetings, and shareholders’ meetings. Each director also receives a discount card that entitles the director to receive a discount on merchandise purchased at RadioShack stores. This discount is consistent with the discount made available to full-time employees of RadioShack.

2012 Director Compensation

The following tables show the compensation paid to RadioShack’s non-employee directors for the year ended December 31, 2012.

Director Compensation

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	All Other Compensation[4] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Robert E. Abernathy	$85,000	$150,000	—	—	$235,000
Frank J. Belatti	$100,000	$105,000	—	—	$205,000
Julie A. Dobson	$85,000	—	—	$10,625	$95,625
Daniel R. Feehan	$185,000	$105,000	—	$24,810	$314,810
H. Eugene Lockhart	$100,000	$105,000	—	—	$205,000
Jack L. Messman	$85,000	$105,000	—	$24,086	$214,086
Thomas G. Plaskett	$85,000	$105,000	—	$150	$190,150
Edwina D. Woodbury	$100,000	$105,000	—	$462	$205,462

(1)	The amounts shown in column (b) include cash payments and payments to Ms. Dobson and Messrs. Feehan and Messman in the form of deferred shares of RadioShack common stock under the Unfunded Deferred Compensation Plan for Directors. At their election, Ms. Dobson and Messrs. Feehan and Messman received $42,500, $92,500 and $85,000 in fees, respectively, in the form of deferred shares. Column (b) excludes dividends paid on deferred shares of RadioShack common stock, which are paid at the same rate as dividends paid on RadioShack common stock.

(2)	The amounts shown in column (c) represent the grant date fair value of awards made in 2012 in accordance with FASB Accounting Standards Codification Topic 718 “Compensation – Stock Compensation” (“FASB ASC Topic 718”) for deferred stock units granted to directors under the Deferred Stock Unit Plan. The valuation methodology and assumptions regarding these grants of deferred stock units are described in “Stock-Based Compensation” in Note 2 – Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements contained in RadioShack’s Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 26, 2013.

(Notes continue on following page)

(3)	The following table provides the grant date fair value of each equity award computed in accordance FASB ASC Topic 718; the aggregate number of stock awards (representing outstanding deferred stock units under the Deferred Stock Unit Plan); and the aggregate number of option awards outstanding at December 31, 2012. Outstanding option awards listed in the last column represent stock options granted prior to the adoption of the Deferred Stock Unit Plan in 2004. These options have been fully expensed and are now fully vested and exercisable.

Name	Grant Date Fair Value of Equity Award	Aggregate Number of Stock Awards Outstanding at December 31, 2012	Aggregate Number of Option Awards Outstanding at December 31, 2012
Robert E. Abernathy	$150,000	21,216	—
Frank J. Belatti	$105,000	69,454	16,000
Julie A. Dobson	—	13,308	—
Daniel R. Feehan	$105,000	69,454	20,000
H. Eugene Lockhart	$105,000	69,454	20,000
Jack L. Messman	$105,000	69,454	16,000
Thomas G. Plaskett	$105,000	69,454	16,000
Edwina D. Woodbury	$105,000	69,454	16,000

(4)	The amounts shown in column (e) represent the 25% matching contributions made by RadioShack in 2012 for fees deferred in stock and deferred dividend equivalents paid on deferred stock under the Unfunded Deferred Compensation Plan for Directors. Ms. Dobson and Messrs. Feehan and Messman received $10,625, $23,125 and $21,250, respectively, in matching contributions paid on deferred stock under the Unfunded Deferred Compensation Plan for Directors in 2012.

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

Respective Responsibilities of the Committee, Management and the Independent Registered Public Accounting Firm

As discussed in its charter, the primary responsibility of the Audit and Compliance Committee is to oversee RadioShack’s financial controls (including appropriate disclosure controls and procedures and internal control over financial reporting) and reporting processes on behalf of the board and to report the results of its activities to the board. Management is responsible for preparing RadioShack’s financial statements. PricewaterhouseCoopers LLP (“PwC”), RadioShack’s independent registered public accounting firm, is responsible for performing an integrated audit of RadioShack’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”).

The function of the committee is to provide business, financial and accounting oversight at the board level, along with advice, counsel, and direction to management and the independent registered public accounting firm on the basis of information it receives, discussions with management and the independent registered public accounting firm, and the experience of the committee’s members. The committee’s role is not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.

Independence of Committee Members

Each of the members of the committee meets the independence and experience requirements of the New York Stock Exchange and the SEC. Additionally, the board of directors has unanimously determined that each of the following members of the committee qualifies as an “audit committee financial expert” within the meaning of SEC regulations and possesses “accounting or related financial management expertise” within the meaning of the listing standards of the New York Stock Exchange: H. Eugene Lockhart, Jack L. Messman, Thomas G. Plaskett, and Edwina D. Woodbury.

The Committee and its Charter

The committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The committee has adopted, and annually reviews, a charter outlining the practices that it follows. The charter complies with all current regulatory requirements and the requirements of the New York Stock Exchange and the SEC. A copy of the committee’s charter is also available on our corporate website, www.radioshackcorporation.com, under the heading “Investor Relations” and the sub-heading “Corporate Governance.”

Discussions of the Committee

Throughout 2012, the committee met and held many discussions with management and PwC. The committee also held a number of meetings with certain individual members of RadioShack’s management present, including the Chief Financial Officer and Vice President of Internal Audit. The committee also held a number of meetings with PwC with no members of RadioShack’s management present.

Among other things, during these meetings the committee reviewed and discussed RadioShack’s audited consolidated financial statements with RadioShack’s management and PwC. The committee also discussed with PwC other matters required to be discussed by the independent registered public accounting firm with the committee under PCAOB AU 380 (Communications with Audit Committees), which include, among other items, matters related to the conduct of the audit of RadioShack’s consolidated financial statements. The committee also received and discussed with PwC its annual written report on its independence from RadioShack and its management, which is issued under applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with PwC its independence. These discussions with PwC included an examination of whether the provision of non-audit services provided to RadioShack during 2012 was compatible with PwC’s independence. In addition, the committee obtained and reviewed a report by PwC describing the firm’s internal quality-control procedures and related matters, as required by the listing standards of the New York Stock Exchange.

The committee also reviewed key initiatives and programs aimed at maintaining and strengthening the effectiveness of RadioShack’s internal control over financial reporting and disclosure control and procedures. As part of this process, the committee continues to monitor the scope and adequacy of RadioShack’s internal auditing program and to review staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

In reliance on these reviews and discussions, and the report of the independent registered public accounting firm, the committee has recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in RadioShack’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

H. Eugene Lockhart (Chair)	Thomas G. Plaskett
Jack L. Messman	Edwina D. Woodbury

ITEM 2—RATIFICATION OF THE APPOINTMENT

OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR 2013

The Audit and Compliance Committee has appointed PwC to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013, subject to the ratification of the appointment by RadioShack’s shareholders as described below.

Fees and Services of the Independent Registered Public Accounting Firm

PwC performed the integrated audit of RadioShack’s consolidated financial statements and internal control over financial reporting for the years ended December 31, 2012 and 2011. The following is a summary of the fees billed to RadioShack by PwC for professional services rendered for the years ended December 31, 2012 and 2011, respectively:

Fee Category	2012 Fees	2011 Fees
Audit fees	$2,089,500	$2,113,500
Audit-related fees	—	26,000
Tax fees	22,000	45,000
All other fees	84,900	1,900

Total fees	$2,196,400	$2,186,400

Audit Fees. These are fees billed for professional services rendered for the integrated audit of RadioShack’s consolidated financial statements and internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports, along with services that only the independent registered public accounting firm can provide. These services include statutory and regulatory filings or comfort letters, statutory audits, attestation services (except those not required by statute or regulation), and consents with respect to, assistance with, and review of, certain documents filed with the SEC.

Audit-Related Fees. These are fees billed for assurance and related services that are reasonably related to the performance of the audit or review of RadioShack’s consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions and other transactions, attestation services related to financial reporting that are not required by statute or regulation, and consultations concerning financial standards as well as the impact of proposed accounting rules and standards.

Tax Fees. These are fees billed for tax services that are unrelated to the integrated audit of RadioShack’s consolidated financial statements and internal control over financial reporting. These services include assistance regarding federal, state, employee benefit plan and international tax compliance, approved tax planning, review of returns and other tax advice.

All Other Fees. These are fees for products and services other than the services described above. In fiscal years 2012 and 2011, these services included an accounting research software license fee and an information technology security assessment.

Policy for Pre-Approval of Audit, Audit-Related and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The committee’s policy is to pre-approve all audit, audit-related and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one calendar year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to, and do, periodically report to the committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, along with the fees for the services performed to date. The committee may also pre-approve particular services on a case-by-case basis. The committee separately pre-approved all audit, audit-related, tax and other services provided by PwC for the years ended December 31, 2012 and 2011.

In connection with its pre-approval, the committee considers whether the provision of any permissible non-audit services is compatible with maintaining the independence of the independent registered public accounting firm. The committee has determined the provision of the permissible non-audit services described above is compatible with maintaining PwC’s independence.

Other Information

One or more representatives of PwC will be present at the annual meeting and will have an opportunity to make a statement and to respond to appropriate questions.

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of stock entitled to vote that are held by shareholders present in person or represented by proxy at the annual meeting. If the shareholders do not ratify the appointment of PwC, the Audit and Compliance Committee will reconsider the appointment.

The board of directors recommends you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2013.

ITEM 3—ADOPTION OF THE RADIOSHACK CORPORATION

2013 OMNIBUS INCENTIVE PLAN

You are asked to approve adoption of the RadioShack Corporation 2013 Omnibus Incentive Plan (the “Omnibus Plan”). Our board of directors approved and adopted the Omnibus Plan on March 25, 2013, subject to shareholder approval. The Omnibus Plan, which would become effective upon shareholder approval, has a term of ten years and authorizes the grant of awards covering up to 16,700,000 shares of our common stock over that period, plus additional shares upon the potential future forfeiture, termination, or expiration of awards now outstanding under the Company’s existing incentive compensation plans or granted thereunder between the date of this proxy statement and the annual meeting date.

When approved by the shareholders, the Omnibus Plan will supersede the Third Amended and Restated RadioShack Corporation 2004 Deferred Stock Unit Plan for Non-Employee Directors and the First Amended and Restated RadioShack Corporation 2009 Incentive Stock Plan, each of which was previously approved by our shareholders. We will refer to these plans as the “Superseded Plans.” No additional awards will be granted under either of the Superseded Plans following the approval of the Omnibus Plan by the shareholders. The Superseded Plans will, however, remain in effect with respect to awards previously granted under them. Awards also remain outstanding under three additional incentive plans of the Company that were also previously approved by our shareholders: (i) the Amended and Restated RadioShack Corporation 1997 Incentive Stock Plan, (ii) the Amended and Restated RadioShack 1999 Incentive Stock Plan, and (iii) the Amended and Restated RadioShack Corporation 2001 Incentive Stock Plan. We will refer to these three plans, together with the Superseded Plans, as the “Previously Approved Plans”. As of March 21, 2013, awards were outstanding under the Previously Approved Plans with respect to 7,317,394 shares of RadioShack common stock. Until the date of the annual meeting, 4,950,861 shares remain available for grant pursuant to the Superseded Plans. Although these shares will be available for grants between the date of this proxy statement and the date of the annual meeting, it is not expected that the number of shares subject to such awards will be material.

Information Regarding Outstanding Awards

The following sets forth information as of March 21, 2013 about the number of shares of our common stock that may be issued upon the exercise of outstanding awards. The table does not reflect any additional shares that may be issuable under the Omnibus Plan if the plan is approved by our shareholders.

	Number of shares of common stock to be issued upon exercise of outstanding awards (1)	Weighted-average exercise price of outstanding options	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (2)
Incentive plans approved by shareholders	7,317,394	$13.7425	4,950,861
Incentive plans not approved by shareholders	5,500,000	$10.2133	0
Total	12,817,394	—	4,950,861

(1)	The shares of common stock listed in this column are issuable (i) upon the exercise of awards outstanding as of March 21, 2013 that have been granted under the Previously Approved Plans, and (ii) upon the exercise of outstanding awards to Mr. Julian Day and Mr. Joe Magnacca.

(2)	The shares of common stock listed in this column are available for grants of awards under the Superseded Plans as of March 21, 2013

As of March 21, 2013, shares were reserved for issuance in connection with 10,106,903 outstanding stock options (with a weighted average exercise price of $13.6387 and a weighted average remaining term of 3.7217 years), and 2,710,491 shares to be issued pursuant to “full value” awards (as defined below). There were 101,869,317 shares of the Company’s common stock outstanding as of March 21, 2013.

It is currently expected that at the date of the annual meeting, awards with respect to approximately 7,317,394 shares will be outstanding under the Previously Approved Plans. If any awards granted pursuant to the Previously Approved Plans are forfeited, terminate or expire after the shareholders approve the Omnibus Plan, the shares that were subject to such awards at the time of such forfeiture, termination, or expiration (the “Previously Approved Shares”) will be added to the reserve of shares for the granting of awards under the Omnibus Plan. If all of the awards relating to the Previously Approved Shares were to expire or be forfeited or terminated, and the shares subject thereto added to the reserve of shares for the granting of awards under the Omnibus Plan, a total of 28,968,255 shares of RadioShack common stock could be issued pursuant to awards granted under the Omnibus Plan.

As of the date of this proxy statement, no awards have been granted or promised to officers, directors or employees under the Omnibus Plan.

The following summary of the major features of the Omnibus Plan is subject to the specific provisions contained within the complete text of the Omnibus Plan found in Appendix A to this proxy statement.

Corporate Governance:

The Omnibus Plan reflects our commitment to strong corporate governance practices, including:

•	No Evergreen Features. The maximum number of shares that we can issue under the Omnibus Plan is fixed and cannot be increased without shareholder approval.

•

No Repricing. The Omnibus Plan prohibits us from repricing outstanding stock options or stock appreciation rights or substituting lower-priced stock options or stock appreciation rights for outstanding higher-priced options or stock appreciation rights without shareholder approval.

•	Administration by MD&C Committee. Our board of directors has delegated the administration of the Omnibus Plan to the MD&C Committee, which consists solely of independent, non-employee directors.

Purpose: The purpose of the Omnibus Plan is to enhance the profitability and value of RadioShack for its shareholders by:

•	attracting, retaining, and motivating officers and key employees who make important contributions to RadioShack; and

•	providing equity-linked and performance-conditioned cash compensation for directors, consultants, and other advisors of RadioShack.

The Omnibus Plan would also permit the grant of stock options and other stock awards to non-employee directors. As of March 21, 2013 the New York Stock Exchange closing price of our common stock was $3.60 per share.

Description of the Omnibus Plan

Administration: The Omnibus Plan, if approved by shareholders, will be administered by the MD&C Committee, which will have the authority to select eligible participants to receive awards, to determine the types of awards and the number of shares of common stock or the amount of cash covered by awards, and to set the terms and conditions of awards, including any applicable performance goals and performance measures. The MD&C Committee may delegate its powers and duties under the Omnibus Plan to one or more members of the board or one or more officers of RadioShack or one of its subsidiaries or a committee of such officers, subject to certain restrictions set forth in the Omnibus Plan. The MD&C Committee will have the authority to establish rules for the administration of the Omnibus Plan, and its determinations and interpretations will be binding.

Eligible Participants: Any employee, officer, consultant or advisor of RadioShack or any of its subsidiaries designated by the MD&C Committee, and our non-employee directors, will be eligible to be granted non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, dividend equivalent rights, other stock awards or cash or stock bonus awards under the Omnibus Plan if selected by the MD&C Committee. Only employees of RadioShack or of our subsidiaries may be granted “incentive stock options.” As of March 21, 2013 there were approximately 360 employees, 40 officers, 8 non-employee directors and no consultants and advisors of RadioShack and its subsidiaries who would be eligible for awards under the Omnibus Plan if selected by the MD&C Committee.

Shares Authorized: The maximum number of shares of common stock that could be issued pursuant to awards granted under the Omnibus Plan is 28,968,255, assuming all of the Previously Approved Shares are added to the reserve for the granting of awards under the Omnibus Plan upon the forfeiture, termination, or expiration of awards granted pursuant to the Previously Approved Plans. The aggregate market value of the securities underlying these awards would be approximately $104,285,718 based on the closing price of our common stock on March 21, 2013. Up to 16,700,000 shares may be used to grant incentive stock options under the Omnibus Plan. The foregoing numbers of shares are subject to certain adjustments to reflect, for example, stock splits or other corporate restructurings. The pool of authorized shares is a “fungible” pool, meaning that it may be used for grants of “full value” awards, such as restricted stock and restricted stock unit awards or other “full value” awards, as well as for stock options or stock appreciation rights. However, if restricted stock and restricted stock unit awards (or other full value awards) are granted, they will count as utilizing 1.96 authorized shares for each share actually granted, while stock options or stock appreciation rights will count as utilizing one share for each stock option share or stock appreciation right share actually granted. In other words, if the MD&C Committee awards only restricted stock or restricted stock unit awards (or other full value awards), and no stock options or stock appreciation rights, approximately 14,779,721 shares in the form of those awards could be awarded during the term of the Omnibus Plan. If only stock options or stock appreciation rights are awarded during the term of the Omnibus Plan, up to 28,968,255 shares could be utilized, and if a combination of stock options, stock appreciation rights, restricted stock, and restricted stock unit awards were granted, the number of shares utilized would be between 14,779,721 and 28,968,255 depending upon the mix of the awards granted under the Omnibus Plan.

If any award is forfeited or expires, or if for any other reason no shares of common stock are issued pursuant to it, all shares that were not issued under the award will become available for additional awards under the Omnibus Plan. The following shares will not be available for additional awards under the Omnibus Plan:

•	shares of common stock tendered as full or partial payment to RadioShack upon exercise of options,

•	shares subject to a stock appreciation right (to the extent it is exercised and settled in shares of common stock, without regard to the number of shares actually issued upon the exercise),

•

shares withheld by RadioShack in satisfaction of its withholding obligations upon the exercise of stock options or stock appreciation rights, lapse of restrictions on restricted stock or upon any other payment or issuance of shares under the Omnibus Plan, and

•	shares purchased by the Company on the open market with proceeds received by the Company upon the exercise of stock options.

Any awards that are payable in either cash or shares of common stock will not result in a reduction in the number of shares available under the Omnibus Plan unless payment of the award is actually made in shares of common stock.

Unfunded Deferred Compensation Plan for Directors: If an eligible director makes an election under the Second Amended and Restated RadioShack Corporation Unfunded Deferred Compensation Plan for Directors (the “Unfunded Deferred Compensation Plan”) to defer payment of all or a specified part of his or her retainer fees, meeting fees or both, all such deferred fees payable in common stock may be paid from shares reserved under the Omnibus Plan in accordance with the terms and conditions of the Unfunded Deferred Compensation Plan and in accordance with applicable law. Shares under the Omnibus Plan may also be used to pay (i) any dividends an eligible director elects to be converted into common stock and (ii) any Deferred Match (as defined in the Unfunded Deferred Compensation Plan).

Maximum Shares to be Awarded in Any Fiscal Year: The maximum number of shares of common stock that may be the subject of awards granted during any fiscal year is 16,700,000. The maximum number of shares of common stock that may be the subject of awards (including options and stock appreciation rights) granted under the Omnibus Plan to any individual during any fiscal year is 5,000,000.

Types of Awards: The Omnibus Plan permits the grant of a variety of different types of awards:

•	Non-qualified stock options;

•	Incentive stock options

•	Restricted stock awards;

•	Restricted stock unit awards;

•	Stock appreciation rights;

•	Dividend equivalent rights;

•	Other stock awards; and

•	Bonus awards

Awards may be granted for any amount of cash consideration or for no cash consideration as long as legal requirements are met. Awards granted under the Omnibus Plan may also be designated as performance awards (described below).

Stock Options: The MD&C Committee may grant stock options that qualify as “incentive stock options” under Section 422 of the Internal Revenue Code (“ISOs”) or options that do not so qualify (“non-qualified options”).

All options granted under the Omnibus Plan will be subject to the following:

•	The exercise price will not be less than the fair market value of our common stock on the grant date.

•	The MD&C Committee will determine the vesting schedules of the options and may also impose additional conditions on exercise.

•	The exercise price must be paid at the time the option is exercised in either cash or in other shares of our common stock.

•	The term of an option may not exceed 10 years.

To the extent the aggregate fair market value of common stock subject to ISOs exercisable for the first time by an individual during any calendar year under all ISO plans of RadioShack and its subsidiary corporations exceeds $100,000, the excess ISOs will be treated as non-qualified options.

Restricted Stock Awards: Restricted stock awards are direct awards of common stock that are subject to forfeiture during a pre-established period if certain conditions (for example, continued employment or attainment of pre-determined performance goals) are not met. The terms of all restricted stock awards will be determined by the MD&C Committee and set forth in award agreements. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered while such shares are subject to forfeiture. A recipient of a restricted stock award will have the right to vote the shares subject to the restricted stock award. The MD&C Committee may also determine that dividends paid or declared on the restricted stock award during the restricted period be deferred and held by RadioShack until the restrictions on the shares lapse. Any deferred dividends on restricted stock awards will be forfeited if the corresponding restricted stock award is forfeited.

Restricted Stock Unit Awards: A restricted stock unit award is an award denominated in shares of common stock that may be settled in shares of common stock, in cash, or a combination of both, in the discretion of the MD&C Committee. Awardees of restricted stock unit awards do not have the right to vote or to receive dividends before any shares of common stock are actually issued in settlement of the award (although if dividends were to be paid on the shares of common stock in cash or other consideration, the terms of the awards could provide for the payment of dividend equivalents in cash or such other consideration).

Stock Appreciation Rights: The holder of a stock appreciation right will be entitled to receive the excess of the fair market value of a specific number of shares on the date of exercise over the fair market value of those shares on the date the stock appreciation right was granted, provided that the exercise price for each stock appreciation right shall not be less than 100% of the fair market value of a share of common stock on the date the stock appreciation right is granted. Payment of the excess will be in cash or in shares of common stock as determined by the MD&C Committee and set forth in the award agreement. If granted, the MD&C Committee will determine the vesting schedule of stock appreciation rights granted under the Omnibus Plan and could also impose additional conditions on exercise. In no event may the term of a stock appreciation right exceed ten years.

Dividend Equivalent Rights: The MD&C Committee may grant dividend equivalent rights based on the dividends declared on the shares that are subject to any Award (other than options or stock appreciation rights). Dividend equivalent rights will be subject to such terms and conditions as the MD&C Committee may establish.

Other Stock Awards: The MD&C Committee will be authorized to grant any other type of stock award under the Omnibus Plan to eligible individuals that is payable in our common stock or in cash and on other terms and conditions as the MD&C Committee may establish.

Bonus Awards: The MD&C Committee will be authorized to grant bonus awards under the Omnibus Plan subject to such terms and conditions as the MD&C Committee may establish. Bonus awards will provide for the payment of a cash bonus upon the achievement of specified performance goals (or if provided for in an award agreement, the issuance of a number of shares of common stock having an average fair market value equal to the amount of the cash bonus payable to the awardee upon attainment of the performance goals).

The maximum amount that may be paid pursuant to a bonus award that is intended to be a performance award (described below) is $5,000,000, or if provided for in the award agreement, a number of shares of common stock having an aggregate average fair market value equal to $5,000,000, determined as of the last day of the performance period applicable to the bonus award. If a bonus award provides for a performance period longer than one fiscal year, the $5,000,000 limit (and corresponding share limit) will be multiplied by the number of full fiscal years in the performance period.

For purposes of determining the number of shares payable under a bonus award, “average fair market value” means, as of any date, the average of the fair market values of a share of common stock on the 30 days prior to such date.

Performance Awards: The MD&C Committee will be authorized to designate awards as performance awards that may be payable in the form of cash, shares of common stock, or a combination of both. Performance awards will be conditioned upon the achievement of certain performance goals over a specified performance period that may not be shorter than one year, and they will be intended to satisfy the requirements to be deductible under Section 162(m) of the Internal Revenue Code.

For each performance award, the MD&C Committee will determine (i) the amount the awardee may earn in the form of cash or shares of common stock or a formula for determining the amount; (ii) the performance measures and performance goals that will determine the amount payable or number of shares of common stock to be granted, issued, retained and/or vested; (iii) the performance period over which performance is to be measured, which may not be shorter than one year; (iv) the timing of any payments to be made; (v) restrictions on the transferability of the award; and (vi) other terms and conditions that are not inconsistent with the Omnibus Plan or the requirements of Section 162(m) of the Internal Revenue Code.

The performance measures under performance awards may be objectives that are related to the awardee individually or objectives that are company-wide or related to a subsidiary, division, department, region, function or business unit of RadioShack in which the awardee is employed, and may consist of one or more or any combination of the following criteria:

• Average inventory	• Net profit before bonuses

• Cash balance	• Net working capital

• Comparable store sales percentage	• Operating income (before income taxes)

• Days payable outstanding	• Private label penetration percentage

• Days sales outstanding	• Profit margin

• Earnings per share	• Return on assets

• EBITDA	• Return on equity

• Free cash flow	• Return on invested capital

• Gross margin	• Sales

• Gross profit	• Selling, general and administrative expenses

• In-stock percentage	• Stock price

• Inventory shrinkage	• Stock price compared to a peer group of companies

• Inventory turnover	• Total shareholder return

• Net income	• Wholesale EBITDA

The performance goals established using these performance measures may be expressed on an absolute or a relative basis, and may employ comparisons based on internal targets, the performance of other companies, or the historical performance of RadioShack or any of its units or divisions.

The MD&C Committee may reduce, but not increase, the amount payable and the number of shares to be granted, issued, retained or vested under a performance award.

Vesting of Awards: Generally, awards will vest at such times and in such installments (which need not be equal) as may be determined by the MD&C Committee in its discretion. However, if a full value award vests upon attainment of specific performance goals, none of them may be goals that can be satisfied in less than one year. If a full value award is subject to time-based vesting, the award will vest in installments (which need not be equal) over a period of time designated by the MD&C Committee that may not be less than three years. Either at the time an award is granted or thereafter, the MD&C Committee may determine that awards should be vested upon the disability, death or retirement of the awardee. In the case of an award that is intended to satisfy the requirements to be deductible under Section 162(m) of the Internal Revenue Code, the MD&C Committee will exercise any discretion regarding vesting of awards in a manner consistent with the continued satisfaction of such requirements.

Provisions for Foreign Awardees: The board of directors or the MD&C Committee may modify awards granted to awardees who are foreign nationals or employed outside the United States, or both, or establish sub-plans or procedures under the Omnibus Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.

Change in Control: The award agreement evidencing an award will set forth the terms applicable to the award upon the occurrence of a Change in Control. “Change in Control” has a special meaning that is set forth in the Omnibus Plan.

If an awardee’s employment or service terminates for any reason following a Change in Control, each stock option that was exercisable as of the termination date will remain exercisable for one year following the termination (three months in the case of an ISO) or, if earlier, through the expiration date of the stock option.

In the event of a Change in Control, the MD&C Committee may, no later than the effective date of the Change in Control, require any optionee to surrender his or her option or portion thereof that has not been exercised in exchange for a cash payment in an amount equal to (A) the excess of the value of the consideration received for each share of common stock by shareholders in connection with such Change in Control over the per share exercise price of the option, multiplied by (B) the number of shares of common stock covered by the option or the unexercised portion thereof.

Adjustments: Certain corporate transactions or events such as mergers, reorganizations, consolidations, recapitalizations, share exchanges, stock dividends, stock splits, reverse stock splits, split-ups, spin-offs, split-offs, issuances of rights or warrants, or other similar events may directly affect the number of outstanding shares and/or the value of the outstanding shares. If such transactions or events occur, the MD&C Committee may adjust the number of shares that may be granted under the Omnibus Plan, the number of shares subject to outstanding awards granted under the Omnibus Plan and the related price, as well as the limitation on the number of shares with respect to which awards may be granted to an individual awardee in any fiscal year. The MD&C Committee may also adjust the number of shares and the exercise price under outstanding options.

Transferability: Unless the MD&C Committee provides otherwise, awards granted under the Omnibus Plan may not be transferred except by will or the laws of descent and distribution. No award may be transferred for value.

Amendments: The board of directors may amend, suspend or terminate the Omnibus Plan at any time, provided that no such amendment will be made without shareholder approval if such approval is required under applicable law or stock exchange rules, such as an amendment that would increase the total number of shares of common stock that may be granted under the Omnibus Plan or a “repricing” of any stock options or stock appreciation rights outstanding under the Omnibus Plan. In addition, no amendment may:

•	except as otherwise permitted in the Omnibus Plan, increase the limit on the number of shares that are the subject of awards granted to any individual;

•	change the terms of any previously-granted awards in a manner that would adversely alter the rights of an awardee, without the consent of the awardee; or

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cause any benefit provided or payable under an award that is intended to comply with or be exempt from Section 409A of the Internal Revenue Code, or intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, to fail to comply with or be exempt from Section 409A or Section 162(m).

Term: The Omnibus Plan will continue until the day immediately preceding the tenth anniversary of its effective date, unless replaced or terminated at an earlier time. No awards may be granted under the Omnibus Plan after its expiration date.

Federal Income Tax Consequences: The following is a brief description of the principal U.S. federal income tax consequences to awardees and RadioShack, based on current law, of awards under the Omnibus Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee, consultant, director or to us. The provisions of the Internal Revenue Code and regulations thereunder relating to these matters are complicated, may change, and their impact in any one case may depend upon the particular circumstances of that case. Further, this summary does not discuss the tax consequences of an awardee’s death or the provisions of any income tax laws of any municipality, state or non-U.S. jurisdiction in which an awardee may reside.

Restricted Stock: Generally, restricted stock will not be taxed to an awardee until restrictions lapse on all, or any portion, of the award.

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When the restrictions on any portion of a restricted stock award lapse or are released, the fair market value of those shares on the date the restrictions lapse or are released will be included in the awardee’s income for that year and will be taxed at ordinary income tax rates. The awardee’s basis in the stock received will be equal to the fair market value at the time the restrictions lapse or are released, and the holding period will begin on that date.

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The awardee may elect to have a restricted stock award (but not a restricted stock unit award) treated as taxable income in the year granted by making a “Section 83(b) election” not later than 30 days after the grant. Upon making such an election the awardee will be taxed at ordinary income tax rates on the fair market value of the award on the date of grant.

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If required, federal, state and local income and other employment taxes will be withheld from the awardee on the income recognized by the awardee at the time of vesting of the restricted stock award (or grant of the restricted stock award, in the event the awardee makes a Section 83(b) election). Unless provided otherwise by the MD&C Committee, shares from a vested restricted stock award will be withheld from distribution in satisfaction of our tax withholding obligations.

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Any future appreciation in value of the shares at the time they are sold will be taxed as long-term or short-term capital gain (depending on the time the common stock is held after the restrictions end), and any decline will be treated as a capital loss. If the awardee elects to be taxed in the year the award is granted and the award is later forfeited before restrictions lapse or are released, the income taxes paid will not be recoverable.

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RadioShack will be entitled to a deduction for federal income tax purposes equal to the fair market value of the restricted shares in the year an awardee recognizes ordinary income as a result of the award, and will also be entitled to a deduction for dividends (if any) paid to the awardee on common stock that remains subject to restrictions (in each case, subject to the limitations described under “Other Tax Considerations” below).

Restricted Stock Units: An awardee will generally not recognize any income in respect of a restricted stock unit award until payment is made on the award.

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When payment of the restricted stock unit award is made, the awardee will recognize ordinary income in an amount equal to the fair market value of the common stock received (or if the restricted stock unit award is settled in cash, the cash amount).

•	If a restricted stock unit award includes dividend equivalent rights, the awardee will generally recognize ordinary income at the times the dividend equivalents are paid.

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If required, federal, state and local income and other employment tax will be withheld from the awardee on the income recognized by the awardee. If a restricted stock unit award is settled in shares, shares will be withheld from distribution in satisfaction of our tax withholding obligations unless provided otherwise by the MD&C Committee.

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If the restricted stock unit award is settled in shares, any future appreciation in value of the shares at the time they are sold will be taxed as long-term or short-term capital gain (depending on the time the common stock is held after the shares are issued), and any decline will be treated as a capital loss.

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RadioShack will be entitled to a deduction for federal income tax purposes equal to the ordinary income recognized by the awardee (in each case subject to the limitations described under “Other Tax Considerations” below).

Options and Stock Appreciation Rights:

•	The grant of an option or stock appreciation right generally will not result in taxable income to the awardee.

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In the case of an ISO, the awardee will not recognize taxable income from the exercise of the ISO (except that a liability may arise for alternative minimum tax), and RadioShack will not be entitled to a deduction for federal income tax purposes when an ISO is exercised. If the awardee holds the shares for at least one year after the transfer of the shares to the awardee and two years after the grant of the ISO, the awardee will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the shares. If the awardee fails to satisfy the holding periods described in the preceding sentence (which we will refer to as a “disqualifying disposition”), the awardee will recognize ordinary income in the year of the disposition in an amount that is the lesser of (A) the difference between the amount realized on the disposition and the exercise price or (B) the difference between the fair market value of the common stock on the exercise date and the exercise price. The awardee’s additional gain or any loss realized upon disposition will be a capital gain or loss. In the year of the disqualifying disposition, we will be entitled to a deduction equal to the amount of ordinary income recognized by the awardee (subject to possible limitations described under “Other Tax Considerations” below).

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Upon the exercise of a non-qualified stock option, the awardee will recognize ordinary income equal to the difference between the fair market value of the shares of common stock acquired and the exercise price. RadioShack will be entitled to a tax deduction for the same amount (subject to the restrictions on deductibility under “Other Tax Considerations” below).

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If an awardee exercises a stock appreciation right, the amount of any cash received, or if the stock appreciation right is paid in common stock, an amount equal to the fair market value of the shares of common stock received, will be taxable as ordinary income. RadioShack will be entitled to a tax deduction for the same amount (subject to the restrictions on deductibility under “Other Tax Considerations” below).

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Any gain realized upon the sale of shares acquired upon the exercise of a non-qualified stock option or stock appreciation right for an amount greater than their fair market value on the date of exercise will be long-term or short-term capital gain (or loss), depending on whether the common stock was held for more than one year. Generally, there will be no other tax consequences to RadioShack in connection with the disposition of shares acquired upon the exercise of a stock option or stock appreciation right.

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If required, federal, state and local income and other employment tax will be withheld from the awardee on the income recognized by the awardee upon the exercise of the non-qualified stock option. Unless provided otherwise by the MD&C Committee, shares from the exercised options will be withheld from the distribution to the awardee in satisfaction of our tax withholding obligations.

Dividend Equivalent Rights: Generally, the recipient of a restricted stock unit award that includes dividend equivalent rights will recognize ordinary income subject to income tax withholding upon the payment of any dividend equivalents paid with respect to the award in an amount equal to the amount of cash, or the fair market value of any other consideration, the awardee receives. Subject to the deduction limitations described below under “Other Tax Considerations,” RadioShack generally will be entitled to a corresponding tax deduction equal to the amount includible in the awardee’s income.

Other Stock Awards: The tax treatment of any other stock award will depend on the type of award granted.

Bonus Awards: Generally, there will be no federal income tax consequences to either the awardee or RadioShack upon the grant of bonus awards. The awardee will recognize ordinary income subject to withholding upon the receipt of cash and/or shares of common stock in payment of the bonus award in an amount equal to the aggregate of the cash received and the fair market value of the common stock we issue. Subject to the deduction limitations described below under “Other Tax Considerations,” RadioShack generally will be entitled to a corresponding tax deduction equal to the amount includible in the awardee’s income.

Other Tax Considerations:

Section 162(m) Deduction Limitation: Section 162(m) of the Internal Revenue Code places a $1,000,000 annual limit on the deductible compensation that is paid to specified executive officers by RadioShack. The limit, however, does not apply to “qualified performance-based compensation” that is awarded by an independent compensation committee and is conditioned upon satisfaction of pre-established performance measures that have been adequately disclosed to, and approved by, shareholders. Stock options and stock appreciation rights will satisfy the “qualified performance-based compensation” exception if the stock options or stock appreciation rights are granted by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted as stock options or stock appreciation rights to any person within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the option on the grant date). We have attempted to design the Omnibus Plan to permit the grant of stock options or stock appreciation rights under the Omnibus Plan that will qualify as qualified performance-based compensation. We have also attempted to design the Omnibus Plan so the MD&C Committee will have the ability to designate other types of awards, including restricted stock, restricted stock units and bonus awards, as performance awards and structure them in a manner that is exempt from the deduction limitation under Section 162(m) of the Internal Revenue Code. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding that issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

Section 409A: Section 409A of the Internal Revenue Code imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made at the time certain events occur or thereafter (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, Section 409A requires that their distributions commence no earlier than six months after their separation from service.

Certain awards under the Omnibus Plan may be designed to be subject to the requirements of Section 409A in form and in operation. For example, restricted stock units that provide for a settlement date following the vesting date may be subject to Section 409A. If an award under the Omnibus Plan is subject to, and fails to satisfy the requirements of, Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. To the extent Section 409A is applicable, the Omnibus Plan will be administered in a manner consistent with the requirements of that section and applicable regulations, provided that RadioShack does not guarantee that awards granted under the Omnibus Plan will qualify for favorable tax treatment or avoid unfavorable tax treatment.

Section 280G Deduction Limitation and Excise Tax: Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code and, to such extent, will be non-deductible by RadioShack and subject to a 20% excise tax on the awardee.

State, Local and Foreign Taxes: State and local tax consequences may in some cases differ from the federal tax consequences. In addition, awards under the Omnibus Plan may be made to awardees who are subject to tax in jurisdictions other than the United States and may result in consequences different from those described above.

The board of directors recommends that you vote FOR the adoption of the

2013 Omnibus Incentive Plan

ITEM 4—NON-BINDING, ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

At our 2013 annual meeting our shareholders will have an opportunity to vote to approve, on a non-binding, advisory basis, the compensation we paid to our named executive officers during 2012 as described in the Compensation Discussion and Analysis (“CD&A”), executive compensation tables, and associated narrative disclosure included in this proxy statement. At our 2012 annual meeting, our shareholders approved the compensation paid to our named executive officers that was disclosed in the Company’s proxy statement related to that meeting. At that meeting, 87.4% of the voting power of the shares entitled to vote and present at the meeting in person or represented by proxy supported our say on pay proposal.

As discussed in our CD&A beginning on page 41, our MD&C Committee has designed our executive compensation program to enhance shareholder value by linking the financial interests of our named executive officers to the financial interests of our shareholders. As a result, a substantial portion of the compensation of our named executive officers is linked to the performance of the Company. Under the heading “Pay-for-Performance” beginning on page 44, we explain that our executive compensation program was reasonably aligned with our performance over the three-year period from 2009 through 2011. Accordingly, our proposal is set forth in the following resolution:

RESOLVED: That the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis, executive compensation tables and narrative discussion included in the Company’s proxy statement related to its 2013 annual meeting of shareholders, is hereby APPROVED.

Though this vote is non-binding and advisory in nature, our board of directors and MD&C Committee value the opinions of our shareholders on our executive compensation.

The board of directors recommends you vote FOR the approval of the compensation paid to our named executive officers as disclosed in the Compensation Discussion and Analysis, executive compensation tables and narrative discussion included in this proxy statement.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

In this section we discuss our compensation philosophy and objectives, the elements of our compensation program, and the process and analysis involved in determining the amount and types of compensation for our named executive officers. RadioShack’s “named executive officers” for the year ended December 31, 2012 are:

•	Dorvin D. Lively, Executive Vice President – Chief Financial Officer and Chief Administrative Officer (formerly Acting Chief Executive Officer);

•	Telvin P. Jeffries, Executive Vice President – Chief Human Resource Officer and General Manager Retail Services;

•	William Nebes III, Senior Vice President – Mexico; and

•	Sharon S. Stufflebeme, Senior Vice President – Chief Information Officer.

James F. Gooch was formerly our President and Chief Executive Officer and his last day with the Company was September 25, 2012. Mr. Lively was appointed Acting Chief Executive Officer to replace Mr. Gooch on September 25, 2012 and remained Chief Financial Officer. Lee Applbaum was formerly our Executive Vice President – Chief Marketing officer and his last day with the Company was March 5, 2012. Gene Dinkens was formerly our Senior Vice President – Store Operations and his last day was December 17, 2012. Messrs. Gooch, Applbaum and Dinkens are also listed as named executive officers on the Summary Compensation Table on page 59.

On February 11, 2013, Mr. Joseph Magnacca joined the Company as the Chief Executive Officer and as a member of the Board of Directors of the Company. Before joining the Company, Mr. Magnacca served as Executive Vice President of Walgreen Co. and as President of Daily Living Products and Solutions at Walgreen Co. since April 2011. Mr. Magnacca served as President of Duane Reade Holdings, Inc. from July 2010 until April 2011 and as Senior Vice President and Chief Merchandising Officer from September 2008 until July 2010. Prior to that time, Mr. Magnacca served as Executive Vice President of Shoppers Drug Mart Corporation from 2001 until 2008. In connection with Mr. Magnaca’s appointment as Chief Executive Officer of the Company he received a base salary of $1 million per year, a sign-on bonus of $1 million, 500,000 shares of restricted stock and 2,500,000 stock options.

On January 2, 2013, Mr. Huey Long joined the Company as Executive Vice President – Strategy and Consumer Insights. From June 2010 to August 2012, Mr. Long held the position of Global Officer Senior Vice President and General Merchandise Manager at Sam’s Club, a division of Wal-Mart Stores, Inc., a general merchandise retailer. From October 2008 to May 2010, Mr. Long was a Director of Global Merchandising at Amazon.com, Inc., an internet retailer, and from January 2001 to September 2008 he was President of Premier Resources International, a global sourcing, logistics and IT service provider.

On January 2, 2013, Mr. Troy Risch joined the Company as Executive Vice President – Operations. Previously, Mr. Risch held the following positions at Target Corporation, a general merchandise retailer, from 1992 to 2011: Store Manager, District Manager, Group Director, Group Vice President and Executive Vice President of Stores.

Overview. RadioShack’s executive compensation program is designed to enhance shareholder value by linking the financial interests of our named executive officers to the financial interests of our shareholders. Highlights of the matters discussed in greater detail in this Compensation Discussion and Analysis are below:

•	Our say-on-pay proposal was approved by 87.4% of the voting power of the shares entitled to vote and present at our 2012 annual meeting of shareholders.

•	A pay-for-performance analysis confirms that our executive compensation program was reasonably aligned with the performance of the Company during the three-year period ended December 31, 2011.

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Our board of directors adopted a clawback policy for incentive compensation in 2011, and we amended our incentive compensation plans to incorporate this policy. Our clawback policy is discussed on page 54.

•	We have no agreements with our named executive officers that provide for an excise tax gross-up in the event of a change in control.

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In early 2013, Towers Watson provided the MD&C Committee with an update to its 2012 report evaluating the risks associated with our executive compensation programs, and our MD&C Committee concluded that RadioShack’s compensation programs are not reasonably likely to pose a material adverse effect on the Company.

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The elements of our executive compensation program are as follows: base salary, annual cash incentive bonus, equity, equity awards in the form of stock options, restricted stock and other equity-based awards, benefit and retirement plans, and perquisites and other personal benefits.

•	We made no material changes during 2012 to the process we use to set executive compensation.

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In order to assure the integrity of our executive compensation program, the MD&C Committee is comprised exclusively of independent members of the board. Similarly, the MD&C Committee has engaged Towers Watson to serve as its compensation consultant, and, in consideration of the six SEC independence factors, we believe Towers Watson to be independent from the Company.

Overview of Annual Cash Incentive Bonus Opportunity for 2012 Performance. The 2012 annual cash incentive bonus opportunity (a specified percentage of base salary) for each of our named executive officers for 2012 was based 75% on Adjusted EBITDA and 25% on Net Sales. For purposes of determining the cash incentive compensation discussed in this proxy statement, “Adjusted EBITDA” is RadioShack’s income, including income from our discontinued operations, before reductions for interest, taxes, depreciation, and amortization, and adjustments for the cumulative effect of changes in accounting principles, non-operating loss or income, and one-time charges and “Net Sales” is RadioShack’s net sales and operating revenues. The MD&C Committee established an Adjusted EBITDA target of $236.0 million and a Net Sales target of $4,526.9 million for 2012. In order for these officers to receive any bonus payment for Net Sales achievement, the Company had to achieve at least $156.0 million in Adjusted EBITDA and at least $4,334.2 million in Net Sales. The Company achieved Adjusted EBITDA of $19.8 million and Net Sales of $4,257.8 million for 2012. Accordingly, other than Messrs. Jeffries and Nebes, no annual cash incentive bonus is due to our named executive officers for 2012. Mr. Jeffries’s annual cash incentive bonus for 2012 was guaranteed to be not less than $300,000, and Mr. Nebes’s annual cash incentive bonus for 2012 was guaranteed to be not less than 75% of his target bonus or $140,659. The annual cash incentive bonus for 2012 is discussed further beginning on page 50 under “Annual Cash Incentive Bonus.”

Overview of Long-Term Cash Incentive Plan Opporunity for 2010-2012 Performance. The 2010-2012 long-term cash incentive opportunity (a specified percentage of base salary) for each of our participating named executive officers was based on Adjusted EBITDA. The MD&C Committee established an Adjusted EBITDA target of $1,450.0 million for 2010, 2011, and 2012. The Company achieved a total Adjusted EBITDA of $725.8 million during this performance period. Accordingly, no named executive officer earned a 2010 – 2012 long-term cash incentive. The long-term cash incentive plan is discussed further beginning on page 51 under “Long-Term Cash Incentive Plan for Executive Officers,” and the amounts paid to each of the participating named executive officers are included in the amounts listed in column (g) of the Summary Compensation Table on page 59.

Overview of Equity Awards for 2012. The MD&C Committee granted stock options and shares of restricted stock to each of our named executive officers in 2012. Equity awards are discussed further beginning on page 53 under “Equity Incentives of Stock Option and Restricted Stock Grants,” and the values granted to each of the participating named executive officers is included in the amounts listed in columns (e) and (f) of the Summary Compensation Table on page 59.

Future Long-Term Incentive Compensation Under the Omnibus Plan

The Omnibus Plan provides that upon its approval by our shareholders, the First Amended and Restated RadioShack Corporation 2009 Annual & Long-Term Incentive Compensation Plan will be superseded and no further awards will be granted under it. Accordingly, it is expected that future long-term incentive compensation awards will generally be granted under the Omnibus Plan.

Compensation Philosophy and Objectives

The MD&C Committee oversees our executive compensation program and establishes and reviews our overall compensation philosophy. The program continues to focus on the following key objectives:

Objective 1	Our compensation program is designed to encourage executive performance that benefits the overall organizational results by linking compensation to our financial and stock price performance.

Our compensation program for our named executive officers seeks to link compensation to the financial performance of RadioShack as a whole. Annual cash incentives are tied to corporate performance criteria that focus on our short-term financial objectives, and long-term cash incentives are tied to long-term corporate financial performance. The program also seeks to provide a meaningful portion of our named executive officers’ compensation in the form of equity-based compensation to align their compensation with RadioShack’s long-term capital appreciation and to further enhance the alignment of the interests of these executives with the interests of our shareholders. These annual and long-term incentives are periodically reviewed and modified, as appropriate, by the MD&C Committee.

Objective 2	Incentive compensation is designed to constitute a larger portion of total compensation for senior positions.

The MD&C Committee believes that total compensation should generally increase with position and responsibility, and when employees move to higher levels of responsibility with greater ability to influence our results, the proportion of their pay consisting of incentive compensation should accordingly increase. As a result, our executive compensation program emphasizes incentive compensation in the form of an annual cash bonus and equity-based compensation, which are all tied to RadioShack’s overall financial and stock price performance.

Objective 3	Incentive compensation should strike a balance between short-term and long-term performance.

Our compensation program focuses management on achieving our short-term goals in a manner that supports our long-term success and profitability. Consequently, we use short-term incentives to reward effective ongoing management of RadioShack’s operations through annual performance incentives tied to our overall annual goals. Similarly, we use long-term incentives to motivate our named executive officers toward long-term management of RadioShack through prudent use of equity programs, as well as performance based cash incentives under the long-term cash incentive plan, which focus management’s attention on increasing shareholder value. Because RadioShack’s long-term success should be a priority for our named executive officers, our compensation program emphasizes long-term incentives through equity-based compensation.

Objective 4	Incentive compensation should be structured to avoid creating risks that could be harmful to RadioShack’s long-term success and profitability.

Our clawback policy (which is discussed on page 54) and the structure of our incentive compensation programs serve to minimize the risks that could jeopardize RadioShack’s long-term success. The MD&C Committee believes balancing short-term and long-term incentives, and our officer stock ownership policy help reduce risks that might result from using only short-term or long-term incentives. The MD&C Committee also uses multiple performance measures in connection with our incentive compensation program. Not only are some performance measures more meaningful to certain employees based on the nature of their role in our operations, but the use of multiple performance measures may further aid in mitigating such risks. Our incentive compensation plans are subject to our clawback policy. Our incentive compensation plans include other risk mitigating features, such as maximum award limits for annual or long-term cash bonuses and our equity awards.

Objective 5	Our compensation levels are designed to attract, retain, motivate and reward key executives through competitive salary and incentive plans.

Our overall compensation levels are designed to attract the type of talented individuals needed to achieve and maintain a leadership position in the specialty retail industry. As a result, in 2012 the MD&C Committee engaged Towers Watson to compare our compensation levels to the compensation of executives of a peer group of specialty retail companies to determine the overall competitiveness of our compensation levels.

This compensation peer group focused on the industry and business of the subject companies relevance from an executive recruitment perspective, as well as their respective revenues and market capitalizations. Every year, Towers Watson reviews the peer group for reasonableness and identifies any potential changes. In 2012, our compensation peer group consisted of the following companies:

• Advance Auto Parts, Inc.	• Dick’s Sporting Goods, Inc.	• Signet Jewelers Limited

• AutoZone, Inc.	• Foot Locker,Inc	• Staples, Inc.

• Barnes & Noble, Inc.	• GameStop Corp.	• The Pep Boys – Manny, Moe & Jack

• Bed Bath & Beyond Inc.	• OfficeMax Incorporated	• The Sherwin-Williams Company

• Best Buy Co., Inc.	• PetSmart, Inc	• Williams-Sonoma, Inc.

• Big Lots, Inc.	• Rent-A-Center. Inc.

The MD&C Committee considers the relative scale and scope of these peer companies when considering the compensation levels for RadioShack’s management. Additionally, the MD&C Committee considers published compensation survey benchmarks comprised of executive pay data from similarly-sized retail and general industry companies.

Pay-for-Performance

In 2012, the MD&C Committee engaged Towers Watson to conduct a pay-for-performance analysis for the three-year period ended December 31, 2011 to determine whether our executive compensation program was reasonably aligned with the performance of the Company during that period.

Towers Watson evaluated the historical realizable pay for our five highest paid executive officers, or our “Top-5,” as compared to our compensation peer group by

•	Calculating historical realizable pay for our Top-5 for the three-year period ended December 31, 2011; and

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Assigning a percentile rank to the Company by comparing the total historical realizable pay for our Top-5 for the three-year period ended December 31, 2011 to the historical realizable pay for the Top-5 of each of the compensation peer group companies during the same period.

The amount of compensation our Top-5 realized or could have realized during the three-year period ended December 31, 2011, or historical realizable pay, placed the Company in the 18th percentile when compared to the compensation of the Top-5 of the companies in its compensation peer group. Historical realizable pay includes base salary, annual bonus, long-term incentive plan awards, stock options (in-the-money value gain on options), restricted stock (value of grants made), and one-time compensation such as discretionary and sign-on bonuses. Based on input from Towers Watson, the MD&C Committee concluded this method is the preferred means of measuring compensation for purposes of evaluating the alignment of pay and performance.

Next, Towers Watson evaluated our historical performance as compared to that of the compensation peer group companies by:

•	Calculating the composite historical performance of the Company using total shareholder return, EBITDA growth and revenue growth during the three-year period ended December 31, 2011; and

•	Assigning a percentile rank to the Company by comparing the historical performance of the Company to the historical performance of each of the compensation peer group companies.

Our composite stock price and financial performance during the three-year period ended December 31, 2011, or historical performance, placed the Company in the 6th percentile when compared to the compensation peer group companies.

Finally, Towers Watson evaluated whether, as compared to the compensation peer group companies, the realizable compensation for the Company’s Top-5 was aligned with the Company’s performance for 2009 through 2011. As illustrated in the table below, Towers Watson concluded that our executive compensation program for 2009 through 2011 was reasonably aligned with our performance for the period.

Role of Management in Compensation Decisions

Although the MD&C Committee oversees RadioShack’s executive compensation program, our compensation and benefits department provides analyses and data to assist the MD&C Committee in determining the types and amounts of compensation elements to be paid to our named executive officers (other than our Chief Executive Officer). Management evaluates the performance of these officers (other than our Chief Executive Officer). The MD&C Committee utilizes these analyses, data and evaluations to set the compensation elements for these executive officers. Management also assists with recruiting and hiring new officers, including our named executive officers (other than our Chief Executive Officer). The MD&C Committee oversees the work of management with respect to changes to and administration of certain of our compensation and benefit plans. In addition, the MD&C Committee reviews and discusses with management the disclosures regarding compensation matters contained in the Company’s proxy statements. The board of directors reviews the performance of and approves all compensation decisions regarding our Chief Executive Officer.

Compensation Consultant

As authorized under its charter, the MD&C Committee engaged Towers Watson in 2012 to advise the MD&C Committee regarding executive compensation issues, which include the amount and form of executive compensation. RadioShack’s human resources department works with Towers Watson from time to time in connection with compensation issues, including executive compensation matters, with the approval of the MD&C Committee.

In 2012 the MD&C Committee requested that Towers Watson undertake the projects listed below. Unless stated otherwise, Towers Watson made no recommendation in connection with these projects.

•	Perform a compensation market analysis with respect to the total direct compensation of our named executive officers.

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Outcome: Towers Watson provided the MD&C Committee with compensation market analysis concerning the compensation of our named executive officers based on data obtained from the 2012 proxy statements of companies in our compensation peer group and from Towers Watson’s general industry and retail survey database. The compensation elements included in this analysis were base salary, annual incentives, long-term incentives, and one-time awards. Towers Watson estimated that on average, the amounts of target total direct compensation of our named executive officers (i.e. the sum of their base salaries, annual and long-term incentives) were below the median compensation of the officers of the peer group companies.

•	Perform a market overview of annual and long-term incentives used by companies in our compensation peer group and the general industry.

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Outcome: Towers Watson provided an assessment of overall market trends concerning incentives, including the type and mix of incentives, performance measures and goals, measurement periods, and payout structures and developed considerations for the design of RadioShack’s incentive programs in light of the data and market trends and the Company’s compensation philosophy and overall business considerations.

•	Perform an historical pay-for-performance analysis of our five most highly compensated executives against the compensation of the Top-5 of our compensation peer group for 2009 through 2011.

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Outcome: Towers Watson provided the MD&C Committee with its report containing its pay-for-performance analysis. Towers Watson advised the MD&C Committee, and the MD&C Committee concluded, that our executive compensation program for 2009 through 2011 was reasonably aligned with our performance for the period.

•	Provide an update to its comprehensive compensation risk assessment performed in 2012.

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Outcome: Towers Watson provided the MD&C Committee with an update to its 2012 report evaluating the risks associated with our executive compensation programs. Consistent with the findings from Towers Watson’s risk assessment, the MD&C Committee concluded that RadioShack’s compensation programs are not reasonably likely to pose a material adverse effect on the Company.

•	Monitor, review and evaluate RadioShack’s compensation peer group in light of market developments.

•	Outcome: Towers Watson recommended the MD&C Committee not make any changes to the peer group in 2012.

•

Provide updates concerning recent executive compensation trends and key issues, including reform and compensation and governance-related matters arising under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

•

Outcome: Towers Watson provided the MD&C Committee with various reports and updates throughout the year concerning recent executive compensation trends and key issues from a regulatory and governance perspective.

•	Perform an independent review of our Compensation Discussion and Analysis (CD&A) and MD&C Committee Charter.

•	Outcome: Towers Watson reviewed and commented on the MD&C Committee Charter and CD&A language.

•	Supported the Board in recruiting a new Chief Executive Officer.

•

Outcome: Towers Watson provided research and market data to assist the Board in the Chief Executive Officer recruiting process and developed employment terms and conditions for review and discussion with the Chairman of the MD&C Committee.

Throughout the year, the MD&C Committee requested that Towers Watson participate in discussions with the MD&C Committee concerning the executive compensation matters described above. During these discussions, Towers Watson provided the MD&C Committee with observations and advice concerning the amounts and elements of compensation in RadioShack’s executive compensation program when appropriate.

Process for Setting Compensation

At our 2012 annual meeting, our shareholders voted on a proposal to approve the executive compensation of our named executive officers that was disclosed in the Company’s proxy statement related to that meeting. This proposal, known as “say-on-pay,” received 50,872,933 votes in favor of it, or approximately 87.4% of the voting power of the shares entitled to vote and present at the meeting. Although this was a non-binding, advisory vote, the board and the MD&C Committee have considered, and will continue to consider, the outcome of the vote when determining future compensation policies and decisions for our named executive officers. We believe that the strong shareholder support this proposal garnered confirms that our shareholders are supportive of the compensation philosophy of the Company. Nonetheless, the MD&C Committee will continue to evaluate the Company’s compensation policies and decisions in light of regulatory requirements, market data, our compensation philosophy and the advice of our compensation consultant and changing market conditions.

We made no material changes in 2012 to our process for setting compensation as compared to the process used in 2011. The MD&C Committee structured RadioShack’s 2012 executive compensation program based on the compensation philosophy and objectives described above. The MD&C

Committee continues to believe that our named executive officers’ interests are more closely aligned with those of our shareholders when incentive compensation constitutes a greater proportion of their total compensation.

While the MD&C Committee uses the information obtained from Towers Watson as a general guide for determining compensation elements for our named executive officers, individual factors may cause the actual amount of compensation to vary from these targets. For example, in the case of new executive-level hires, the level and mix of elements of compensation are typically a result of negotiations between RadioShack and the named executive officer and reflect the most recent trends in compensation, while the Towers Watson information tends to be historical. In the case of existing named executive officers, the actual compensation may vary as a result of the officers’ responsibilities, experience level and prior performance.

The MD&C Committee seeks to provide a significant portion of total compensation in the form of annual cash and long-term cash or equity-based incentives, in light of the objectives set forth above. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the MD&C Committee reviews information provided by Towers Watson to determine the appropriate level and mix of incentive compensation. Further, when allocating among equity incentives (such as among the stock options, restricted stock, and other equity-based awards), items such as the number of shares available for grant, level of employment and job performance are considered. Ultimately, our executives’ incentive compensation is realized as a result of RadioShack’s performance compared to established goals and stock price appreciation.

Throughout the year, the MD&C Committee monitors the effectiveness of the components of the compensation program, including performance measures for the annual cash bonus and performance-based cash or equity awards. After the end of the year, the MD&C Committee compares the compensation of our named executive officers to that of the named executive officers of the compensation peer group companies, and also to similarly-sized retail and general industry survey companies, to monitor the overall competitiveness of RadioShack’s compensation package.

Elements of Compensation

Ultimately, the compensation program for our named executive officers is designed to reward them for RadioShack’s short—and long-term financial and stock performance through the use of annual cash and long-term cash or equity-based incentives. The program also seeks to create incentives to retain these executives through competitive levels of compensation.

Our executive compensation program contains the following key elements to assist in achieving the objectives described above:

•	base salary,

•	annual cash incentive bonus,

•	long-term cash incentive,

•	equity awards,

•	benefit and retirement plans, and

•	perquisites and other personal benefits.

Each of our compensation elements has been chosen because it supports our compensation philosophy and one or more of our compensation objectives as discussed on pages 43 and 44. The table below indicates which objective(s) is supported by each compensation element. This table also provides an overview of the key design features of each element and highlights certain decisions or other activity during 2012.

Compensation Element	Compensation Objective Linkage	Key Features and 2012 Highlights

Base Salary	Objective 5	• Increases for Messrs. Lively (20%), Nebes (30%), and Ms. Stufflebeme (13%). • May vary due to internal review, individual performance, nature of position and responsibilities.

Annual Cash Incentive Bonus	Objectives 1-5

•    Other than Messrs. Jeffries and Nebes, the named executive officers received no annual cash incentive bonus for 2012.

•    Mr. Jeffries’s 2012 annual bonus was guaranteed to be no less than $300,000.

•    Mr. Nebes’s 2012 annual bonus was guaranteed to be no less than $140,659.

•    Annual cash incentive bonus target opportunity is expressed as a percentage of base salary ranging from 70% to 120%.

Long-Term Cash Incentive	Objectives 1-5	• None of the participating named executive officers realized their target opportunity long-term cash incentive.

Equity Awards	Objectives 1-5

•    Mr. Lively received an equity award upon his appointment to the position of Acting Chief Executive Officer.

•    Mr. Jeffries received an equity award upon his appointment to the position of Executive Vice President-Chief Human Resources Officer and General Manager Retail Services.

•    Allocation of 2012 equity awards, excluding Mr. Lively’s and Mr. Jeffries’s awards: restricted stock 38%; stock options 62%.

Benefit and Retirement Plans	Objective 5	• No material changes to benefit or retirement plans in 2012.

Perquisites and Other Personal Benefits	Objective 5

•    Mr. Nebes received a housing allowance of $21,120 and is entitled to tax equalization payments in connection with his acceptance of a foreign assignment.

•    Relocation assistance provided to Mr. Jeffries according to the terms of his offer letter.

•    No material changes to perquisites or other personal benefits in 2012.

Base Salary

In determining the annual increase in the base salary of Messrs. Lively and Nebes and Ms. Stufflebeme, the MD&C Committee reviewed the compensation of our named executive officers, except Mr. Jeffries, in February 2012 in connection with its review of each person’s individual 2011 performance. The MD&C Committee also reviewed compensation peer group base salary data provided by Towers Watson. The board approved an increase in Mr. Lively’s base salary when he was appointed Acting Chief Executive Officer in September 2012 and the MD&C Committee approved an increase in Ms. Stufflebeme’s base salary in September 2012. The salaries of Messrs. Lively and Nebes, and Ms. Stufflebeme were increased 20%, 30% and 13%, respectively.

Annual Cash Incentive Bonus

Annual Bonus under the Compensation Plan. We believe it is important to provide our named executive officers with an annual cash incentive that is tied to meaningful yearly financial goals. Our annual cash incentive bonus plan, which we refer to as our annual bonus plan, is established by the MD&C Committee each year and is based on corporate performance.

Our annual bonus plan is designed to comply with Section 162(m) of the Internal Revenue Code, and each year the MD&C Committee selects the performance measure(s) that it believes will most effectively support our compensation objectives listed above. Bonuses are paid based on the attainment of certain quantitative performance goals associated with one or more of the shareholder-approved performance measures.

Each named executive officer’s annual bonus plan opportunity is established by the MD&C Committee as a percentage of the officer’s base salary. The percentage of base salary for each named executive officer varies by the named executive officer’s level and overall job responsibilities. Each named executive officer’s target annual bonus plan opportunity for 2012 is set forth in the table below.

Name	2012 Annual Bonus Plan Target Opportunity as a Percentage of Base Salary
Dorvin D. Lively	85%
Telvin P. Jeffries	75%
William Nebes III	60%
Sharon S. Stufflebeme	70%

The MD&C Committee, after consultation with management, approves the annual bonus plan performance target(s) early each year. Minimum and maximum targets are also established for each performance measure. After the end of the year, the MD&C Committee reviews RadioShack’s actual performance against these previously established performance targets. Actual amounts payable may be interpolated where our performance is above or below the target. In determining the extent to which the performance goal(s) were met for a given period, the MD&C Committee exercises its judgment, in its sole discretion, as to whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events.

2012 Annual Bonus Plan. The 2012 Annual Bonus Plan for the named executive officers was established with two performance measures, Adjusted EBITDA and Net Sales, each as defined on page 42. The 2012 Annual Bonus Plan for each of our named executive officers was based 75% on Adjusted EBITDA and 25% on Net Sales. The MD&C Committee provided that the Net Sales component of the 2012 Annual Bonus Plan would require achievement of both a minimum threshold of $156 million in Adjusted EBITDA and a minimum threshold of $4,334.2 million in Net Sales. The MD&C Committee selected these measures because they are closely linked with the interests of our shareholders.

The MD&C Committee established the goals set forth in the charts below for Adjusted EBITDA and Net Sales performance for 2012 with the corresponding award amounts as a percentage of the target opportunity for each of our named executive officers. The charts also indicate the 2012 Adjusted EBITDA and Net Sales performance.

Based on the above results none of our named executive officers received any payment under the 2012 Annual Bonus Plan because Adjusted EBITDA for 2012 was less than $156 million other than Messrs. Jeffries and Nebes who had guaranteed bonus amounts.

Long-Term Cash Incentive Plan for Executive Officers

The MD&C Committee believes incentives with performance periods longer than our annual bonus plan align the interests of our executive officers, including certain of our named executive officers, with the interests of RadioShack’s key strategic long-term business objectives. The MD&C Committee believes such incentives support the long-term growth of shareholder value. The MD&C Committee seeks to provide RadioShack’s named executive officers with target long-term incentives that are competitive with those offered by the companies in our compensation peer group. Our long-term cash incentive plan, which we refer to as our LTIP, has been designed to comply with Section 162(m) of the Internal Revenue Code, and the MD&C Committee selected the performance measure(s) for each multi-year cycle that it believed would most effectively support our compensation objectives listed above. Awards are paid based on the attainment of certain quantitative performance goals associated with one or more of the shareholder-approved performance measures. If approved by our shareholders, the Omnibus Plan will supersede the LTIP, and it is expected that future long-term incentive compensation awards will generally be granted under the Omnibus Plan.

Earlier this year and during each of the past three years, the MD&C Committee has granted LTIP awards to our executive officers, including certain of our named executive officers. The outstanding LTIP awards granted by the MD&C Committee for certain of our named executive officers are listed in the table below, followed by additional explanation.

Year Established	LTIP Period	Year Payable if Achieved	Named Executive Officers Participating	LTIP Target as a Percentage of Base Salary
2010	2010-2012	2013	Stufflebeme	70%

2011	2011-2013	2014	Lively, Stufflebeme	100% 70%

2012	2012-2014	2015	Lively Stufflebeme	100% 70%

2013	2013-2015	2016	Lively, Jeffries Nebes, Stufflebeme	100% 70%

After the end of each performance cycle, the MD&C Committee reviews RadioShack’s actual performance in light of each of the performance measures established at the beginning of the cycle. Actual amounts payable may be interpolated where our performance is above or below the target. In determining the extent to which the performance goal(s) were met for a given period, the MD&C Committee exercises its judgment, in its sole discretion, as to whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events. Any awards are paid in cash as soon as practicable following the end of each performance period.

2010, 2011, 2012 and 2013 Long-Term Incentive Plan Performance Cycles

2010 Long-Term Incentive Plan Performance Cycle. The performance cycle for 2010 through 2012 (payable in 2013) (the “2010 LTIP”) was based on the total Adjusted EBITDA for fiscal years 2010, 2011, and 2012. The MD&C Committee selected this measure for this long-term incentive plan performance cycle because it is closely associated with creating long-term value for our shareholders. The MD&C Committee established the goals found in the chart below for Adjusted EBITDA performance for 2010 through 2012 with the corresponding award amount as a percentage of the target opportunity for each of our named executive officers. The chart also indicates the 2010 through 2012 Adjusted EBITDA performance.

Based on the above results, none of our named executive officers received any payment under the 2010 LTIP because our Adjusted EBITDA performance for 2010 through 2012 was less than $1,200 million.

2011, 2012 and 2013 Long-Term Incentive Plan Performance Cycles. The cash payments for certain of our named executive officers under the 2011, 2012, and 2013 plan cycles will be based on achievement of RadioShack’s Adjusted EBITDA targets. Actual amounts payable, if any, under the 2011, 2012 and 2013 Long-Term Incentive Plan Performance Cycles will range from 25% to 200% of the target award and may be interpolated where our performance is above or below the target.

Equity Incentives of Stock Option and Restricted Stock Grants

Equity grants (other than grants to newly-hired or promoted employees) are typically approved at the MD&C Committee’s regularly-scheduled February meeting. Historically, the MD&C Committee has utilized a combination of stock options and restricted stock grants with time-based vesting as part of its compensation program for our named executive officers. The MD&C Committee has chosen to provide two time-vested equity awards, in part because our long-term cash incentive plan awards are performance based. The MD&C Committee seeks to provide our named executive officers with total long-term incentives that are competitive with those offered by the companies in our compensation peer group. The MD&C Committee generally emphasized stock option awards in 2012. Excluding Mr. Lively’s and Mr. Jeffries’s equity grants, 38% of the value of the equity grants made to each named executive officer was granted in the form of restricted stock, and approximately 62% of the value of the equity grants was granted in the form of stock options.

Our earnings releases, including the annual earnings release, are issued in conjunction with our quarterly and annual report filings with the SEC. Consequently, the annual earnings release is issued after the February meeting in which the MD&C Committee typically approves annual stock option grants. In order that our earnings information (whether positive or negative) can be reflected in the exercise price of the stock options approved at this meeting, stock options are granted and priced at the fair market value (the average of the high and low sales prices) of our common stock on the grant date. The grant date is at least two full trading days after the annual earnings release.

In order to determine the number of stock options and shares of restricted stock to be granted to certain of our officers, the MD&C Committee first determines the dollar value and type of equity awards to be granted. The number of options and shares to be granted is then based on the average of the fair market values of our common stock on the 15 trading days immediately preceding the grant date, rather than the fair market value on a single date preceding the MD&C Committee’s meeting. The MD&C Committee chose this process for determining the number of stock options and shares of restricted stock to be granted in order to mitigate the effect that volatility in our stock price between the MD&C Committee’s February meeting date and the grant date can have on the value of the equity awards granted.

All options are awarded with an exercise price per share equal to the fair market value per share of our common stock (the average of the high and low sales prices) on the date of grant, which must be at least two full trading days after the annual earnings release. Options may not be repriced absent approval of our shareholders. Our stock options granted during the past several years have had terms of seven years. Typically, options vest ratably over three years from the date of grant. Prior to the exercise of an option, the holder has no rights as a shareholder with respect to the shares subject to the option, including voting rights and the right to receive dividends or dividend equivalents.

Shares of restricted stock granted to our named executive officers generally vest ratably over three years from the date of grant, including all unvested restricted stock awards held by our named executive officers on December 31, 2012. Holders of unvested restricted stock have the right to vote the shares. Dividends payable on shares of unvested restricted stock are deferred until the restrictions on the shares have lapsed or the shares are no longer subject to a substantial risk of forfeiture; if the shares vest, dividends are paid to the recipient in cash, without interest.

The vesting of options held for at least one year from the grant date and restricted stock generally accelerate upon the death, disability, or retirement (at or after age 55) of the holder and may vest upon a change in control of RadioShack.

Stock Ownership Policy

As of December 31, 2012, RadioShack’s stock ownership policy for its corporate officers required our named executive officers to own RadioShack common stock with a minimum value equal to a multiple of the officer’s base salary as set forth in the table below.

Named Executive Officer	Multiple of Base Salary
Dorvin D. Lively	2.0
Telvin P. Jeffries	2.0
William Nebes III	1.5
Sharon S. Stufflebeme	1.5

•

All officers must show reasonable progress toward the required stock ownership level and ultimately become compliant with the policy. Until compliant, officers are required to retain all shares held in their shareholder and brokerage accounts, as well as 75% of the net shares received upon the exercise of stock option grants and vested restricted stock.

•	Shares owned outright, held in trust, held in the RadioShack 401(k) Plan or the RadioShack Puerto Rico 1165(e) Plan, and unvested shares of restricted stock, count toward the achievement of the goal.

•

Achievement of the appropriate ownership amounts set forth in the policy is evaluated as of each December 31 based on the average per share closing price of RadioShack’s common stock for the year, and failure to comply with the ownership goal and the retention level will impact future compensation decisions regarding the officer.

As of December 31, 2012, one of our named executive officers had achieved the required stock ownership level.

Clawback Policy

Our board approved an incentive compensation recoupment policy, or clawback policy, in 2011 (the “Policy”). The Policy generally applies to persons who have been designated by the board as executive officers at the time the applicable compensation was paid, earned, or vested. The Policy covers cash and equity-based incentive compensation that is paid, earned, or vested based on the Company’s reported financial results, but does not apply to any awards granted or otherwise established before January 1, 2012. The Policy will apply to the 2013 Omnibus Incentive Plan if it is approved by the shareholders. The Policy provides for recovery of incentive compensation paid to an executive officer where the payment, earning, or vesting of such compensation was based on previously reported financial results that are required to be materially restated as a result of fraud or intentional misconduct perpetrated by the executive officer who received such incentive compensation. The period covered by the Policy is two years following the date any incentive compensation is paid, earned, or becomes vested. The Policy grants discretion to the MD&C Committee to recover or cancel any such payments or equity awards to the extent the payment or equity award would not have been paid, earned or vested if based on the financial results as restated. For purposes of the Policy “fraud or intentional misconduct” means embezzlement or theft, the commission of any act or acts resulting in the conviction (or plea of guilty or nolo contendere) of such executive officer of a felony, or willful malfeasance or willful misconduct in connection with the executive officer’s financial reporting obligations for the Company. A determination that an executive officer’s fraud or willful misconduct has caused the Company to materially restate its financial results must be made by a majority of all of the independent members of the board.

Benefit and Retirement Plans

The benefit and retirement plans available to our named executive officers include, among others, the RadioShack 401(k) Plan and the RadioShack Executive Deferred Compensation Plan, and, with respect to Messrs. Gooch and Nebes, the RadioShack Supplemental Executive Retirement Plan.

RadioShack 401(k) Plan. Our RadioShack 401(k) Plan is a tax-qualified defined contribution plan. Eligible employees may direct their contributions into various investment alternatives, including RadioShack common stock.

Our 401(k) Plan allows participants to defer before tax, via payroll deductions, from 1% to 75% of their annual compensation, limited to certain annual maximums required by the Internal Revenue Code. Our 401(k) Plan also provides that RadioShack’s contribution to each participant’s account maintained under the plan is an amount equal to 100% of the participant’s contributions (limited as described in the previous sentence) up to 4% of the participant’s annual compensation. This percentage contribution is discretionary and may change or be suspended in the future.

Any contributions by RadioShack are made in cash directly to our 401(k) Plan and are deposited according to the investment allocation chosen by each participant for the participant’s own contributions. Participants may, in their sole discretion, immediately reinvest RadioShack’s contributions into other investment alternatives provided by our 401(k) Plan, subject to its terms and the provisions of our Insider Trading Policy.

Supplemental Executive Retirement Plan. Upon joining the Company, the MD&C Committee designated Messrs. Gooch and Nebes as participants in our Supplemental Executive Retirement Plan (“SERP”). Upon retirement at age 55 years or older, participants are eligible to receive, for ten years, an annual amount equal to a percentage of the average of their five highest consecutive years of compensation (base salary and annual bonus) (“Average Compensation”), to be paid in 120 monthly installments. The percentage of the compensation increases by 2 1/2 percentage points for each year of tenure as a RadioShack officer, up to a maximum of 50%. The formula below illustrates how the monthly retirement benefits under the SERP are calculated:

(2 1/2%	×	Years of Service as a RadioShack Officer	×	Average of Five Highest Years of Compensation	)	÷	12	=	Monthly Retirement Benefit
(Up to a maximum of 50%)

If a participant retires prior to the age of 65 or after the age of 70, the participant’s benefits under the SERP are reduced as specified by the SERP. No benefits are paid under the SERP if the participant retires prior to the age of 55 or after the age of 75. Mr. Gooch will not be eligible to receive any benefits under the SERP.

Executive Deferred Compensation Plan. Regular full-time officers of RadioShack Corporation or its subsidiaries are eligible to participate in the Executive Deferred Compensation Plan (“EDCP”). Any right to receive a payment under our EDCP is equal to that of an unsecured general creditor of the Company. Ms. Stufflebeme is the only named executive officer who was a participant in the EDCP during 2012.

Participants in the EDCP may defer up to 80% of the participant’s base salary, annual cash incentive bonus, and/or long-term cash incentive award. The terms of the EDCP do not include any matching contributions by the Company. Participants have a deferral account established in participant’s name in order to account for the participant’s deferrals and associated earnings. In order to make deferrals, participants are required to execute a deferral election no later than certain dates depending on the type of compensation being deferred.

Each participant’s deferral account is credited with the amount deferred at the time the participant would otherwise have received the compensation. Each participant has a non-forfeitable, fully vested right to the amount in the participant’s deferral account at all times. Participants are entitled to direct the investment of the amount in the participant’s deferral account in the investment choices offered by the MD&C Committee. According to the terms of the EDCP, the investment choices offered in the EDCP cannot include RadioShack securities, but in 2012 the investment choices offered in the EDCP were otherwise largely the same as those offered in the 401(k) Plan.

Each participant’s deferral account will be distributed to the participant in cash after the participant experiences a separation from service or pursuant to a payment election. Distributions are subject to other terms as set forth in the EDCP.

Perquisites and Other Personal Benefits

We provide our named executive officers with perquisites and other personal benefits that management and the MD&C Committee believe are reasonable and consistent with the overall compensation program to enable us to attract and retain employees for key positions more effectively. These perquisites and benefits may include payment for annual physicals, executive life and long-term disability insurance, personal liability insurance, and financial counseling. Newly-hired employees may also receive payment or reimbursement of moving and relocation costs, reimbursement of premiums under the Consolidated Omnibus Budget Reconciliation Act (COBRA) and a relocation allowance. The MD&C Committee reviews the levels of perquisites and other personal benefits provided to our named executive officers from time to time. We do not own or lease any corporate aircraft.

Attributed costs of the perquisites and personal benefits described above for our named executive officers for the fiscal year ended December 31, 2012 are described in greater detail in the All Other Compensation for 2012 (from Summary Compensation) table beginning on page 60.

Potential Payment Obligations upon Termination of Employment or Change in Control

The terms of our Officers’ Severance Program provide for the payment of benefits upon a termination of employment other than for death, disability or cause, or upon a resignation for good reason. The benefit amounts are established to be competitive with those provided by the companies in our compensation peer group and to provide compensation and benefits in amounts to sufficiently support the covered executives until they would reasonably be expected to secure comparable employment. The terms of our Termination Protection Plan (Level I) provide for the payment of benefits upon a termination of employment prior to or following a change in control. All of the named executive officers are participants in the Officers’ Severance Program and the Termination Protection Plan (Level I). These benefits are discussed further at “Potential Payments upon Termination of Employment or Change in Control at December 31, 2012” beginning on page 73. Neither our Termination Protection Plan (Level I) nor any of our current agreements with our executive officers includes a gross-up for excise taxes.

We recognize that providing benefits under certain circumstances where there is a termination of employment or a change in control allows our executives to direct their full attention towards the Company’s business objectives. We believe that in addition to being customary in the marketplace, these benefits are necessary to retain key employees when the Company is operating in a dynamic environment. In the event a corporate transaction was being considered, we believe these provisions would encourage the executives to act in the best interest of shareholders without undue concern about how the transaction might negatively affect their own employment.

Tax and Accounting Implications

Policy Regarding Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code generally limits corporate deductions to $1,000,000 for compensation paid to a person who on the last day of a fiscal year is either a company’s chief executive officer or among its three most highly compensated officers for that year other than the chief executive officer or chief financial officer. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

In order that incentive compensation (whether payable in cash or stock) paid to executives subject to Section 162(m) may be deductible by RadioShack, the specified performance measure(s) and goal(s) set for each fiscal year (previously under the shareholder-approved 2009 RadioShack Annual & Long-Term Incentive Compensation Plan and, if approved, under the Omnibus Plan in the future) must be met. As discussed below, however, the MD&C Committee retains the right in appropriate circumstances to grant bonuses and other incentive compensation awards outside any shareholder-approved plan, including bonuses and other incentive compensation awards that may not be deductible and to grant bonuses and other incentive compensation awards under the shareholder-approved plans in ways that result in such bonuses and award not being deductible.

Stock options have been granted to our named executive officers under the RadioShack 2009 Incentive Stock Plan, which was approved by our shareholders. We believe these stock option grants qualify as performance-based compensation for purposes of Section 162(m) and are therefore exempt from its deduction limitations, and that grants of options under the Omnibus Plan, if it is approved by shareholders, will also be so qualified.

Although the MD&C Committee designs certain components of its executive compensation program to seek full deductibility, the MD&C Committee believes that the interests of shareholders are best served by not restricting the MD&C Committee’s discretion and flexibility in crafting and adjusting compensation programs, even though such programs may result in certain non-deductible compensation expenses. The MD&C Committee has from time to time approved elements of compensation for officers that are not fully deductible, and reserves the right to do so in the future in appropriate circumstances. Accordingly, the MD&C Committee has not and will not make compensation decisions based solely on the deductibility of compensation for federal income tax purposes.

Accounting for Stock-Based Compensation

Our accounting for stock-based compensation, including grants of stock options and restricted stock, is done in accordance with the requirements of FASB ASC Topic 718.

COMPENSATION COMMITTEE REPORT

The MD&C Committee has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 41. Based on this review and discussion, the MD&C Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Edwina D. Woodbury (Chair)	Julie A. Dobson
Frank J. Belatti	Jack L. Messman

Compensation Committee Interlocks and Insider Participation

The MD&C Committee of the board of directors is composed entirely of the independent directors listed above. No member of the MD&C Committee has a professional, familial or financial relationship with any of the named executive officers of RadioShack, other than his or her directorship with RadioShack or relationships that would be considered trivial in nature.

Additional Information Regarding the

MD&C Committee

Compensation decisions regarding RadioShack’s named executive officers are made by the MD&C Committee. RadioShack’s compensation and benefits department supports the MD&C Committee in its duties and, along with RadioShack’s Chief Executive Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The MD&C Committee’s charter grants it the authority to retain outside legal counsel, independent compensation consultants, experts and other advisors as it deems necessary to fulfill its responsibilities (including evaluation of the Chief Executive Officer and executive compensation), without obtaining the approval of the board of directors or any officer in advance. The MD&C Committee also has the sole authority to approve any such counsels’, consultants’ or other advisors’ fees and other terms of retention.

The MD&C Committee’s membership is determined annually by the board of directors. The MD&C Committee has a regularly-scheduled meeting each calendar quarter, held in conjunction with corresponding board meetings that are approved by the board of directors on an annual basis. Other meetings are held as deemed appropriate by the MD&C Committee.

Meeting agendas are approved by the chair of the MD&C Committee, in consultation with the Non-Executive Chairman of the Board, as well as members of management including the Chief Executive Officer, Chief Financial Officer and the General Counsel. MD&C Committee meetings are attended as appropriate by the Chief Executive Officer, Chief Financial Officer, the General Counsel, Senior Vice President – Human Resources, and the Vice President – Compensation, Benefits, HR Systems and Records. An executive session consisting only of members of the MD&C Committee is scheduled at each regular meeting. The MD&C Committee also regularly meets in executive session with representatives of Towers Watson. The chair of the MD&C Committee reports the committee’s recommendations on executive compensation at each regularly-scheduled meeting of the board of directors.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of RadioShack’s Chief Financial Officer and its three other most highly compensated executive officers for RadioShack’s last three completed fiscal years (including all persons who served as Chief Executive Officer or Chief Financial Officer during 2012 and executive officers who would otherwise be disclosed but for the fact they were not serving at the end of the year).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards[1] ($)	Non-Equity Incentive Plan Compen- sation[2] ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings[3] ($)	All Other Compen- sation[4] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Dorvin D. Lively[5]	2012	$660,577	—	$1,224,151	$255,325	—	—	$85,230	$2,225,283
Executive Vice President – Chief Financial Officer and Chief Administrative Officer	2011	$445,607	$100,000	$149,999	$49,998	—	—	$36,924	$782,528

Telvin P. Jeffries[6]	2012	$498,846	$300,000	$346,250	—	—	—	$186,398	$1,331,494
Executive Vice President – Chief Human Resource Officer and General Manager Retail Services
William Nebes III[7]	2012	$451,990	$50,000	$82,674	$43,770	—	$74,344	$33,337	$736,115
Senior Vice President—Mexico
Sharon S. Stufflebeme	2012	$395,856	—	$126,439	$68,087	—	—	$10,462	$600,844
Senior Vice President – Chief Information Officer	2011	$372,490	—	$116,451	$35,628	$310,445	—	$12,645	$847,659
James F. Gooch[8]	2012	$627,692	—	$1,264,403	$680,866	—	$282,705	$3,927,416	$6,783,082
Former President and Chief Executive Officer	2011	$837,077	—	$1,457,973	$2,442,919	$888,375	$224,628	$19,106	$5,870,078
	2010	$609,206	—	$759,187	$212,616	$1,048,557	$148,467	$18,371	$2,796,404
Lee Applbaum[9]	2012	$93,849	—	$316,097	$170,218	—	—	$948,962	$1,529,126
Former Executive Vice President – Chief Marketing Officer	2011	$527,776	—	$426,037	$129,988	$600,000	—	$3,744	$1,687,545
	2010	$505,481	—	$559,910	$165,370	$600,127	—	$3,544	$1,834,432
Gene M. Dinkens[10]	2012	$351,856	—	$126,439	$68,087	—	—	$688,145	$1,234,527
Former Senior Vice President – Store Operations

(1)	The amounts shown in columns (e) and (f) represent the grant date fair value of awards granted during the fiscal year ended December 31, 2012, in accordance with FASB ASC Topic 718, in connection with restricted stock grants and stock option grants, respectively, and therefore do not include amounts from restricted stock grants and stock option grants made prior to 2012. The valuation methodology and assumptions regarding these grants are described in “Stock-Based Compensation” in Note 2 – Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements contained in RadioShack’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2010, 2011 and 2012, filed with the SEC.

(2)	The amounts shown in column (g) represent bonuses earned for the fiscal year pursuant to the applicable Annual Bonus Plan and the applicable Long-Term Incentive Plan performance cycle. These plans are discussed in more detail on pages 50 through 52. No amounts are shown in column (g) for 2012 under the 2012 Annual Bonus Plan and 2010-2012 Long-Term Incentive Plan Cycle, respectively, because the applicable minimum thresholds were not achieved.

(Notes continue on following page)

(3)	The amounts shown in column (h) reflect the actuarial increase in the present value of the named executive officer’s benefits under all pension plans established by RadioShack, determined using an interest rate and a normal retirement age of 65 consistent with the assumptions used in preparing RadioShack’s financial statements and includes amounts the named executive officer may not currently be entitled to receive because such amounts are not vested.

(4)	For more information regarding the amounts included in column (i), please see “All Other Compensation for 2012 (from Summary Compensation Table)” below.

(5)	Mr. Lively became Acting Chief Executive Officer of the Company on September 25, 2012 and remained Chief Financial Officer and Chief Administrative Officer. He ceased being Acting Chief Executive Officer on February 11, 2013.

(6)	Mr. Jeffries became Executive Vice President – Chief Human Resource Officer and General Manager Retail Services on August 1, 2012. Of the amount listed in column (c) for Mr. Jeffries’s $300,000 represents a guaranteed bonus for 2012. The amount listed in column (d) for Mr. Jeffries represents a sign-on bonus.

(7)	Of the amount listed in column (c) for Mr. Nebes, $140,659 represents a guaranteed bonus for 2012. The amount listed in column (d) for Mr. Nebes represents a discretionary bonus.

(8)	Mr. Gooch’s last day with the Company was September 25, 2012. The amount listed for 2012 in column (i) for Mr. Gooch includes $3,917,008 for severance, COBRA premium payments and accrued compensation and benefits paid pursuant to the terms of Mr. Gooch’s employment agreement.

(9)	Mr. Applbaum’s last day with the Company was March 5, 2012 The amount listed in column (i) for Mr. Applbaum includes $948,877 for severance, COBRA premium payments and accrued vacation paid pursuant to the terms of the Officers’ Severance Program.

(10)	Mr. Dinkens’s last day with the Company was December 17, 2012. The amount listed in column (i) for Mr. Dinkens includes $608,219 for severance, COBRA premium payments, accrued vacation and relocation pay paid pursuant to the terms of the Officers’ Severance Program.

All Other Compensation for 2012 (from Summary Compensation Table)

The following table provides additional information regarding column (i) (All Other Compensation) of the Summary Compensation Table above.

Name	Company Contributions to Employee Benefit Plans[1] ($)	Perquisites and Other Personal Benefits ($)	Tax Gross-Up Payments ($)	Tax Equalization Payments ($)	Termination Payments ($)	Other[2] ($)	Total All Other Compensation ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Dorvin D. Lively[3]	$10,827	$73,913	—	—	—	$490	$85,230
Telvin P. Jeffries[4]	—	$186,265	—	—	—	$133	$186,398
William Nebes III[5]	$9,800	$23,028	—	—	—	$509	$33,337
Sharon S. Stufflebeme	$10,000	—	—	—	—	$462	$10,462
James F. Gooch[6]	$10,000	—	—	—	$3,917,008	$408	$3,927,416
Lee D. Applbaum[7]	—	—	—	—	$948,877	$85	$948,962
Gene M. Dinkens[8]	$13,234	$64,064	$2,314	—	$608,219	$314	$688,145

(1)	The amounts shown in column (b) represent RadioShack’s contributions allocated in 2012 to the accounts of the named executive officers participating in the RadioShack 401(k) Plan. See “Benefit and Retirement Plans” beginning on page 54.

(2)	The amounts shown in column (g) include premiums paid by RadioShack for an executive life insurance policy for each of the named executive officers.

(3)	The amount shown in column (c) for Mr. Lively includes $69,745 for moving expenses and other amounts for COBRA premium reimbursements and premiums for executive long-term disability insurance.

(Notes continue on following page)

(4)	The amount shown in column (c) for Mr. Jeffries includes $15,961 for moving expenses, $12,497 for temporary housing, $130,924 reimbursement for loss and commissions on sale of former home, $25,000 for relocation pay, and other amounts for COBRA premium reimbursements and premiums for executive long-term disability insurance.

(5)	The amount shown in column (c) for Mr. Nebes includes a housing allowance of $21,120 in connection with his acceptance of a foreign assignment and premiums for executive long-term life insurance. With respect to column (e), it is the Company’s policy, over time, to neutralize any adverse tax effects of its U.S. employees’ foreign assignments by making payments to or on behalf of, and requiring payments from, each employee who accepts such an assignment. The goal of this program is to allow each employee to realize the same after-tax compensation the employee would have realized had the employee not accepted the foreign assignment, and had earned the same compensation for services performed wholly within the United States. For years in which payments under this program to or on behalf of an employee exceed payments from the employee, the amount of the excess is included in column (i) of the Summary Compensation Table and in column (e) of the supplemental table for All Other Compensation for that year with respect to the employee. No amount is included in either table for years in which payments under this program from the employee exceed payments to or on behalf of the employee. In 2012, the payments from Mr. Nebes under this program exceeded the payments made to him or on his behalf, by $32,363. Accordingly, no amount is included for Mr. Nebes with respect to this program in column (i) of the Summary Compensation Table above or in column (e) of this All Other Compensation table.

(6)	The amount shown in column (f) for Mr. Gooch represents severance paid pursuant to the terms of his employment agreement, including severance of $3,825,000, COBRA premium payments of $34,196 and accrued compensation and benefits of $57,812.

(7)	The amount shown in column (f) for Mr. Applbaum represents severance paid pursuant to the Officers’ Severance Program, including severance of $928,287, COBRA premium payments of $15,877, and an amount for accrued vacation.

(8)	The amount shown in column (c) for Mr. Dinkens includes $26,737 for moving expenses, $31,000 for relocation pay, and amounts for premiums for executive long-term disability insurance and payment of his wife’s expenses to accompany him on an incentive trip. The amount shown in column (f) for Mr. Dinkens represents severance paid pursuant to the Officers’ Severance Program, including severance of $474,038, COBRA premium payments of $17,957, accrued vacation of $23,128, and relocation pay of $93,096.

Certain Agreements with Named Executive Officers

Employment Offer Letter of Mr. Jeffries. In July 2012, Mr. Jeffries was presented an offer letter describing his employment terms regarding his position as RadioShack’s Executive Vice President – Chief Human Resources officer and General Manager Retail Services. The letter provided Mr. Jeffries would receive a signing bonus of $300,000, a guaranteed bonus in 2013 of $300,000, and an initial base salary of $430,000. On August 1, 2012, the first day of his employment with RadioShack, Mr Jeffries was granted 125,000 shares of restricted stock. The shares vest ratably over three years, assuming continuous employment. In addition, the letter provided that Mr. Jeffries would be eligible to participate in the 2012 Annual Bonus Plan with a target bonus of 75% of his base salary and the 2012 Long Term Incentive Compensation Plan. Mr. Jeffries is eligible to participate in all benefit plans and to receive all perquisites that RadioShack provides to its senior executives, in accordance with their terms. Mr. Jeffries is entitled to four weeks of vacation. RadioShack also reimbursed Mr. Jeffries for his COBRA premium cost until he became eligible for coverage under RadioShack’s health insurance policy.

Retention Arrangement with Mr. Lively. The board approved a retention arrangement with Mr. Lively providing that if he is employed by the Company on October 1, 2013, he will be entitled to receive a one-time cash retention bonus of $1,500,000, less required withholding of taxes. Such payment will be made on or before October 31, 2013. In addition, the Company will grant Mr. Lively $750,000 in value of restricted shares (the “Equity Retention Bonus”). One-third of the Equity Retention Bonus will vest on each of October 1, 2013, October 1, 2014 and October 1, 2015, subject to Mr. Lively being employed by the Company on such vesting dates. If Mr. Lively is terminated without cause prior to October 1, 2013, he will be entitled to the following: (x) a one-time cash payment of $1,500,000, less required withholding of taxes, to be paid within 30 days after the date of such termination; and (y) the vesting of any of the Equity Retention Bonus not vested at the time of such termination. For purposes of the foregoing, “cause” is defined as set forth in the Company’s Officers’ Severance Program.

Grants of Plan-Based Awards for 2012

Name	Grant Date	Approval Date[1]	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock[3] (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards[5] ($/Share)	Closing Market Price on Date of Grant ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Dorvin D. Lively
Annual Incentive Bonus Plan	—	—	$55,941	$559,409	$1,118,119	—	—	—	—	—
Long-Term Incentive Plan	—	—	$34,694	$138,777	$277,555	—	—	—	—	—
Option Award	2/23/12	2/16/12	—	—	—	—	107,239	$7.235	$7.240	$255,325
Restricted Stock Award	2/23/12	2/16/12	—	—	—	65,536	—	—	—	$474,153
Restricted Stock Award	10/25/12	10/1/12	—	—	—	303,643	—	—	—	$749,998
Telvin P. Jeffries
Annual Incentive Bonus Plan	—	—	$300,000	$300,000	$300,000	—	—	—	—	—
Long-Term Incentive Plan	—	—	—	—	—	—	—	—	—	—
Option Award			—	—	—	—		—	—	—
Restricted Stock Award	9/19/12	8/1/12	—	—	—	125,000	—	—	—	$346,250
William Nebes III
Annual Incentive Bonus Plan	—	—	$140,659	$187,545	$375,089	—	—	—	—	—
Long-Term Incentive Plan	—	—	$28,325	$113,300	$226,600	—	—	—	—	—
Option Award	2/23/12	2/16/12	—	—	—	—	18,384	$7.235	$7.240	$43,770
Restricted Stock Award	2/23/12	2/16/12	—	—	—	11,427	—	—	—	$82,674
Sharon S. Stufflebeme
Annual Incentive Bonus Plan	—	—	$27,756	$277,564	$555,128	—	—	—	—	—
Long-Term Incentive Plan	—	—	$63,088	$252,350	$504,700	—	—	—	—	—
Option Award	2/23/12	2/16/12	—	—	—	—	28,597	$7.235	$7.240	$68,087
Restricted Stock Award	2/23/12	2/16/12	—	—	—	17,476	—	—	—	$126,439

Name	Grant Date	Approval Date[1]	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock[3] (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards[5] ($/ Share)	Closing Market Price on Date of Grant ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
James F. Gooch		—	—	—	—	—	—	—	—	—
Annual Incentive Bonus Plan	—	—	—	—	—	—	—	—	—	—
Long-Term Incentive Plan	—	—	—	—	—	—	—	—	—	—
Option Award	2/23/12	2/16/12	—	—	—	—	285,970	$7.235	$7.240	$680,866
Restricted Stock Award	2/23/12	2/16/12	—	—	—	174,762	—	—	—	$1,264,403
Lee D. Applbaum	—	—	—	—	—	—	—	—	—	—
Annual Incentive Bonus Plan	—	—	—	—	—	—	—	—	—	—
Long-Term Incentive Plan	—	—	—	—	—	—	—	—	—	—
Option Award	2/23/12	2/16/12	—	—	—	—	71,493	$7.235	$7.240	$170,218
Restricted Stock Award	2/23/12	2/16/12	—	—	—	43,690	—	—	—	$316,097
Gene M. Dinkens
Annual Incentive Bonus Plan	—	—	—	—	—	—	—	—	—	—
Long-Term Incentive Plan	—	—	$25,750	$103,000	$206,000	—	—	—	—	—
Option Award	2/23/12	2/16/12	—	—	—	—	28,597	$7.235	$7.240	$68,087
Restricted Stock Award	2/23/12	2/16/12	—	—	—	17,476	—	—	—	$126,439

(1)	With respect to the equity awards granted on February 23, 2012 meeting, the MD&C Committee previously established that the number of options and shares of restricted stock to be awarded would be based on the average of the fair market values of a share of RadioShack common stock on the 15 trading days immediately preceding the grant date rather than the fair market value on a day preceding the date of the MD&C Committee’s meeting.

(2)	The amounts shown in columns (d), (e) and (f) reflect the following:

•	The Annual Incentive Bonus Plan has two components:

•

With respect to the component attributable to achievement of the Adjusted EBITDA Target, the amounts shown in column (d) reflect the minimum payment level under this plan, which is 10% of the target amount payable if the Adjusted EBITDA

(Notes continue on following page)

Target is achieved. The amounts shown in column (e) include the target amount payable if the Adjusted EBITDA Target is achieved. The amounts shown in column (f) include amounts equal to 200% of such target amount. For a description of the Annual Incentive Bonus Plan, see “Annual Cash Incentive Bonus” beginning on page on 50.

•

With respect to the component attributable to achievement of the Net Sales Target, no bonus on Net Sales was payable for 2012 unless RadioShack achieved $156 million in Adjusted EBITDA and $4,334.2 million in Net Sales. Accordingly, the amounts shown in column (d) relating to the Net Sales Threshold are 10% of the target amount payable if the Net Sales Target is achieved. The amounts shown in column (e) include the target amount payable if the Net Sales Target is achieved. The amounts shown in column (f) include amounts equal to 200% of such target amount.

•

With respect to the Long-Term Incentive Plan, the amounts shown in column (d) reflect the minimum payment level under the 2012 performance cycle, which is 25% of the target amount shown in column (e). The amounts shown in column (f) are 200% of the target amounts shown in column (e). For a description of the Long-Term Incentive Plan, see “Long-Term Cash Incentive Plan for Executive Officers” on page 51.

For the amounts, if any, actually paid to the named executive officers under the Annual Bonus Plan and the Long-Term Incentive Plan, see column (g) of the Summary Compensation Table on page 59.

(3)	All shares of restricted stock shown in column (g) were granted under the 2009 Incentive Stock Plan and vest ratably over three years, assuming continuous employment.

(4)	All options shown in column (h) were granted under the 2009 Incentive Stock Plan and vest ratably over three years, assuming continuous employment. For persons who continue to serve as employees of RadioShack, options expire seven years after the date of grant.

(5)	All options are awarded with a per share exercise price equal to the fair market value of a share of RadioShack common stock (the average of the high and low sales prices of a share of RadioShack common stock) on the date of grant.

(6)	The threshold, target and maximum amounts for Mr. Jeffries’s 2012 Annual Incentive Bonus Plan were the same because the Company guaranteed Mr. Jeffries that his annual bonus for 2012 would not be less than this amount.

(7)	The threshold amount for Mr. Nebes’s 2012 Annual Incentive Bonus Plan is the amount of his guaranteed annual bonus for 2012.

The following table lists the stock options and restricted stock awards outstanding for each of our named executive officers at the end of 2012. Columns (b) through (e) provide information about outstanding stock options. Columns (f) and (g) list information about awards of restricted stock that had not vested as of December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End 2012

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested[1] ($)
	Exercisable	Unexercisable
(a)	(b)	(c)		(d)	(e)	(f)		(g)
Dorvin D. Lively	3,707	7,415	[2]	$12.640	8/15/2018
		107,239	[3]	$7.235	2/23/2019
						377,091[4]		$799,433
Telvin P. Jeffries						125,000	[5]	$265,000
William Nebes III	6,666	13,334	[6]	$11.845	11/01/2018
		18,384	[7]	$7.235	2/23/2019
						10,413	[8]	$22,076
Sharon S. Stufflebeme	3,912	1,956	[9]	$19.200	2/25/2017
	2,260	4,520	[10]	$14.795	2/25/2018
		28,597	[11]	$7.235	2/23/2019
						25,278	[12]	$53,589
James F. Gooch[13]	168,750	—		$17.795	8/16/2013
	125,000	—		$24.410	9/26/2013
	30,000	—		$18.685	9/26/2013
	80,000	—		$18.520	9/26/2013
	106,667	—		$7.050	9/26/2013
	30,178	—		$19.200	9/26/2013
	84,289	—		$14.795	9/26/2013
	36,643	—		$15.575	9/26/2013
	190,646	—		$7.235	9/26/2013
Lee Applbaum	—	—		—	—	—		—
Gene M. Dinkens[14]	16,667	—		$13.575	3/22/2013
	1,404	—		$14.795	3/22/2013

(1)	For purposes of determining the fair market value of unvested shares, this table was prepared based on the December 31, 2012 closing price of RadioShack common stock on the New York Stock Exchange of $2.12.

(2)	These options vested or will vest, and became or will become exercisable, as follows: 3,707 on August 15, 2012 and August 15, 2013, and 3,708 on August 15, 2014.

(3)	These options vested or will vest, and became or will become exercisable, as follows: 35,746 on each of February 23, 2013 and February 23, 2014, and 35,747 on February 23, 2015.

(Notes continue on following page)

(4)	These shares of restricted stock vested or will vest as follows:

•	3,956 on each of August 15, 2013 and August 15, 2014.

•	21,845 on each of February 23, 2013 and February 23, 2014 and 21,846 on February 23, 2015.

•	101,214 on each of October 1, 2013 and October 1, 2014 and 101,215 on October 1, 2015.

(5)	These shares of restricted stock will vest as follows: 41,666 on August 1, 2013 and 41,667 on each of August 1, 2014 and August 1, 2015.

(6)	These options vested or will vest, and became or will become exercisable, as follows: 6,666 on November 1, 2012 and 6,667 on each of November 1, 2013 and November 1, 2014.

(7)	These options vested or will vest, and became or will become exercisable, as follows: 6,128 on each of February 23, 2013, February 23, 2014 and February 23, 2015.

(8)	These shares of restricted stock vested or will vest as follows:

•	662 on February 25, 2013.

•	784 on February 25, 2013 and 785 on February 25, 2014.

•	2,727 on each of February 23, 2013 and February 23, 2014 and 2,728 on February 23, 2015.

(9)	These options vested and became exercisable, as follows: 1,956 on each of February 25, 2011, February 25, 2012 and February 25, 2013.

(10)	These options vested or will vest, and became or will become exercisable, as follows: 2,260 on each of February 25, 2012, February 25, 2013 and February 25, 2014.

(11)	These options vested or will vest, and became or will become exercisable, as follows: 9,532 on each of February 23, 2013 and February 23, 2014 and 9,533 on February 23, 2015.

(12)	These shares of restricted stock vested or will vest as follows:

•	2,554 on February 25, 2013.

•	2,624 on each of February 25, 2013 and February 25, 2014.

•	5,825 on each of February 23, 2013 and February 23, 2014 and 5,826 on February 23, 2015.

(13)	Under the terms of his separation, Mr. Gooch’s options will remain exercisable through the earlier of their original expiration date or September 26, 2013.

(14)	Due to his termination on December 22, 2012, Mr. Dinkens’s options remained exercisable for a period of three months, and any unexercised options expired on March 22, 2013.

The following table lists shares of RadioShack common stock that were acquired by our named executive officers during 2012 through the exercise of stock options or the vesting of restricted stock. The value realized on vesting in column (e) below is equal to the average of the high and low sales prices of a share of RadioShack common stock on the New York Stock Exchange on the date of vesting multiplied by the number of shares acquired on vesting.

Option Exercises and Stock Vested for 2012

Name	Options Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Dorvin D. Lively	—	—	3,955	$11,667
Telvin P. Jeffries	—	—	—	—
William Nebes III	—	—	6,691	$55,734
Sharon S. Stufflebeme	—	—	5,177	$36,912
James F. Gooch	—	—	263,164	$924,282
Lee D. Applbaum	—	—	30,986	$219,588
Gene M. Dinkens	—	—	2,548	$18,167

The table below shows the present value of accumulated benefits payable to each of our named executive officers as of December 31, 2012 under the SERP, determined using an interest rate and a normal retirement age of 65 consistent with RadioShack’s financial statements. For information regarding the SERP, see “Supplemental Executive Retirement Plan” on page 55.

Pension Benefits for 2012

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)[1]	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Dorvin D. Lively	—	—	—	—
Telvin P. Jeffries	—	—	—	—
William Nebes III	Supplemental Executive Retirement Plan	4.42	$235,638	$0
Sharon S. Stufflebeme	—	—	—	—
James F. Gooch	Supplemental Executive Retirement Plan	6.25	—	$0
Lee. D. Applbaum		—	—	—
Gene M. Dinkens		—	—	—

(1)	The calculation of the present value of accumulated benefit assumes a discount rate of 2.61%, no projected salary increases, a 10-year certain form of payment, and a normal retirement age of 65. This discount rate was developed using a cash-flow matching technique, where cash flows from the SERP were matched against the Citigroup Pension Liability Discount Curve, and an internal rate of return of 2.61% was calculated. The accumulated benefits in this column equal the single sum value of the annuity earned as of December 31, 2012. No mortality rate is utilized as plan benefits are not affected by post-retirement mortality. Column (d) includes amounts that our named executive officer may not currently be entitled to receive because the amounts may not be vested.

The table below shows information regarding the Executive Deferred Compensation Plan for each of our named executive officers as of December 31, 2012, including contributions, earnings, withdrawals and distributions, and balance. For more information, see “Executive Deferred Compensation Plan” on pages 55-56 and 69-70.

Nonqualified Deferred Compensation for 2012

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
(a)	(b)	(c)	(d)	(e)	(f)
Dorvin D. Lively	—	—	—	—	—
Telvin P. Jeffries	—	—	—	—	—
William Nebes III	—	—	—	—	—
Sharon S. Stufflebeme	$20,384	—	$1,994	—	$62,210
James F. Gooch	—	—	—	—	—
Lee. D. Applbaum	—	—	—	—	—
Gene M. Dinkens	—	—	—	—	—

Potential Payment Obligations upon Termination of Employment or Change in Control

RadioShack has certain agreements, programs and plans that provide, under certain conditions, for payments and benefits to our named executive officers upon termination of employment as a result of various causes or following a change in control of RadioShack (as these are defined in the agreements, programs and plans).

Officers’ Severance Program

RadioShack’s Officers’ Severance Program (the “Officers’ Severance Program”) applies to each of our currently employed named executive officers.

Benefits under the Officers’ Severance Program are based on the named executive officer’s tenure and seniority level with RadioShack. With respect to each of our named executive officers, if such officer’s employment is terminated for any reason other than death, disability or cause, or if such officer terminates his or her employment for good reason, the officer would receive the equivalent of 18 months of his or her base salary, plus one month per year of service (up to a maximum of two years) in a lump-sum payment. Additionally, such officer would receive outplacement services and a lump-sum payment for COBRA coverage for one year.

No benefits are payable under the Officers’ Severance Program if a named executive officer terminates his employment without good reason or if the employment of the officer is terminated as a result of death, disability, or cause.

To receive severance benefits under the Officers’ Severance Program, a named executive officer eligible for benefits must agree, for the duration of the severance payments, not to solicit or interfere with RadioShack’s employees and customers. The duration of these restrictions for our named executive officers ranges from 18 months to 24 months, depending on the tenure and title of the officer. The officer is also required to enter into an agreement containing certain non-disparagement and confidentiality obligations to RadioShack. The duration of these obligations is indefinite. Prior to any benefits being provided under the Officers’ Severance Program, the named executive officer must execute a general release in favor of RadioShack. Finally, no rights under the agreement or the release can be waived unless both parties agree in a signed written instrument.

A named executive officer may be entitled to receive benefits under the Officers’ Severance Program and the Termination Protection Plan (Level I), without duplication of benefits, where his or her employment is terminated no more than 12 months prior to or within 24 months following a change in control and his or her benefits under the Officers’ Severance Program would be greater than his or her benefits under the Termination Protection Plan (Level I). However, the benefits the officer would receive under the Termination Protection Plan (Level I) would reduce the benefits he or she would receive under the Officers’ Severance Program.

Supplemental Executive Retirement Plan

Messrs. Gooch and Nebes were participants in the SERP as of December 31, 2012. None of our other named executive officers were participants in the SERP as of December 31, 2012. For additional information regarding the SERP, see “Supplemental Executive Retirement Plan” on page 55.

The SERP provides for death and retirement benefits. These benefits are generally paid in 120 equal monthly installments, beginning on the first business day of the seventh month following the participant’s retirement date. Generally, no benefits are paid under the SERP where a SERP participant retires prior to the age of 55, and a reduced SERP benefit is paid where the SERP participant retires at or after the age of 55 but prior to the age of 65. The SERP benefit will also be reduced where the participant retires at or after the age of 71. Mr. Nebes has attained the age of 55 as of December 31, 2012.

In the event a SERP participant’s employment is terminated for cause, no benefits would be paid to the participant under the SERP. In the event a SERP participant’s employment is terminated without cause on or following age 55, the SERP benefits, which will be calculated as set forth in the SERP based on the participant’s age, would be paid in 120 equal monthly installments beginning on the first business day of the seventh month following the participant’s termination date. Upon the death of the participant at or prior to age 65, the participant’s designated beneficiaries would be entitled to receive the participant’s normal SERP benefit, paid in 120 equal monthly payments beginning on the first business day of the seventh month following the participant’s death. Upon a participant’s death within one year following the participant’s involuntary termination, the participant’s designated beneficiary would also be entitled to the SERP benefit described in the previous sentence to the extent SERP benefits vest or become payable under the SERP in connection with a change in control (as defined in the SERP).

In the event of a change in control, a SERP participant would become vested in the maximum amount payable at age 65 under the SERP, subject to reduction if the change in control occurs after the participant reaches age 65 and the participant has not retired by that time. The SERP benefit that becomes vested in connection with a change in control would be payable in one lump-sum payment on the participant’s termination date, provided that the participant’s termination of employment occurs within two years following a change in control (except that if necessary to comply with deferred compensation regulations under the Internal Revenue Code, the payment would instead be made on the first business day of the seventh month following his termination, or if the participant dies during this six-month period, upon the participant’s death). The lump-sum payment would be equal to the present value of the normal SERP benefit.

To receive benefits under the SERP, a participant must undertake a non-competition obligation to RadioShack through the period ending one year after cessation of payment of benefits.

Executive Deferred Compensation Plan

Participants in the EDCP are permitted to defer the receipt of salary, annual bonus, and long-term cash incentive awards. The Company makes no matching contributions to the EDCP. Ms. Stufflebeme is the only named executive officer participating in the EDCP. If a participant’s employment is terminated for any reason prior to the participant reaching age 55 or in the event of a change in control, the participant’s entire balance would be paid to the participant or the participant’s beneficiary in a lump-sum as provided in the EDCP. For more information regarding the EDCP, see “Benefit and Retirement Plans” beginning on page 54.

Termination Protection Plan (Level I)

All of our currently employed named executive officers are participants in RadioShack’s Termination Protection Plan (Level I). This plan may be terminated by RadioShack under certain specified circumstances.

If no change in control has occurred or is threatened, and the participant’s employment is terminated for any reason, no benefits are payable under this plan.

If, within 24 months following a change in control, a participant’s employment is terminated by the Company for cause, by the participant without good reason, or due to the death, disability or retirement of the participant, the participant would receive his or her accrued compensation (which would be equal to all unpaid amounts earned or accrued through the termination date, including base salary, reimbursement for any expenses incurred on behalf of RadioShack, vacation pay if required by law, and bonuses and incentive compensation (other than the pro rata bonus described in the following sentence)). The participant would also be entitled to a pro rata portion of his or her highest annual bonus for any of the three full fiscal years ended immediately prior to the change in control, unless he or she had been terminated for cause.

If a participant’s employment is terminated within the 24-month period following a change in control without cause, within the 12-month period before a change in control (in limited circumstances), or if the participant terminated employment for good reason, under the plan the participant would receive, in addition to the accrued compensation and the pro rata bonus described above, the following in a single lump-sum cash payment:

•	an amount equal to the participant’s annual salary at the termination date (or, if higher, the highest rate in effect during the 90-day period prior to the change in control),

•	an amount equal to the participant’s highest annual bonus for any of the three full fiscal years ended immediately prior to the change in control, and

•	an amount equal to 30% of the participant’s annual salary, in lieu of additional benefits.

This plan also provides that to receive benefits, a participant must (i) sign a release of all claims against RadioShack, (ii) agree not to disparage RadioShack, (iii) sign a confidentiality agreement, and (iv) agree not to solicit or interfere with employees or customers of RadioShack for twelve months following the termination date. The obligations under (ii) and (iii) above are of indefinite duration. Finally, no rights under the agreement or the release can be waived unless both parties agree in a signed written instrument.

Certain Definitions

The definitions of “cause,” “good reason,” and “change in control” vary among the Officers’ Severance Program, the Termination Protection Plan (Level I) and the SERP.

In very general terms, in the Officers’ Severance Program and Termination Protection Plan (Level I), “cause” includes an executive officer’s felony conviction, failure to perform his or her duties or, in the case of the Termination Protection Plan (Level I), engaging in conduct demonstrably and materially injurious to RadioShack. “Cause” under the Officers’ Severance Program also includes illegal conduct, acts of dishonesty, financial impropriety or gross misconduct injurious to RadioShack, certain criminal convictions and violations of RadioShack’s code of ethics or the executive officer’s fiduciary duties. Under the SERP, a termination due to the executive officer’s dishonesty, fraudulent conduct or indictment for a felony crime involving moral turpitude is treated like a termination for cause.

“Good reason” is defined in the Officers’ Severance Program and the Termination Protection Plan (Level I) to include, in very general terms, a reduction (or material reduction) in the executive officer’s duties or responsibilities and certain reductions in his or her compensation. The Termination Protection Plan (Level I) also define “good reason” to include RadioShack’s failure to obtain the agreement of any successor or assignee to assume RadioShack’s obligations under the applicable agreement or plan.

In very general terms, “change in control” means, for purposes of the Termination Protection Plan (Level I), the 2009 Incentive Stock Plan, the Omnibus Plan and the SERP:

•

subject to certain exceptions, an acquisition by a person of 15% (25% in the case of the Omnibus Plan) or more of the combined voting power of RadioShack’s then outstanding voting securities (excluding acquisitions by RadioShack, its subsidiaries and their employee benefit plans and Non-Control Transactions (as defined below));

•

the individuals who are members of RadioShack’s board of directors (the “Incumbent Board”) ceasing to constitute at least two-thirds (a majority in the case of the Omnibus Plan) of the board; provided that if the election or nomination for election by RadioShack’s shareholders of any new director was approved by a vote of at least two-thirds (a majority in the case of the Omnibus Plan) of the Incumbent Board, such new director shall be considered a member of the Incumbent Board (subject to certain exceptions in connection with the settlement of any proxy contest);

•	a merger, consolidation, reorganization or other business combination transaction with or into RadioShack or in which securities of RadioShack are issued, unless:

(a)	the shareholders of RadioShack immediately before such transaction own at least 60% of the combined voting power of the outstanding voting securities of the surviving corporation following the transaction in substantially the same proportion as before the transaction;

(b)	the members of the Incumbent Board immediately prior to execution of the agreement providing for the transaction constitute at least two-thirds (a majority in the case of the Omnibus Plan) of the members of the board of directors of the surviving corporation; or

(c)	no person other than RadioShack, any subsidiary, their employee benefit plans or any person who, immediately prior to such transaction, had 15% (25% in the case of the Omnibus Plan) or more of the combined voting power of RadioShack’s then outstanding voting securities have beneficial ownership of 15% (25% in the case of the Omnibus Plan) or more of the combined voting power of the surviving corporation’s then outstanding voting securities;

(the exceptions in the preceding clauses (a), (b), and (c) being called “Non-Control Transactions”);

•	a complete liquidation and dissolution of RadioShack; or

•	most sales of substantially all of RadioShack’s assets.

Incentive Stock Plans

Our named executive officers have received grants of stock options and restricted stock under the RadioShack Corporation 2009 Incentive Stock Plan, and if it is approved by the shareholders, will receive such grants under the Omnibus Plan. If a named executive officer’s employment with RadioShack were terminated as a result of cause, the officer’s stock options would immediately be forfeited and cancelled. Additionally, if a named executive officer terminated his or her employment for any reason (other than retirement), or if his or her employment were terminated, the executive’s stock options would expire three months after the date of termination (or the expiration date of the option, whichever was earlier).

If a named executive officer’s employment were to terminate as a result of death or disability, the officer’s stock options would expire three years after the date of death or disability (or the expiration date of the option, whichever is earlier). Also in the event of death or disability, all unvested stock options would vest immediately. If a named executive officer were to retire from RadioShack at age 55 years or older, the officer’s stock options would expire three years after the date of retirement or the date of expiration of the option, whichever is earlier. Also in the event of retirement of an officer at age 55 years or older, all unvested options held for 12 months or more would vest immediately.

If a named executive officer’s employment were to terminate for any reason other than death, disability, retirement, or in connection with a change in control all unvested shares of restricted stock would be forfeited. All restricted shares would vest immediately if the executive’s employment were terminated due to retirement (at age 55 years or older), or if the executive died or became disabled. Restricted shares may also vest immediately should there be a change in control.

The terms that apply to Mr. Gooch’s equity awards differed from the terms applicable to the stock options granted to our named executive officers generally. Upon his employment ceasing with the Company, all of Mr. Gooch’s time-vested equity awards (other than a promotional award of non-qualified stock options, 10% of which vested on February 1, 2012, and will remain outstanding through September 25, 2013, and the balance of which were cancelled on Mr. Gooch’s departure from the Company) that would have vested within the upcoming two-year period vested. Stock options and stock appreciation rights that were subject to the accelerated vesting will remain exercisable for the lesser of 12 months or until the expiration of the award.

Annual Bonus Plan

All of our currently-employed named executive officers were participants in RadioShack’s 2012 Annual Bonus Plan. Generally, if prior to the payment of a bonus, a named executive officer’s employment had been terminated for any reason other than by death, disability or retirement, the officer would not have been entitled to any bonus under the program. If a named executive officer dies, experiences a termination of employment due to disability, or retires at age 55 years or older prior to the end of the award period, the participant or his or her beneficiary will receive a pro-rated bonus as set forth in the program. No benefits would have been payable under the program in the event of a change in control. Benefits would, however, have been payable in the event of a change in control to our named executive officers in accordance with the Termination Protection Plan (Level I).

Long-Term Incentive Plan

Our named executive officers have generally been participants in our Long-Term Incentive Plan. For information on which named executive officers are participants in each of our Long-Term Incentive Plan performance cycles, see the table on page 52. If, prior to payment of the award, a named executive officer’s employment was terminated for any reason other than by death, disability or retirement, the officer would not be entitled to any incentive under the plan. If a named executive officer were to die, experience a termination of employment due to disability, or retire at age 55 years or older prior to the end of a performance cycle, the participant or his or her beneficiary would receive a pro rata bonus as set forth in the plan. No benefits would be payable under the plan in the event of a change in control. Benefits would, however, be payable to our named executive officer in accordance with the Termination Protection Plan (Level I).

Potential Payments upon Termination of Employment or Change in Control at December 31, 2012

Pursuant to Item 402(j) of SEC Regulation S-K, the following tables set forth the estimated amounts that would have been payable to each of our named executive officers under the following plans or agreements if a termination of employment had occurred on December 31, 2012 under the specified triggering events. The December 31, 2012 per share closing price of RadioShack common stock on the New York Stock Exchange was $2.12.

Dorvin D. Lively

Plans	Termination Event
	For Cause or Without Good Reason	Death	Disability	For Good Reason or Without Cause	For Good Reason or Without Cause in the Event of a Change in Control
Officers’ Severance Program[1]	—	—	—	$1,210,010	—	[2]
Termination Protection Plan (Level I)	—	—	—	—	$1,385,466	[2]
Annual Bonus Program	—	—	—	—	—
Long-Term Incentive Plan	—	—	—	—	—
Stock Options[3]	—	—	—	—	—
Restricted Stock[4]	—	$799,433	$799,433	—	—
Executive Life Insurance and Executive Long-Term Disability Insurance[5]	—	$590,000	$360,000	—	—

(1)	Mr. Lively’s benefits under the Officers’ Severance Program would have been paid in a lump-sum on the earlier of the first business day of the seventh month following Mr. Lively’s separation from service or his death. The amount shown includes an aggregate of $17,311 for COBRA premium payments and $5,200 for RadioShack’s cost of outplacement services to be provided under the program.

(2)	Because the amount to be paid to Mr. Lively under the Officers’ Severance Program would have been less than the amount Mr. Lively would have been entitled to receive under the Termination Protection Plan (Level I), in the event of a change in control Mr. Lively would have received payment only under the Termination Protection Plan (Level I).

(3)	Represents accelerated vesting, under each proposed scenario, of the unvested options held by Mr. Lively as of December 31, 2012. The per share exercise price of all of Mr. Lively’s unvested options was higher than $2.12, the per share closing price of RadioShack common stock on December 31, 2012.

(4)	Represents accelerated vesting, under each proposed scenario, of unvested restricted stock held by Mr. Lively as of December 31, 2012.

(5)	Represents the proceeds that would have been payable to Mr. Lively’s beneficiaries upon his death under the executive life insurance policy provided by RadioShack to Mr. Lively ($590,000) and the annual maximum amount that Mr. Lively would have been entitled to receive under the executive long-term disability policy provided by RadioShack to Mr. Lively ($360,000).

Telvin P. Jeffries

Plans	Termination Event
	Death	Disability	For Good Reason or Without Cause	For Good Reason or Without Cause in the Event of a Change in Control
Officers’ Severance Program[1]	—	—	$755,200	—	[2]
Termination Protection Plan (Level I)	—	—	—	$755,200	[2]
Annual Bonus Program	—	—	—	—
Long-Term Incentive Plan	—	—	—	—
Stock Options	—	—	—	—
Restricted Stock[3]	$265,000	$265,000	—	—
Executive Life Insurance and Executive Long-Term Disability Insurance[4]	$590,000	$360,000	—	—

(1)	Mr. Jeffries’s benefits under the Officers’ Severance Program would have been paid in a lump-sum on the earlier of the first business day of the seventh month following Mr. Jeffries’s separation from service or his death. The amount shown includes $5,200 for RadioShack’s cost of outplacement services to be provided under the program.

(2)	Because the amount to be paid to Mr. Jeffries under the Officers’ Severance Program would have been less than the amount Mr. Jeffries would have been entitled to receive under the Termination Protection Plan (Level I), in the event of a change in control Mr. Jeffries would have received payment only under the Termination Protection Plan (Level I).

(3)	Represents accelerated vesting, under each proposed scenario, of shares of restricted stock held by Mr. Jeffries as of December 31, 2012.

(4)	Represents the proceeds that would have been payable to Mr. Jeffries’s beneficiaries upon his death under the executive life insurance policy provided by RadioShack to Mr. Jeffries ($590,000) and the annual maximum amount that Mr. Jeffries would be entitled to receive under the executive long-term disability policy provided by RadioShack to Mr. Jeffries ($360,000).

William Nebes III

Plans	Termination Event
	Death	Disability	For Good Reason or Without Cause	For Good Reason or Without Cause in the Event of a Change in Control
Supplemental Executive Retire Plan	$57,272	—	—	$51,555
Officers’ Severance Program[1]	—	—	$443,048	—	[2]
Termination Protection Plan (Level I)	—	—	—	$778,910	[2]
Annual Bonus Program	—	—	—	—
Long-Term Incentive Plan	—	—	—	—
Stock Options[3]	—	—	—	—
Restricted Stock[4]	$22,076	$22,076	—	—
Executive Life Insurance and Executive Long-Term Disability Insurance [5]	$590,000	$360,000	—	—

(1)	Mr. Nebes’s benefits under the Officers’ Severance Program would have been paid in a lump-sum on the earlier of the first business day of the seventh month following Mr. Nebes’s separation from service or his death. The amount shown includes an aggregate of $386 for COBRA premium payments for 12 months and $4,200 for RadioShack’s cost of outplacement services to be provided under the program.

(2)	Because the amount to be paid to Mr. Nebes under the Officers’ Severance Program would have been less than the amount Mr. Nebes would have been entitled to receive under the Termination Protection Plan (Level I), in the event of a change in control Mr. Nebes would have received payment only under the Termination Protection Plan (Level I).

(3)	Represents accelerated vesting, under each proposed scenario, of the unvested options held by Mr. Nebes as of December 31, 2012. The per share exercise price of all of Mr. Nebes’s unvested options was higher than $2.12, the per share closing price of RadioShack common stock on December 31, 2012.

(4)	Represents accelerated vesting, under each proposed scenario, of unvested restricted stock held by Mr. Nebes as of December 31, 2012.

(5)	Represents the proceeds that would be payable to Mr. Nebes’s beneficiaries upon his death under the executive life insurance policy provided by RadioShack to Mr. Nebes ($590,000) and the annual maximum amount that Mr. Nebes would be entitled to receive under the executive long-term disability policy provided by RadioShack to Mr. Nebes ($360,000).

Sharon S. Stufflebeme

Plans	Termination Event
	For Cause or Without Good Reason	Death	Disability	For Good Reason or Without Cause	For Good Reason or Without Cause in the Event of a Change in Control
Officers’ Severance Program[1]	—	—	—	$478,239	—	[2]
Termination Protection Plan (Level I)	—	—	—	—	$1,076,062	[2]
Annual Bonus Program	—	—	—	—	—
Long-Term Incentive Plan	—	—	—	—	—
Stock Options[3]	—	—	—	—	—
Restricted Stock[4]	—	$53,589	$53,589	—	—
Executive Deferred Compensation Plan	$62,210	$62,210	$62,210	$62,210	$62,210
Executive Life Insurance and Executive Long-Term Disability Insurance[5]	—	$590,000	$360,000	—	—

(1)	Ms. Stufflebeme’s benefits under the Officers’ Severance Program would have been paid in a lump-sum on the earlier of the first business day of the seventh month following her separation from service or her death. The amount shown includes $4,200 for RadioShack’s cost of outplacement services to be provided under the program.

(2)	Because the amount to be paid to Ms. Stufflebeme under the Officers’ Severance Program would have been less than the amount she would have been entitled to receive under the Termination Protection Plan (Level I), in the event of a change in control Ms. Stufflebeme would have received payment only under the Termination Protection Plan (Level I).

(3)	Represents accelerated vesting, under each proposed scenario, of certain unvested options held by Ms. Stufflebeme as of December 31, 2012. The per share exercise price of all of Ms. Stufflebeme’s unvested options was higher than $2.12, the per share closing price of RadioShack common stock on December 31, 2012.

(4)	Represents accelerated vesting, under each proposed scenario, of unvested shares of restricted stock held by Ms. Stufflebeme as of December 31, 2012.

(5)	Represents the proceeds that would be payable to Ms. Stufflebeme’s beneficiaries upon her death under the executive life insurance policy provided by RadioShack to Ms. Stufflebeme ($590,000) and the annual maximum amount that Ms. Stufflebeme would be entitled to receive under the executive long-term disability policy provided by RadioShack to Ms. Stufflebeme ($360,000).

The amounts in the tables above do not include certain payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment.

These include:

•	accrued and unpaid salary and bonus,

•	distributions of balances under the RadioShack 401(k) Plan, and

•	the value of option continuation upon retirement, death or disability.

Benefits to Certain Former Executive Officers upon Termination of Employment

Mr. Gooch. In connection with his termination of employment effective September 25, 2012, Mr. Gooch received benefits pursuant to his agreement with the Company that included $57,812 in accrued compensation and benefits, $3,825,000 for severance and $34,196 for payment of COBRA premiums. In addition, all of Mr. Gooch’s time-vested equity awards that would have otherwise vested within two years following Mr. Gooch’s termination of employment became immediately exercisable or vested other than the “promotional award” of 366,434 non-qualified stock options, 10% of which vested on February 1, 2012, which will remain outstanding through September 25, 2013. The unvested 90% balance was cancelled upon Mr. Gooch’s departure from the Company. Mr. Gooch’s other outstanding options will remain exercisable through the earlier of their original expiration date or September 26, 2013. If the Company experiences a change in control within the one year period beginning September 25, 2012, the SERP provides that Mr. Gooch, or his beneficiary, will be entitled to receive a lump sum equal to the present value of his remaining plan benefit on the date of the change in control. In the event a change in control had occurred on December 31, 2012, Mr. Gooch would have received a lump-sum payment of $643,150. Additionally, pursuant to his agreement, Mr. Gooch and the Company entered into a mutual general release agreement that provides for the mutual release and non-disparagement obligation of RadioShack and Mr. Gooch. Mr. Gooch is also subject to certain non-competition and non-solicitation requirements under the agreement for a period of 12 months.

Mr. Applbaum. In connection with his termination of employment effective March 5, 2012, Mr. Applbaum received benefits pursuant to the Officers’ Severance Program. Mr. Applbaum received a lump-sum payment that included $928,287 for severance, $4,713 for accrued unused vacation, and $15,877 for payment of COBRA premiums. Mr. Applbaum also received one year of outplacement assistance. Mr. Applbaum and the Company entered into a Confidentiality, Nonsolicitation and General Release Agreement, effective March 5, 2012, which contains non-competition and non-solicitation restrictions that have a term of approximately 21 months.

Mr. Dinkens. In connection with his termination of employment effective December 17, 2012, Mr. Dinkens received benefits pursuant to the Officers’ Severance Program. Mr. Dinkens received a lump-sum payment that included $474,038 for severance, $23,128 for accrued unused vacation, $93,096 relocation pay and $17,957 for payment of COBRA premiums. Mr. Dinkens also received one year of outplacement assistance. Mr. Dinkens and the Company entered into a Confidentiality, Nonsolicitation and General Release Agreement, effective December 17, 2012, which contains non-competition and non-solicitation restrictions that have a term of approximately 21 months.

COSTS OF SOLICITATION

We bear all expenses incurred in connection with the solicitation of proxies for the annual meeting of shareholders. In addition, we have engaged D.F. King & Co., Inc. to assist with the solicitation of proxies for a fee of $12,500 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock held in their names. Our directors, officers and employees may also solicit proxies by mail, electronically, facsimile, telephone and personal contact. They will not receive any additional compensation for these activities.

SHAREHOLDER PROPOSALS AND NOMINATIONS

FOR DIRECTORS FOR THE 2014 ANNUAL MEETING

Shareholder Proposals

We must receive proposals of shareholders intended to be presented at the 2014 annual meeting of shareholders, which is currently scheduled to be held on May 15, 2014, on or before December 12, 2013,

for the proposals to be eligible for inclusion in our proxy statement and proxy relating to that meeting. These written proposals should be sent to the Corporate Secretary at Mail Stop CF4-101, 300 RadioShack Circle, Fort Worth, Texas 76102.

With respect to shareholder proposals for the 2014 annual meeting that are not to be included in the proxy statement, these proposals must be received by the Corporate Secretary of RadioShack at the above address no earlier than January 16, 2014 and no later than February 15, 2014.

Nominations for Election as Director

In accordance with RadioShack’s bylaws and Corporate Governance Framework, as well as applicable law, nominations for the election of directors may be made by the board, by the Corporate Governance Committee of the board, or by any shareholder generally eligible to vote in the election of directors.

Shareholders who wish to nominate persons for election as directors at the 2014 annual meeting must give written notice of their intention to make a nomination to the Corporate Secretary of RadioShack at the above address no earlier than January 16, 2014 and no later than February 15, 2014. The notice must set forth:

•	the name and address, as they appear on RadioShack’s records, of the shareholder making the nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination is made,

•	the number of shares of RadioShack common stock owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the nomination is made,

•	any material interest or relationship that the shareholder of record and/or the beneficial owner, if any, on whose behalf the proposal or nomination is made may respectively have with the nominee,

•	any other information regarding the nominee that would be required to be included in a proxy statement filed pursuant to the SEC’s proxy rules,

•	the written consent of the nominee to be named in the proxy statement and to serve as a director if elected,

•	as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination is being made,

•	the name and address of the shareholder as they appear on RadioShack’s books, and the name and address of the beneficial owner,

•	the class and number of shares of RadioShack common stock owned of record by the shareholder, and beneficially held by the beneficial owner, as of the date of the notice,

•

the agreement of the shareholder to notify RadioShack within five business days after the record date for the meeting as to the class and number of shares of RadioShack common stock owned of record by the shareholder, and beneficially held by the beneficial owner, on the record date, and

•	the shareholder’s representation that the shareholder or the beneficial owner intends to appear in person or by proxy at the meeting to propose such nomination,

•	as to the shareholder giving notice or, if the notice is being given on behalf of a beneficial owner on whose behalf the nomination is being made, as to such beneficial owner,

•	the class and number of shares of RadioShack common stock beneficially owned by the shareholder or the beneficial owner as of the date of the notice, and the agreement of the shareholder to notify RadioShack within five business days after the record date for the meeting as to the class and number of shares of RadioShack common stock beneficially owned by the shareholder or beneficial owner on the record date,

•

a description of any agreement, arrangement or understanding between or among the shareholder, beneficial owner and any other person, and the agreement of the shareholder to notify RadioShack within five business days after the record date for the meeting of any such agreement, arrangement or understanding as of the record date,

•

a description of any agreement, arrangement or understanding that has been entered into as of the date of the notice by, or on behalf of, such shareholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of RadioShack stock, or increase or decrease the voting power of the shareholder or beneficial owner with respect to shares of RadioShack stock, and the agreement of the shareholder to notify RadioShack within five business days after the record date for the meeting of any such agreement, arrangement or understanding as of the record date, and

•	such other information as RadioShack may require in order to determine the eligibility of the person to serve as a director.

Each board nominee will be subject to an independent background investigation as part of the nomination process.

The board has delegated the responsibility for evaluating potential board nominees to the Corporate Governance Committee. The committee will consider director candidates recommended by shareholders in accordance with the procedures described above and in RadioShack’s Corporate Governance Framework. Candidates must be highly qualified and exhibit both an interest in serving and a willingness to serve on the board. In addition, candidates should take into consideration the characteristics described beginning on page 20. Candidates must represent the interests of all shareholders and not those of a special interest group. The committee, after reviewing nominees under the procedures and standards established in its charter and RadioShack’s Corporate Governance Framework, will propose a slate of nominees for election to the board at RadioShack’s annual meeting of shareholders. The board will review and approve the final slate of nominees to submit to the shareholders for election.

By Order of the Board of Directors,

ROBERT C. DONOHOO
Vice President, General Counsel and Corporate Secretary

April 11, 2013

APPENDIX A

RADIOSHACK CORPORATION

2013 OMNIBUS INCENTIVE PLAN

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RADIOSHACK CORPORATION

2013 OMNIBUS INCENTIVE PLAN

Section I.

General Provisions

A.	Purpose of Plan; Stockholder Approval; All Existing Plans Superseded

1. The purpose of the RadioShack Corporation 2013 Omnibus Incentive Plan (the “Plan”) is to enhance the profitability and value of the Company for the benefit of its stockholders by providing for stock options and other stock awards to attract, retain and motivate officers and other key employees who make important contributions to the success of the Company, and to provide equity-linked compensation for directors, consultants and other advisors of the Company.

2. The Plan will be submitted to the stockholders of the Company at the Annual Meeting of Stockholders for 2013, and will take effect upon approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at the meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware, following the adoption of the Plan by the Board. Awards may be made by the Committee prior to the date of stockholder approval of the Plan, but all such Awards shall be subject to stockholder approval of the Plan and shall be null and void if the Plan is not approved by the stockholders.

3. When approved by the stockholders, this Plan will supersede (i) the Third Amended and Restated RadioShack Corporation 2004 Deferred Stock Unit Plan for Non-Employee Directors (the “2004 Stock Plan”), and (ii) the First Amended and Restated RadioShack Corporation 2009 Incentive Stock Plan (the “2009 Stock Plan”), each of which was previously approved by the stockholders of the Company. No additional awards will be granted under either of the superseded plans following the approval of this Plan by the stockholders as set forth above. The superseded plans will, however, remain in effect with respect to awards outstanding thereunder as of May 16, 2013. If any such award is forfeited, terminates, or expires thereafter, the Shares that were subject to such award at the time of such forfeiture, termination, or expiration will be added in accordance with the provisions of Section I.D.2. to the reserve of Shares for the granting of Awards pursuant to this Plan.

B.	Definitions of Terms as Used in the Plan

“1997 Stock Plan” shall mean the Amended and Restated RadioShack Corporation 1997 Incentive Stock Plan.

“1999 Stock Plan” shall mean the Amended and Restated RadioShack Corporation 1999 Incentive Stock Plan.

“2001 Stock Plan” shall mean the Amended and Restated RadioShack Corporation 2001 Incentive Stock Plan.

“2004 Stock Plan” shall have the meaning specified in Section I.A.3.

“2009 Stock Plan” shall have the meaning specified in Section I.A.3.

“Average Fair Market Value” shall mean as of any date the average of the Fair Market Values of a Share on the thirty (30) trading days prior to such date.

“Award” shall mean an Option, an Other Stock Award, or a Bonus Award granted under the terms of the Plan.

“Award Agreement” shall mean the written agreement between the Company and an Awardee evidencing the grant of an Award and setting forth the terms and conditions thereof.

“Awardee” shall mean the recipient of an Option, an Other Stock Award, or a Bonus Award.

“Beneficial Ownership” and derivations thereof such as “Beneficial Owner” and “Beneficially Owned” shall have the same meaning as in Rule 13d-3 promulgated under the Exchange Act.

“Board” shall mean the Board of Directors of the Company.

“Bonus Award” shall mean any Award granted under Section IV.

“Business Day” shall mean any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Change in Capitalization” shall mean any increase or reduction in the number of Shares, or any change (including without limitation a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

“Change in Control” shall mean the occurrence during the term of the Plan and during the term of any Award of:

(a) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any Person immediately after which such Person has Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided that in determining whether a Change in Control has occurred, Voting Securities that are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition that would cause a Change in Control;

A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Controlled Subsidiary”), (ii) the Company or its Controlled Subsidiaries, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined).

(b) The individuals who, as of May 16, 2013, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board; provided that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the members of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; and provided further that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including without limitation by reason of any agreement intended to avoid or settle any Proxy Contest; or

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(c) The consummation of:

(i) A merger, consolidation, reorganization or other business combination with or into the Company or in which securities of the Company are issued, unless

(A) the stockholders of the Company, immediately before such merger, consolidation, reorganization or other business combination, own directly or indirectly immediately following such merger, consolidation, reorganization or other business combination, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, reorganization or other business combination (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation, reorganization or other business combination,

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation, reorganization or other business combination constitute at least a majority of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the combined voting power of the outstanding voting securities of the Surviving Corporation, or

(C) no Person other than (i) the Company, (ii) any Controlled Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation, reorganization or other business combination was maintained by the Company, the Surviving Corporation, or any Controlled Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation, reorganization or other business combination had Beneficial Ownership of twenty-five percent (25%) or more of the then-outstanding Voting Securities, has Beneficial Ownership of twenty-five percent (25%) or more of the combined voting power of the Surviving Corporation’s then-outstanding voting securities;

A transaction described in clauses (A) through (C) shall herein be referred to as a “Non-Control Transaction”.

(ii) A complete liquidation or dissolution of the Company; or

(iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than (A) any such sale or disposition that results in at least fifty percent (50%) of the Company’s assets being owned by one or more Subsidiaries or (B) a distribution to the Company’s stockholders of the stock of a Subsidiary or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then-outstanding Voting Securities (X) as a result of the acquisition of Voting Securities by the Company that, by reducing the number of Voting Securities outstanding, increases the percentage of the then-outstanding Voting Securities Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this subsection (X)) as a result of the acquisition of Voting Securities by the Company, and after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities and such acquisition increases the percentage of the then-outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur, or (Y) and such Subject Person (1) within fourteen (14) Business Days (or such greater period of time as may be determined by action of the Board) after such Subject Person would otherwise have caused a Change in Control (but for the operation of this clause (Y)), such Subject Person notifies the Board that such Subject Person did so inadvertently, and (2) within seven (7) Business Days after such notification (or such greater period of time as may be determined by action of the

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Board), such Subject Person divests itself of a sufficient number of Voting Securities so that such Subject Person is no longer the Beneficial Owner of more than the permitted amount of the outstanding Voting Securities.

“Clawback Policy” shall have the meaning specified in Section VI.T.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” shall mean a committee of the Board consisting of at least two (2) members, all of whom are Disinterested Directors appointed by the Board to administer the Plan and to perform the functions set forth herein.

“Common Stock” shall mean the Company’s common stock, par value $1.00 per share, or common stock of the Company outstanding upon the reclassification of the Common Stock or any other class or series of common stock, including without limitation by means of any stock split, stock dividend, creation of targeted stock, or other distributions of stock in respect of stock, or any reverse stock split, or by reason of any recapitalization, merger or consolidation of the Company.

“Company” shall mean RadioShack Corporation, a Delaware corporation.

“Controlled Subsidiary” shall have the meaning specified in the definition of Change in Control in Section I.B.

“Disinterested Director” shall mean a director of the Company who is both a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and an “outside director” within the meaning of Code Section 162(m).

“Dividend Equivalent Right” shall mean a right granted with respect to an Award entitling the Awardee to receive the equivalent value of dividends paid on the Shares prior to vesting of the Award. Such Dividend Equivalent Rights shall be converted to cash, additional Shares or a combination of both by such formula, at such time, and subject to such limitations as may be determined by the Committee.

“Effective Date” shall have the meaning specified in Section VI.K.

“Eligible Director” shall mean a member of the Board who is not an employee of the Company or any Subsidiary at the time of grant.

“Eligible Employee” shall mean any officer or key employee of the Company or a Subsidiary, and any consultant or advisor of the Company or a Subsidiary designated by the Committee as eligible to receive Awards, in each case subject to the conditions set forth herein.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean on any date the average of the high and low per Share sales prices of the Shares on such date on the principal national securities exchange on which the Shares are listed or admitted to trading, or if the Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the NASDAQ Stock Market or such other market in which such prices are regularly quoted; provided that if no sales prices or bid or asked quotations have been published with respect to Shares on such date, such prices or quotations for the most recent date on which they have been published shall be used for this purpose; and provided further that if Shares are not then admitted to trading on any national securities exchange, the Fair Market Value shall be the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Code Section 422, and, in the case of a Non-Qualified Stock Option or Stock Appreciation Right, in accordance with Code Section 409A.

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“Full Value Award” shall mean any Award that provides for an Awardee to receive Shares, or the value thereof, other than an Option or a Stock Appreciation Right.

“Incentive Stock Options” shall mean an Option satisfying the requirements of Code Section 422 and designated by the Committee as an Incentive Stock Option.

“Incumbent Board” shall have the meaning specified in the definition of Change in Control in Section I.B.

“Non-Control Acquisition” shall have the meaning specified in the definition of Change in Control in Section I.B.

“Non-Control Transaction” shall have the meaning specified in the definition of Change in Control in Section I.B.

“Non-Qualified Stock Options” shall mean Options that do not qualify as Incentive Stock Options.

“Option” shall mean the right, granted under the Plan, to purchase a specified number of Shares, at a fixed price for a specified period of time.

“Optionee” shall mean a Person to whom an Option has been granted.

“Other Stock Award” shall mean any Award granted under Section III.

“Parent” shall mean any corporation that is a parent corporation (within the meaning of Code Section 424(e)) with respect to the Company.

“Performance Award” shall mean any Award granted under Section V.

“Person” shall have the same meaning as in Section 13(d) or 14(d) of the Exchange Act.

“Plan” shall have the meaning specified in Section I.A.1.

“Prior Plan” shall mean the 1997 Stock Plan, the 1999 Stock Plan, the 2001 Stock Plan, the 2004 Stock Plan or the 2009 Stock Plan.

“Prior Plan Award” shall mean an award granted pursuant to a Prior Plan that was outstanding as of May 16, 2013.

“Proxy Contest” shall have the meaning specified in the definition of Change in Control in Section I.B.

“Repricing” shall have the meaning specified in Section VI.H.

“Restricted Stock Award” shall mean an Award of Shares on which are imposed restrictions on transferability or other stockholder rights, including without limitation restrictions that subject such Award to a “substantial risk of forfeiture” as defined in Code Section 83.

“Restricted Stock Unit Award” shall mean an Award granted pursuant to Section III.B.

“Secretary of the Company” shall mean the duly authorized and appointed secretary of the Company.

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“Section 162(m) Requirements” shall have the meaning specified in Section V.A.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Share Withholding” shall have the meaning specified in Section VI.I.1.

“Shares” shall mean shares of Common Stock.

“Stock Appreciation Right” shall mean a right granted under the Plan to receive an amount equal to the excess of the Fair Market Value of one Share as of the date of exercise of the Stock Appreciation Right over the price per Share specified in the Award Agreement of which it is a part.

“Subject Person” shall have the meaning specified in the definition of Change in Control in Section I.B.

“Subsidiary” shall mean any corporation that is a subsidiary corporation (within the meaning of Code Section 424(f)) with respect to the Company.

“Surviving Corporation” shall have the meaning specified in the definition of Change in Control in Section I.B.

“Ten-Percent Stockholder” shall mean an Eligible Employee, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Code Section 422(b)(6)) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

“Unfunded Deferred Compensation Plan for Directors” shall mean the Second Amended and Restated RadioShack Corporation Unfunded Deferred Compensation Plan for Directors, as amended from time to time and any plan designated as a successor thereto.

“Voting Securities” shall have the meaning specified in the definition of Change in Control in Section I.B.

“Withholding Taxes” shall mean the federal, state, foreign, and local income taxes and other amounts as may be required by law to be withheld.

C.	Scope of Plan and Eligibility

Any Eligible Employee selected by the Committee and any member of the Board selected by the Committee shall be eligible for any Award contemplated under the Plan (except for Incentive Stock Options, which may only be granted to Eligible Employees employed by the Company or a Subsidiary).

D.	Authorization and Reservation

1. Reservation of Shares. The Company shall establish a reserve of 16,700,000 Shares for issuance pursuant to the Plan, provided that additional Shares may be added to such reserve in accordance with the provisions of Section I.D.2. upon the forfeiture, termination or expiration of Prior Plan Awards. The reserve shall represent the total number of Shares that may be issued pursuant to Awards, subject to the last sentence of this Section I.D.1., Section I.D.2., and Section VI.G.1. The reserve may consist of authorized but unissued Shares or of reacquired Shares, or both. Shares subject to Awards granted pursuant to the Plan that are payable in cash, or in a combination of Shares and cash, will not be counted against the reserve unless, and only to the extent, payment of the Award is actually made in Shares. Full Value Awards will be counted against the reserve in a 1.96-to-1 ratio.

2. Shares Available for Additional Awards. Upon the forfeiture, termination, or expiration of an Award or a Prior Plan Award, all Shares subject thereto at the time of such forfeiture, termination, or

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expiration will become available for the granting of additional Awards pursuant to the Plan. Upon such a forfeiture, termination, or expiration, the reserve of Shares available for issuance pursuant to the Plan will be increased in accordance with the same ratio by which the applicable reserve (under the Plan or the Prior Plan pursuant to which the forfeited, terminated or expired Prior Plan Award was granted) was reduced when the Award or Prior Plan Award was granted, based upon the number of Shares subject thereto at the time of such forfeiture, termination, or expiration.

3. Shares Not Available for Additional Awards. Shares (a) that upon the exercise of an Option are tendered by the Optionee to the Company, or withheld by the Company, in full or partial payment of the exercise price of the Option or the Company’s tax withholding obligations in respect of such exercise, (b) subject to a Stock Appreciation Right (to the extent it is exercised and settled in Shares, without regard to the number of Shares actually issued upon the exercise), (c) withheld by or tendered to the Company to satisfy its tax withholding obligations in respect of other types of Awards, or (d) purchased by the Company on the open market with proceeds received by the Company upon the exercise of Options, shall not become available for the granting of additional Awards under the Plan. The provisions of this Section I.D.3. shall apply with respect to both Awards and Prior Plan Awards.

E.	Grant of Awards and Administration of the Plan

1. Indemnification. The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiation for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.

2. Committee Authority. Subject to the terms and conditions set forth herein, the Committee shall have the power from time to time to (i) determine those individuals to whom Awards shall be granted, (ii) determine the number and type of Awards to be granted to each Awardee, (iii) prescribe the terms and conditions (which need not be identical) of each Award, including without limitation the number of Shares and the purchase price per Share subject to each Option and the amount of each Bonus Award, and (iv) amend or modify any Award Agreements consistent with the terms of the Plan.

3. Administration and Interpretation of the Plan. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(a) to construe and interpret the Plan, Awards and Award Agreements and to establish, amend and revoke rules and regulations for the administration of the Plan, including without limitation correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Award Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, the Subsidiaries, the Awardees and all other Persons having any interest therein;

(b) in the absence of a policy concerning leaves of absence, to determine the duration and purposes for leaves of absence that may be granted to an Awardee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(c) to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

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(d) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

4. Maximum Number of Shares. Subject to adjustment as provided for in the Plan, the maximum number of Shares that shall be available for the granting of Awards under the Plan during any fiscal year is 16,700,000. Awards granted in a fiscal year but cancelled during that same year will continue to be applied against the annual limit for that year, despite such cancellation. The maximum number of Shares that may be subject to Awards granted under the Plan to any Awardee during a fiscal year is 5,000,000. The maximum number of Shares that may be subject to Incentive Stock Options, Non-Qualified Stock Options and Stock Appreciation Rights granted under the Plan to any Awardee during a fiscal year is 5,000,000. The maximum number of Shares that may be subject to Incentive Stock Options granted under the Plan is 16,700,000. The limitations provided in this Section I.E.4. shall be subject to adjustment as provided in Section VI.G.

5. Awards to Eligible Directors. Awards may also be granted to Eligible Directors, subject to the limitations of the Plan, pursuant to a written, non-discretionary policy established by the Committee. Such policy shall set forth (i) the types of Award(s) to be granted to the Eligible Directors, (ii) the specific number of Shares to be subject to such Awards, or a number of Shares that is objectively discernible (such as by a formula), (iii) the conditions on which such Awards shall be granted, become exercisable, and/or payable and expire, and (iv) such other terms and conditions as the Committee shall determine in its sole discretion. Awards may also be deferred by Eligible Directors pursuant to their elections, if any, under the Unfunded Deferred Compensation Plan for Directors to the extent permitted by such plan and applicable law.

6. Delegation. To the extent permitted by applicable law, the Committee may delegate its powers and duties under the Plan to one or more members of the Board or one or more officers of the Company or a Subsidiary or a committee of such officers, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion; provided that the Committee shall not delegate its powers and duties under the Plan (i) with regard to officers or directors of the Company or any Subsidiary who are subject to Section 16 of the Exchange Act, or (ii) in such a manner as would cause an Award that otherwise would be exempt from the deduction limitation of Section 162(m) of the Code as qualified performance-based compensation not to comply with the requirements for such exemption.

Section II.

Stock Options

A.	Description

The Committee may grant Incentive Stock Options and/or Non-Qualified Stock Options to Eligible Employees under the Plan; provided that Incentive Stock Options shall only be granted to Eligible Employees who are employees of the Company or a Subsidiary at the time the Incentive Stock Option is granted. The Committee may grant Non-Qualified Stock Options to Eligible Directors under the Plan. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees and Eligible Directors who will receive Options, the terms and conditions of which shall be set forth in an Award Agreement.

B.	Terms and Conditions of Options

1. Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Award Agreement; provided that the purchase price per Share under each Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the

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Incentive Stock Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and the purchase price per Share under each Non-Qualified Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Non-Qualified Stock Option is granted.

2. Maximum Duration. Options shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Non-Qualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

3. Vesting. Subject to Section II.B.6., an Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Award Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

4. Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person, by facsimile, electronic means, or by mail to such Person and location as may be designated by the Secretary of the Company, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise by any one or a combination of the following: (i) cash (including without limitation by means of a same-day-sale exercise) or (ii) transferring Shares to the Company upon such terms and conditions as determined by the Committee. Notwithstanding the foregoing, the Committee shall have sole discretion to determine at the time of grant of each Option or at any later date (up to and including the date of exercise) the form of payment acceptable in respect of the exercise of such Option. The written notice pursuant to this Section II.B.4. may also provide instructions from the Optionee to the Company that upon receipt of the purchase price in cash from the Optionee’s broker or dealer, that has been approved by the Company, designated as such on the written notice, in payment for any Shares purchased pursuant to the exercise of an Option, the Company shall issue such Shares directly to the designated broker or dealer that has been approved by the Company. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Award Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Award Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

5. Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee or his designated broker or dealer (or through direct registration system described in Section VI.B.2.) that has been approved by the Company and (iii) the Optionee’s name or the name of his designated broker or dealer that has been approved by the Company shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

6. Effect of Change in Control on Options. An Award Agreement evidencing an Option shall include such provisions as the Committee determines are appropriate under the circumstances,

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including without limitation special provisions relating to a Change in Control. In the event of a Change in Control, in its sole discretion the Committee may, no later than the effective date of the Change in Control, require any Optionee to surrender his or her Option or portion thereof that has not been exercised in exchange for a cash payment in an amount equal to (A) the excess of the value of the consideration received for each Share by holders of Shares in connection with such Change in Control, as determined in the sole discretion of the Committee, over the per Share exercise price of the Option, multiplied by (B) the number of Shares subject to the Option or the unexercised portion thereof. In the event an Optionee’s employment with, or service as an Eligible Director, consultant or other advisor of, the Company terminates following a Change in Control, each Option held by the Optionee that was exercisable as of the date of termination of the Optionee’s employment or service shall remain exercisable for a period ending not before the earlier of (A) the first annual anniversary of the termination of the Optionee’s employment or service (three (3) months following termination of the Optionee’s employment in the case of an Incentive Stock Option) or (B) the expiration of the stated term of the Option.

7. Limitations on Incentive Stock Options. To the extent the aggregate Fair Market Value (determined as of the dates the respective Incentive Stock Options are granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company, a Parent and the Subsidiaries exceeds $100,000, such excess Incentive Stock Options shall be treated as Options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with the applicable provisions of the Code, which of an Optionee’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Optionee of such determination as soon as practicable after such determination.

Section III.

Other Stock Awards

In addition to Options, the Committee may grant Other Stock Awards payable in Shares, cash or a combination of both to Eligible Employees and Eligible Directors, upon such terms and conditions as the Committee or Board may determine, subject to the provisions of the Plan. Other Stock Awards may include, without limitation, the following types of Awards:

A.	Restricted Stock Awards

1. Restrictions; Forfeiture. The Committee may grant Restricted Stock Awards, each of which consists of a grant of Shares. Restricted Stock Awards shall be subject to terms and conditions determined by the Committee in its sole discretion as well as to the provisions of the Plan. The Shares granted will be restricted and may not be sold, pledged, transferred or otherwise disposed of until the lapse or release of restrictions in accordance with the terms of the Award Agreement and the Plan. Prior to the lapse or release of restrictions, all Shares that are the subject of a Restricted Stock Award are subject to forfeiture as set forth in the Award Agreement. Shares issued pursuant to a Restricted Stock Award will be issued for no monetary consideration. Each Restricted Stock Award granted pursuant to this Section III.A. shall be subject to a written Award Agreement with the Company, the terms of which may differ from other Award Agreements. In such Award Agreement, the Awardee shall agree to be bound by the terms and conditions of the Plan, the Restricted Stock Award granted pursuant thereto, and such other matters as the Committee deems appropriate.

2. Dividends. At the time a Restricted Stock Award is granted, the Committee may, in its sole discretion, determine that the payment to the Awardee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the

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restrictions imposed upon such Shares and (ii) held by the Company for the account of the Awardee until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held in the same manner as Shares subject to a Restricted Stock Award) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its sole discretion, may determine. Payment of deferred dividends in respect of Restricted Stock Awards (whether held in cash or in the same manner as Shares subject to Restricted Stock Awards), together with interest accrued thereon, if any, shall be made to the Awardee upon the lapsing of restrictions imposed on the Shares in respect of which deferred dividends were paid and in no event later than a date that is two and one-half (2 1/2) months after the calendar year in which such restrictions lapse. Any dividends deferred (together with any interest accrued thereon) in respect of any Restricted Stock Award shall be forfeited upon the forfeiture of Shares subject to the Restricted Stock Award.

B.	Restricted Stock Unit Awards

The terms and conditions of Restricted Stock Unit Awards granted under this Section III.B. may differ from one another as the Committee shall, in its sole discretion, determine. A Restricted Stock Unit Award is an Award denominated in Shares that may be settled either in Shares, cash or a combination of both, in the sole discretion of the Committee. Awardees of Restricted Stock Unit Awards do not have the right to vote or to receive dividends during the restricted period (although if dividends were to be paid on the Shares, the terms of the Awards could provide for Dividend Equivalent Rights to be accrued or payable in cash). Restricted Stock Unit Awards may not be sold, assigned or transferred during the restricted period. Each Restricted Stock Unit Award awarded pursuant to this Section III.B. shall be subject to a written Award Agreement with the Company, the terms of which may differ from other Award Agreements. In such Award Agreement, the Awardee shall agree to be bound by the terms and conditions of the Plan, the Restricted Stock Unit Award granted pursuant thereto, and such other matters as the Committee deems appropriate.

C.	Dividend Equivalent Rights

Any Eligible Employee or Eligible Director selected by the Committee may be granted Dividend Equivalent Rights based on the dividends declared on the Shares that are subject to any Award (other than Options or Stock Appreciation Rights), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests, is settled or expires, as determined by the Committee. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee; provided that Dividend Equivalent Rights with respect to Shares subject to Awards that vest upon attainment of specific performance goals shall not be paid prior to the vesting date of such Awards. Notwithstanding anything in the Plan to the contrary, Dividend Equivalent Rights may not be granted with respect to Shares that are subject to an Option or a Stock Appreciation Right.

D.	Stock Appreciation Rights

The Committee may, in its sole discretion, grant Stock Appreciation Rights to Eligible Employees or Eligible Directors. Subject to the provisions of the Plan, the Committee in its sole discretion shall determine the terms and conditions of the Stock Appreciation Rights. Each Stock Appreciation Right granted pursuant to this Section III.D. shall be subject to a written Award Agreement with the Company, the terms of which may differ from other Award Agreements. Each Stock Appreciation Right shall entitle the holder thereof to elect, prior to its cancellation or termination, to exercise such Stock Appreciation Right and receive either cash or Shares, or both, as the Committee may determine, in an aggregate amount equal in value to (i) the excess of the Fair Market Value of a Share on the date of such election over the exercise price per Share of the Stock Appreciation Right, multiplied by (ii) the

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number of Shares subject to the Stock Appreciation Right. The exercise price per Share of any Stock Appreciation Rights shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price per Share of each Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted. The term of any Stock Appreciation Right shall not exceed ten (10) years.

E.	Effect of Change in Control on Other Stock Awards

An Award Agreement evidencing an Other Stock Award shall include such provisions as the Committee determines are appropriate under the circumstances, including without limitation special provisions relating to a Change in Control.

F.	Vesting

Subject to Section III.E., an Other Stock Award shall vest in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Award Agreement; provided that (a) if an Other Stock Award is a Full Value Award that vests upon attainment of specific performance goals, none of them may be goals that can be satisfied in less than one year, and (b) if an Other Stock Award is a Full Value Award subject to time-based vesting, the Award shall vest in installments (which need not be equal) over a period of time designated by the Committee and set forth in the Award Agreement, which period may not be less than three years; and provided further that Award Agreements in respect of Other Stock Awards may provide that the Award vests upon the disability, death, or retirement of the Awardee.

Section IV.

Bonus Awards

A.	Bonus Awards.

The Committee may grant Bonus Awards under the Plan. A Bonus Award shall provide for the payment of a cash bonus upon the achievement of specified performance goals (or if provided for in the applicable Award Agreement, the issuance of a number of Shares having an aggregate Average Fair Market Value, determined as of the last day of the performance period applicable to the Bonus Award, equal to the amount of the cash bonus payable to the Awardee upon attainment of the performance goals). A Bonus Award may or may not be a Performance Award, as provided in the applicable Award Agreement. Each grant of a Bonus Award shall be evidenced by an Award Agreement that shall specify the terms, conditions, restrictions and limitations that apply to the Bonus Award (which need not be identical among the Persons to whom such Awards are made). The maximum amount that may be paid pursuant to a Bonus Award that provides for a performance period of one fiscal year of the Company, if such Bonus Award is intended to satisfy the Section 162(m) Requirements, is $5,000,000 in cash or a number of Shares having an aggregate Average Fair Market Value equal to $5,000,000 (determined as of the last day of the performance period applicable to the Bonus Award); provided that such maximum amount with respect to a Bonus Award that provides for a performance period longer than one fiscal year shall be the foregoing limit multiplied by the number of full fiscal years in the performance period.

Section V.

Performance Awards

A.	General

The Options and Stock Appreciation Rights granted pursuant to the Plan are granted under terms that are designed to provide for the payment of qualified performance-based compensation within the

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meaning of Treasury Regulation section 1.162-27(e). In addition, at the time of the grant of any other Award, the Committee may, in its sole discretion, and subject to the limitations on Shares and amounts applicable thereto, designate such Award to be a Performance Award that is intended to satisfy the requirements for the payment of qualified performance-based compensation within the meaning of Treasury Regulation section 1.162-27(e) (such requirements, the “Section 162(m) Requirements”). The compensation payable under Performance Awards shall be provided or paid solely on account of the attainment of one or more pre-established, objective performance goals during a specified performance period that shall not be shorter than one year, and shall comply with the Section 162(m) Requirements.

B.	Terms and Conditions

Each Award Agreement embodying a Performance Award shall set forth (a) the amount, including a target and maximum amount if applicable, an Awardee may earn in the form of cash or Shares or a formula for determining such amount, (b) the performance measures and performance goals that shall determine the amount payable or number of Shares to be granted, issued, retained and/or vested, (c) the performance period over which performance is to be measured, (d) the timing of any payments to be made, (e) restrictions on the transferability of the Award and (f) such other terms and conditions as the Committee may determine that are not inconsistent with the Plan or the Section 162(m) Requirements.

C.	Pre-established Goals

The performance goal or goals for a Performance Award shall be established in writing by the Committee based on one or more performance goals as set forth in Section V.D. not later than 90 days after commencement of the performance period with respect to such Award, provided that the outcome of the performance in respect of the goal or goals remains substantially uncertain as of such time. At the time of the grant of a Performance Award, and to the extent permitted under Code Section 162(m) and the Treasury regulations and other guidance promulgated thereunder, the Committee may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences.

D.	Performance Measures

The performance measure(s) to be used for purposes of determining whether the performance goals included in Performance Awards have been met, and such goals, shall be set in the Committee’s sole discretion, and such goals may be described in terms of objectives that are related to the individual Awardee or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the Awardee is employed or with respect to which the Awardee performs services, and may consist of one or more or any combination of the following criteria:

(a) average inventory,

(b) cash balance,

(c) comparable store sales percentage,

(d) days payable outstanding,

(e) days sales outstanding,

(f) earnings per Share,

(g) EBITDA,

(h) free cash flow,

(i) gross margin,

(j) gross profit,

(k) in-stock percentage,

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(l) inventory shrinkage,

(m) inventory turnover,

(n) net profit before bonuses,

(o) net working capital,

(p) net income,

(q) operating income (before income taxes),

(r) private label penetration percentage,

(s) profit margin,

(t) return on assets,

(u) return on equity,

(v) return on invested capital,

(w) sales,

(x) selling, general and administrative expenses,

(y) stock price,

(z) stock price compared to a peer group of companies,

(aa) total stockholder return, and

(bb) wholesale EBITDA.

These performance measures may be applied to an Awardee, the Company as a whole, or a relevant portion of the Company’s operations. The performance goals established using these performance measures may be expressed on an absolute or a relative basis, and may employ comparisons based on internal targets or the performance of other companies, or the historical performance of the Company or any of its operating units or divisions. Any earnings-based performance measures may use comparisons related to capital, stockholder’s equity, Shares outstanding, assets or net assets.

E.	Certification and Negative Discretion

Prior to the payment of any compensation pursuant to a Performance Award, the Committee shall certify the extent to which the performance goals and other material terms of the Award have been achieved or satisfied. The Committee in its sole discretion shall have the authority to reduce, but not to increase, the amount payable in cash and the number of Shares to be granted, issued, retained or vested pursuant to a Performance Award.

Section VI.

Other Governing Provisions

A.	Transferability

Unless otherwise provided by the Committee, no Award shall be transferable by the Awardee to whom granted otherwise than by will or the laws of descent and distribution. In no event may an Award be transferred for value. An Option or Stock Appreciation Right may be exercised during the lifetime of such Awardee only by the Awardee or his or her guardian or legal representative. The terms of such Option or Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Awardee.

B.	Rights as a Stockholder and Direct Registration of Shares

1. Rights as a Stockholder. An Awardee of an Award that may result in the acquisition of Shares by the Awardee shall have no rights as a stockholder as a result of receiving the Award until the issuance of a certificate for such Shares or uncertificated Shares in the direct registration system, and no adjustment other than as stated herein shall be made for dividends or other rights for which the record date is prior to the issuance of such Shares. With respect to Restricted Stock Awards, Awardees shall have such rights as a stockholder as may be set forth in the Award Agreement.

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2. Direct Registration of Shares. Notwithstanding anything in the Plan to the contrary, the Company in its sole discretion may issue Shares or Restricted Stock Awards hereunder pursuant to the direct registration system, and, in lieu of the issuance of certificated Shares or Restricted Stock Awards, may issue uncertificated Shares or Restricted Stock Awards, respectively, to the account of Awardee. Any references to Share or Restricted Stock Award certificates shall, in such event, be deemed to refer to uncertificated Shares or Restricted Stock Awards, as the case may be.

C.	General Conditions of Awards

No Eligible Employee shall have any rights with respect to the Plan, the Shares reserved or in any Award, contingent or otherwise, until an Award Agreement shall have been delivered to the Awardee and all of the terms, conditions and provisions of the Plan applicable to such Awardee shall have been met.

D.	Reservation of Rights of Company

Neither the establishment of the Plan nor the granting of an Award shall confer upon any Eligible Employee any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate such employment at any time. No Award shall be deemed to be salary or compensation for the purpose of computing benefits under any employee benefit, pension or retirement plans of the Company or any Subsidiary, unless the Committee shall determine otherwise.

E.	Acceleration and Delay

The Committee may, in its sole discretion, accelerate or delay the vesting, distribution of Shares, or date of exercise of any Awards except to the extent such acceleration or delay will result in the imposition of the additional tax described in Code Section 409A(a)(1)(B)(i)(II) because of failure to satisfy the requirements of Code Section 409A and the regulations and guidance issued thereunder.

F.	Employment, Disability, Death, or Retirement

Restrictions upon Awards shall lapse at such time or times and on such terms and conditions applicable to such Awards upon initial employment, termination of employment, disability, death, retirement or other event in respect of the Awardee as the Committee may determine, within its sole discretion, at the time an Award is granted or thereafter. In the case of an Award intended to satisfy the Section 162(m) Requirements, the Committee shall exercise its discretion consistent with the continued satisfaction of such requirements.

G.	Adjustment Upon Change in Capitalization.

1. Adjustment of Number and Type of Securities. In the event of a Change in Capitalization, the Committee shall conclusively determine in its sole discretion the appropriate adjustments, if any, to the (i) maximum number and class of Shares or other stock or securities with respect to which Awards may be granted, (ii) the number and class of Shares or other stock or securities that are subject to outstanding Awards, and the per share exercise or purchase price therefor, if applicable, and (iii) the maximum number and class of Shares or other stock or securities with respect to which Awards may be granted to any Eligible Employee in any fiscal year of the Company.

2. Code Compliance. Any such adjustment in the Shares or other stock or securities subject to outstanding Incentive Stock Options (including without limitation any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Code Section 424(h)(3) and only to the extent otherwise permitted by Code Sections 422 and 424. Any such adjustments to a Non-Qualified Stock Option or a Stock Appreciation Right shall comply with the requirements of the regulations under Code Section 409A.

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3. Continuing Compliance. If, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance measures that were applicable to the Shares subject to the Option prior to such Change in Capitalization.

H.	Modification, Substitution, and Repricing

The Committee may, in its sole discretion, modify outstanding Awards or accept the surrender of outstanding Awards (to the extent not exercised) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations of the Awardee under the Award without the Awardee’s consent. Without the prior approval of the Company’s stockholders, the Company will not effect a “repricing” (as defined below) of any Awards. For purposes of the immediately preceding sentence, a “repricing” shall be deemed to mean any of the following actions or any other action having the same effect: (a) the lowering of the purchase price of an Award after it is granted; (b) the cancelling of an Award in exchange for another Award at a time when the purchase price of the cancelled Award exceeds the Fair Market Value of the underlying Shares (unless the cancellation and exchange occurs in connection with a merger, consolidation, reorganization, acquisition, spin-off or other similar corporate transaction); (c) the purchase of an Award for cash or other consideration at a time when the purchase price of the purchased Award exceeds the Fair Market Value of the underlying Shares (unless the purchase occurs in connection with a merger, consolidation, reorganization, acquisition, spin-off or other similar corporate transaction); or (d) an action that is treated as a repricing under generally accepted accounting principles.

I.	Withholding of Taxes

1. Share Withholding. The Company shall have the right to deduct from any distribution of cash to any Awardee, an amount equal to the Withholding Taxes with respect to the receipt of any Award. If an Awardee is to experience a taxable event in connection with the receipt of a payment in Shares (including without limitation payment in Shares upon exercise of a Stock Appreciation Right) or Option exercise, the Company shall withhold a portion of the Shares then issuable to him or her having an aggregate Fair Market Value as of the date the tax is to be determined equal to the Withholding Taxes (a “Share Withholding”). The Committee may, by the adoption of rules or otherwise, (i) modify the provisions of this Section VI.I.1. or impose such other restrictions or limitations on Share Withholdings as may be necessary to ensure that the Share Withholdings will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Share Withholdings to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

2. Notice of Certain Dispositions. If an Optionee makes a disposition, within the meaning of Code Section 424(c) and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days after such disposition, notify the Company thereof, by delivery of written notice to the Secretary of the Company.

3. Tax Bonuses. The Committee shall have the authority, at the time of grant of a Restricted Stock Award, an Option, or a Stock Appreciation Right, or at any time thereafter, to award tax bonuses to designated Awardees, to be paid upon their vesting or exercise, as the case may be, except as would cause an Awardee to be subject to Code Section 409A. The amount of any such payments shall be

16

determined by the Committee. The Committee shall have full authority in its sole discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereof.

J.	No Representation, Warranty or Covenant Regarding Tax Effect or Qualification

No opinion is expressed nor warranties made as to the tax effects of any Award under federal, foreign, state or local laws or regulations. Although the Company may endeavor to (i) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Code Section 422) or (ii) avoid adverse tax treatment (e.g., under Code Section 409A), the Company makes no representation or warranty to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in the Plan, including Section VI.P., notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards.

K.	Effective Date; Termination and Amendment of Plan

The effective date of the Plan shall be March 25, 2013, the date of its adoption by the Board (“Effective Date”). The Plan shall terminate on the day preceding the tenth anniversary of the Effective Date and no Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided that:

(a) No such amendment, modification, suspension or termination shall impair or adversely alter the rights of any Awardee under any previously-granted Award, except with the consent of the Awardee, nor shall any amendment, modification, suspension or termination deprive any Awardee of any Shares he or she may have acquired through or as a result of the Plan;

(b) No such amendment or modification shall cause any benefit provided or payable under an Award that is intended to comply with or be exempt from Code Section 409A, or intended to be qualified performance-based compensation within the meaning of Treasury Regulation section 1.162-27(e), to fail to comply with or be exempt from Code Section 409A or to fail to be qualified performance-based compensation within the meaning of Treasury Regulation section 1.162-27(e), respectively; and

(c) To the extent necessary under applicable law or listing standards, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and listing standards.

L.	Construction of Plan

The place of administration of the Plan shall be in the State of Texas and the validity, construction, interpretation, administration and effect of the Plan, and of all rules, regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Texas, without giving regard to the conflict of laws provisions thereof.

M.	Choice of Venue

Any legal action against the Plan, the Company, a Subsidiary, the Committee or Board may only be brought in the state courts in Tarrant County, Texas and/or the United States District Court in the Northern District of Texas (Fort Worth Division).

N.	Unfunded Nature of Plan

The Plan, insofar as it provides for cash payments, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be awarded under the Plan. Any liability of

17

the Company to any Person with respect to any Award shall be based solely upon the contractual obligations created by the terms of the Award Agreement evidencing the Award. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

O.	Successors

All obligations of the Company under the Plan and Award Agreements shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, reorganization, acquisition, spin-off or other similar corporate transaction with respect to all or substantially all of the business and/or assets of the Company.

P.	Compliance with Code Section 409A

Except as provided in Section VI.J., to the extent the Committee determines that any Award is subject to Code Section 409A, the Award Agreement evidencing the Award shall incorporate the terms and conditions required by Code Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Code Section 409A and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Code Section 409A and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

Q.	Eligible Employees Employed in Foreign Jurisdictions

In order to enable Eligible Employees who are foreign nationals or employed outside the United States, or both, to receive Awards, the Committee may adopt such amendments, administrative policies, subplans and the like as may be necessary or advisable, in the Committee’s sole discretion to effectuate the purposes of the Plan and achieve favorable tax treatment of Awards under the laws of the applicable foreign jurisdiction without otherwise violating the terms of the Plan.

R.	Regulations and Other Approvals

1. Compliance with Laws. The obligation of the Company to sell or deliver Shares with respect to Awards shall be subject to all applicable laws, rules and regulations, including without limitation all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies or stock exchanges as may be deemed necessary or appropriate by the Committee.

2. Rule 16b-3. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act, and the Committee shall interpret and administer the provisions of the Plan and Award Agreements in a manner consistent therewith. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan.

3. Changes to Secure Tax Benefits. The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Employees granted Awards the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

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4. Listing and Registration. Each Award is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award, no Award shall be granted, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee, or the grant of the Award is conditioned upon effectuation of such listing, registration, qualification, consent or approval.

5. Certain Restrictions on Transfer. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, in the event the disposition of Shares acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Award, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately legended to reflect their status as restricted securities as aforesaid (or shall be legended as restricted securities in the direct registration system).

S.	Non-Exclusivity of the Plan

The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangements or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the granting of options or other types of stock awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

T.	Clawback Policy

Notwithstanding anything contained herein to the contrary, Awards granted pursuant to the Plan shall be subject to the Company’s clawback policy, which has been previously approved by the Board and is incorporated herein by reference (the “Clawback Policy”). The Clawback Policy may be amended from time to time, or terminated, by the Board or the Committee.

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® Radio Shack® CORPORATION 1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 ? x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0000171337_1 R1.0.0.51160 RADIOSHACK CORPORATION 300 RADIOSHACK CIRCLE MAIL STOP CF4-324 FORT WORTH, TX 76102 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (EDT) the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (EDT) the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Against Abstain 1a. Robert E. Abernathy 1b. Frank J. Belatti 1c. Julie A. Dobson 1d. Daniel R. Feehan 1e. H. Eugene Lockhart 1f. Joseph C. Magnacca 1g. Jack L. Messman 1h. Thomas G. Plaskett 1i. Edwina D. Woodbury The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. Ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of RadioShack Corporation to serve for the 2013 fiscal year. 3. Adopt the 2013 Omnibus Incentive Plan. 4. Non-binding, advisory vote to approve executive compensation. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. For address change/comments, mark here. (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting

(R) RadioShack(R) CORPORATION MAIL STOP CF4-324 300 Radio Shack Circle Fort Worth, Texas 76102-1964 Annual Meeting Admission Ticket 2013 Annual Meeting of Shareholders 10 a.m (CDT), Thursday, May 16, 2013 Norris Conference Centers Red Oak Ballromm, 304 Houston Street Fort Worth, texas 76102 Please present this admission ticket to gain admittance to the meeting. This ticket admits only the shareholder listed on the reverse side and is not transferable. Admission Ticket (Not Trasferable) This year’s annual meeting of shareholders will be held at the Norris Conference Centers, Red Oak, Ballroom, 304 Houston Street, Fort Worth, Texas 76102. Driving directions and map (including parking lot locations) are available on the website www.norriscenters.com (Select “Driving Directions” and then “Fort Worth/Sundance Square”). Attendees should locate the appropriate parking lot and bring their parking ticket for validation. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com . THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON MAY 16, 2013 The undersigned holder of common stock of RadioShack Corporation hereby appoints Daniel R. Feehan, Joseph C. Magnacca, Frank J. Belatti, H. Eugene Lockhart and Edwina D. Woodbury, and each or any of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of the Company held by the undersigned at the Annual Meeting of Shareholders of RadioShack Corporation at Fort Worth, Texas on May 16, 2013, or any resumption of the Annual Meeting after any adjournment or postponement thereof, as indicated on this proxy, and in their discretion on any other matters that may properly come before the meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be voted in accordance with the recommendations of the Board of Directors. TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, SIGN ON THE REVERSE SIDE - NO BOXES NEED TO BE CHECKED. If you vote by telephone or the Internet, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 11:59 p.m. (EDT) on May 15, 2013. THANK YOU FOR VOTING R1.0.0.51160 Address change/comments: 2 _ 0000171337 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) IMPORTANT - This Proxy must be signed and dated on the reverse side.